Financial Statements

Years ended December 31, 2015 and 2014

FINANCIAL STATEMENTS Year ended December 31, 2015 and 2014

Index

1.	Independent Auditors’ Report	3
2.	Balance Sheets	5
3.	Statements of Income	7
4.	Statements of Comprehensive Income	8
5.	Statements of Changes in Shareholders’ Equity	9
6.	Statements of Cash Flows	10
7.	Statements of Added Value	11
8.	Management Report	12
9.	Explanatory Notes to the Financial Statements	36
10.Opinion of the Fiscal Council		159
11.Opinion of the Audit Committee		161
12.Opinion of the Executive Board		162

A free translation from Portuguese into English of Independent Auditor´s Report on financial statements prepared in accordance with the accounting practices adopted in Brazil and International Financial Reporting Standards (IFRS)

INDEPENDENT AUDITOR’S REPORT ON FINANCIAL STATEMENTS

The Shareholders and Officers

BRF S.A.

Itajaí - SC

We have audited the accompanying individual and consolidated financial statements of BRF S.A., identified as Parent Company and Consolidated, which comprise the balance sheet as at December 31, 2015, and the statements of income, comprehensive income, changes in equity and cash flows for the year then ended, and a summary of significant accounting policies and other explanatory information.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of the individual and consolidated financial statements in accordance with the accounting practices adopted in Brazil and International Financial Reporting Standards (IFRS), as issued by the International Accounting Standards Board (IASB), as well as for the internal controls management determined as necessary to enable the preparation of these financial statements that are free from material misstatement, whether due to fraud or error.

Independent auditors’ responsibility

Our responsibility is to express an opinion on these financial statements based on our audit, conducted in accordance with the Brazilian and International Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the preparation and fair presentation of the Company’s financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the individual and consolidated financial statements referred to above present fairly, in all material respects, the individual and consolidated financial position of BRF S.A. as of December 31, 2015, and the individual and consolidated results of its operations and its cash flows for the year then ended in accordance with the accounting practices adopted in Brazil and International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

A free translation from Portuguese into English of Independent Auditor´s Report on financial statements prepared in accordance with the accounting practices adopted in Brazil and International Financial Reporting Standards (IFRS)

Other matters

Statements of valued added

We have also audited the individual and consolidated statements of value added for the year ended December 31, 2015, prepared under the responsibility of the Company´s management, which presentation is required by the Brazilian Corporate Law for public companies, and as supplemental information by IFRS, which do not require the presentation of the statement of value added. These statements have been subject to the same audit procedures previously described and, in our opinion, are fairly presented, in all material respects, in relation to the financial statements taken as a whole.

São Paulo, February 25, 2016.

ERNST & YOUNG

Auditores Independentes S.S.

CRC-2SP015199/F-6

Antonio Humberto Barros dos Santos                      Patricia Nakano Ferreira

Accountant CRC-1SP161745/O-3                           Accountant CRC-1SP234620/O-4

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BRF S.A.

BALANCE SHEETS

		Parent company		Consolidated
ASSETS	Note	12.31.15	12.31.14	12.31.15	12.31.14
CURRENT ASSETS
Cash and cash equivalents	7	845,085	1,979,357	5,362,890	6,006,942
Marketable securities	8	197,807	283,623	734,711	587,480
Trade accounts receivable, net	9	4,948,745	4,663,193	3,876,308	3,046,871
Notes receivable	9	281,516	170,029	303,716	215,067
Interest on shareholders' equity receivable	30	23,138	13,369	21,586	10,248
Inventories	10	2,703,330	2,204,822	4,032,911	2,941,355
Biological assets	11	1,322,317	1,122,350	1,329,861	1,130,580
Recoverable taxes	12	1,074,175	914,720	1,231,759	1,009,076
Other financial assets	22	118,680	42,922	129,387	43,101
Restricted cash	16	-	-	1,346,274	-
Other current assets		665,582	501,549	778,198	539,518
		12,180,375	11,895,934	19,147,601	15,530,238

Assets of discontinued operations and held for sale	13	32,442	1,957,565	32,448	1,958,007
Total current assets		12,212,817	13,853,499	19,180,049	17,488,245

NON-CURRENT ASSETS
Marketable securities	8	456,038	62,104	456,038	62,104
Trade accounts receivable, net	9	4,133	6,486	4,133	7,706
Notes receivable	9	228,090	336,815	230,781	361,673
Recoverable taxes	12	942,147	898,174	968,705	912,082
Deferred income and social contribution taxes	14	1,248,880	751,932	1,255,976	714,015
Judicial deposits	15	725,324	612,286	732,106	615,719
Biological assets	11	760,267	681,823	761,022	683,210
Restricted cash	16	479,828	115,179	479,828	115,179
Other non-current assets		199,421	310,557	206,821	317,387
Investments in associates and joint ventures	17	7,210,114	3,999,729	185,892	438,423
Property, plant and equipment, net	18	10,100,986	9,424,609	10,915,752	10,059,349
Intangible	19	3,451,557	3,445,090	5,010,911	4,328,643
Total non-current assets		25,806,785	20,644,784	21,207,965	18,615,490

TOTAL ASSETS		38,019,602	34,498,283	40,388,014	36,103,735

See accompanying notes to the financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BRF S.A.

BALANCE SHEETS

		Parent company			Consolidated
LIABILITIES	Note	12.31.15	12.31.14	12.31.15	12.31.14
CURRENT LIABILITIES
Short-term debt	20	2,525,646	2,601,022	2,628,179	2,738,903
Trade accounts payable	21	4,024,725	3,136,860	4,744,993	3,522,207
Supply chain finance	31	1,174,594	455,120	1,174,594	455,120
Payroll and related charges		399,450	378,093	477,935	427,058
Tax payable		196,780	216,256	353,278	299,951
Interest on shareholders' equity	27	518,450	430,909	518,450	430,909
Employee and management profit sharing		264,633	374,575	296,292	395,767
Other financial liabilities	22	619,874	216,057	666,602	257,438
Provision for tax, civil and labor risks	26	223,766	233,636	231,389	242,974
Pension and other post-employment plans	25	67,264	56,096	67,264	56,096
Advances from related parties	30	17,492	16,403	-	-
Other current liabilities		317,524	159,918	462,137	234,439
		10,350,198	8,274,945	11,621,113	9,060,862
Liabilities of discontinued operations	13	-	508,264	-	508,264
Total current liabilities		10,350,198	8,783,209	11,621,113	9,569,126

NON-CURRENT LIABILITIES
Long-term debt	20	11,054,455	7,429,599	12,551,104	8,850,432
Tax payable		7,581	6,005	25,990	25,902
Provision for tax, civil and labor risks	26	957,149	919,446	974,460	942,759
Deferred income and social contribution taxes	14	-	-	188,320	90,184
Liabilities with related parties	30	36,567	19,738	-	-
Advances from related parties	30	1,171,440	796,860	-	-
Pension and other post-employment plans	25	231,780	257,974	231,780	257,974
Other non-current liabilities		693,655	694,975	959,394	677,415
Total non-current liabilities		14,152,627	10,124,597	14,931,048	10,844,666

SHAREHOLDERS' EQUITY	27
Capital		12,460,471	12,460,471	12,460,471	12,460,471
Capital reserves		6,978	109,446	6,978	109,446
Income reserves		6,076,775	3,945,825	6,076,775	3,945,825
Treasury shares		(3,947,933)	(304,874)	(3,947,933)	(304,874)
Other comprehensive loss		(1,079,514)	(620,391)	(1,079,514)	(620,391)
Equity attributable to interest of controlling shareholders		13,516,777	15,590,477	13,516,777	15,590,477
Equity attributable to non-controlling interest		-	-	319,076	99,466
Total shareholders' equity		13,516,777	15,590,477	13,835,853	15,689,943

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY		38,019,602	34,498,283	40,388,014	36,103,735

See accompanying notes to the financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BRF S.A.

STATEMENTS OF INCOME

		Parent company		Consolidated
	Note	12.31.15	12.31.14	12.31.15	12.31.14
CONTINUED OPERATIONS
NET SALES	32	26,725,791	25,934,135	32,196,601	29,006,843
Cost of sales	36	(19,740,350)	(18,901,439)	(22,107,692)	(20,497,430)
GROSS PROFIT		6,985,441	7,032,696	10,088,909	8,509,413
OPERATING INCOME (EXPENSES)
Selling expenses	36	(3,912,289)	(3,654,697)	(4,805,931)	(4,216,500)
General and administrative expenses	36	(313,105)	(289,388)	(506,097)	(402,054)
Other operating expenses, net	34	(361,495)	(338,743)	(444,667)	(438,110)
Income from associates and joint ventures	17	3,116,292	673,343	(103,804)	25,570
OPERATING INCOME		5,514,844	3,423,211	4,228,410	3,478,319
Financial expenses	35	(4,405,164)	(1,755,007)	(5,025,455)	(2,571,454)
Financial income	35	1,420,166	780,366	3,355,313	1,580,756
INCOME BEFORE TAXES		2,529,846	2,448,570	2,558,268	2,487,621
Current	14	25,953	(77,467)	(17,085)	(117,361)
Deferred	14	372,283	(235,889)	406,587	(235,205)
INCOME FROM CONTINUED OPERATIONS		2,928,082	2,135,214	2,947,770	2,135,055
DISCONTINUED OPERATIONS

INCOME FROM DISCONTINUED OPERATIONS	13	183,088	89,822	183,088	89,822
NET PROFIT		3,111,170	2,225,036	3,130,858	2,224,877

Attributable to
Controlling shareholders		3,111,170	2,225,036	3,111,170	2,225,036
Non-controlling interest		-	-	19,688	(159)
		3,111,170	2,225,036	3,130,858	2,224,877
EARNINGS PER SHARE
Earnings per share - basic		842,000,012	870,412,068	842,000,012	870,412,068
Weighted average shares outstanding - basic	28	3.69498	2.55630	3.71836	2.55612
Earning per share - diluted		842,401,821	870,823,776	842,401,821	870,823,776
Weighted average shares outstanding - diluted	28	3.69321	2.55509	3.71659	2.55491

EARNINGS PER SHARE FROM CONTINUED OPERATIONS
Earnings per share - basic		842,000,012	870,412,068	842,000,012	870,412,068
Weighted average shares outstanding - basic	28	3.47753	2.45311	3.50091	2.45292
Earning per share - diluted		842,401,821	870,823,776	842,401,821	870,823,776
Weighted average shares outstanding - diluted	28	3.47587	2.45195	3.49924	2.45176

See accompanying notes to the financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BRF S.A.

STATEMENTS OF COMPREHENSIVE INCOME

		BR GAAP		BR GAAP and IFRS
		Parent company		Consolidated
	Note	12.31.15	12.31.14	12.31.15	12.31.14
Net Profit		3,111,170	2,225,036	3,130,858	2,224,877
Other comprehensive income
Gain (loss) on foreign currency translation adjustments		184,872	(120,337)	184,872	(120,337)
Unrealized gain (loss) on available for sale marketable securities	8	10,592	(11,931)	10,592	(11,931)
Taxes on unrealized gains (losses) on available for sale securities	8	(1,762)	41	(1,762)	41
Unrealized losses on cash flow hedge	4	(1,020,832)	(162,817)	(1,020,832)	(162,817)
Taxes on unrealized loss on cash flow hegde	4	346,388	55,752	346,388	55,752
Net other comprehensive income, to be reclassified to the statement of income in subsequent periods		(480,742)	(239,292)	(480,742)	(239,292)
Actuarial gains on pension and post-employment plans	25	48,635	8,731	48,635	8,731
Taxes on realized gains on pension and post-employment plans	25	(16,536)	(2,969)	(16,536)	(2,969)
Net other comprehensive income, with no impact into subsequent statement of income		32,099	5,762	32,099	5,762
Total comprehensive income, net		2,662,527	1,991,506	2,682,215	1,991,347
Attributable to
Controlling shareholders		2,662,527	1,991,506	2,662,527	1,991,506
Non-controlling interest		-	-	19,688	(159)
		2,662,527	1,991,506	2,682,215	1,991,347

See accompanying notes to the financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BRF S.A.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Attributed to of controlling shareholders
		Capital reserves		Income reserves				Other comprehensive income
	Paid-in capital	Capital reserve	Treasury shares	Legal reserve	Reserve for expansion	Reserve for capital increases	Reserve for tax incentives	Acumulated foreign currency translation adjustments	Available for sale marketable securities	Losses on cash flow hedge	Actuarial gains (losses)	Retained earnings (losses)	Total equity	Non-controlling interest	Total shareholders' equity (consolidated)
BALANCES AT DECEMBER 31, 2013	12,460,471	113,797	(77,379)	273,367	1,170,749	822,611	245,153	(32,258)	(5,406)	(341,687)	25,653	-	14,655,071	41,083	14,696,154
Comprehensive income
Loss on foreign currency translation adjustments	-	-	-	-	-	-	-	(120,337)	-	-	-	-	(120,337)	-	(120,337)
Unrealized loss in available for sale marketable securities	-	-	-	-	-	-	-	-	(11,890)	-	-	-	(11,890)	-	(11,890)
Unrealized gain in cash flow hedge	-	-	-	-	-	-	-	-	-	(107,065)	-	-	(107,065)	-	(107,065)
Actuarial gains (losses) on pension and post-employment plans	-	-	-	-	-	-	-	-	-	-	(27,401)	33,163	5,762	-	5,762
Net income for the exercise	-	-	-	-	-	-	-	-	-	-	-	2,225,036	2,225,036	(159)	2,224,877
SUB-TOTAL COMPREHENSIVE INCOME								(120,337)	(11,890)	(107,065)	(27,401)	2,258,199	1,991,506	(159)	1,991,347
Appropriation of income (loss)
Dividends - R$0.09972393 per outstanding share at the end of exercise	-	-	-	-	-	-	-	-	-	-	-	(86,489)	(86,489)	-	(86,489)
Interest on shareholders' equity - R$0.84863360 per outstanding share at the end of exercise	-	-	-	-	-	-	-	-	-	-	-	(737,765)	(737,765)	-	(737,765)
Legal reserve	-	-	-	111,252	-	-	-	-	-	-	-	(111,252)	-	-	-
Reserve for expansion	-	-	-	-	730,684	-	-	-	-	-	-	(730,684)	-	-	-
Reserve for capital increases	-	-	-	-	-	451,640	-	-	-	-	-	(451,640)	-	-	-
Reserve for tax incentives	-	-	-	-	-	-	140,369	-	-	-	-	(140,369)	-	-	-
Share-based payments	-	20,673	-	-	-	-	-	-	-	-	-	-	20,673	-	20,673
Gains on shares sold	-	(23,682)	-	-	-	-	-	-	-	-	-	-	(23,682)	-	(23,682)
Goodwill on the acquisition of non-controlling interest	-	(1,342)	-	-	-	-	-	-	-	-	-	-	(1,342)	-	(1,342)
Non-controlling interest	-	-	-	-	-	-	-	-	-	-	-	-	-	58,542	58,542
Treasury shares acquired	-	-	(350,942)	-	-	-	-	-	-	-	-	-	(350,942)	-	(350,942)
Treasury shares sold	-	-	123,447	-	-	-	-	-	-	-	-	-	123,447	-	123,447
BALANCES AT DECEMBER 31, 2014	12,460,471	109,446	(304,874)	384,619	1,901,433	1,274,251	385,522	(152,595)	(17,296)	(448,752)	(1,748)	-	15,590,477	99,466	15,689,943
Comprehensive income
Gain on foreign currency translation adjustments	-	-	-	-	-	-	-	184,872	-	-	-	-	184,872	-	184,872
Unrealized gain in available for sale marketable securities	-	-	-	-	-	-	-	-	8,830	-	-	-	8,830	-	8,830
Unrealized loss in cash flow hedge	-	-	-	-	-	-	-	-	-	(674,444)	-	-	(674,444)	-	(674,444)
Actuarial gains (losses) on pension and post-employment plans	-	-	-	-	-	-	-	-	-	-	21,619	10,480	32,099	-	32,099
Net income for the exercise	-	-	-	-	-	-	-	-	-	-	-	3,111,170	3,111,170	19,688	3,130,858
SUB-TOTAL COMPREHENSIVE INCOME								184,872	8,830	(674,444)	21,619	3,121,650	2,662,527	19,688	2,682,215
Appropriation of income (loss)
Dividends - R$0.112896461 per outstanding share at the end of exercise	-	-	-	-	-	-	-	-	-	-	-	(91,443)	(91,443)	-	(91,443)
Interest on shareholders' equity - R$1.086894475 per outstanding share at the end of exercise	-	-	-	-	-	-	-	-	-	-	-	(899,257)	(899,257)	-	(899,257)
Legal reserve	-	-	-	155,558	-	-	-	-	-	-	-	(155,558)	-	-	-
Reserve for expansion	-	-	-	-	1,219,394	-	-	-	-	-	-	(1,219,394)	-	-	-
Reserve for capital increases	-	-	-	-	-	624,330	-	-	-	-	-	(624,330)	-	-	-
Reserve for tax incentives	-	-	-	-	-	-	131,668	-	-	-	-	(131,668)	-	-	-
Reserve for income retention	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Share-based payments	-	67,425	-	-	-	-	-	-	-	-	-	-	67,425	-	67,425
Gains on shares sold	-	(40,257)	-	-	-	-	-	-	-	-	-	-	(40,257)	-	(40,257)
Valuation of shares	-	111,247	-	-	-	-	-	-	-	-	-	-	111,247	-	111,247
Acquisition of non-controlling interest	-	(240,883)	-	-	-	-	-	-	-	-	-	-	(240,883)	-	(240,883)
Non-controlling interest	-	-	-	-	-	-	-	-	-	-	-	-	-	199,922	199,922
Treasury shares acquired	-	-	(3,765,753)	-	-	-	-	-	-	-	-	-	(3,765,753)	-	(3,765,753)
Treasury shares sold	-	-	122,694	-	-	-	-	-	-	-	-	-	122,694	-	122,694
BALANCES AT DECEMBER 31, 2015	12,460,471	6,978	(3,947,933)	540,177	3,120,827	1,898,581	517,190	32,277	(8,466)	(1,123,196)	19,871	-	13,516,777	319,076	13,835,853

See accompanying notes to the financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BRF S.A.

STATEMENTS OF CASH FLOWS

	Parent company		Consolidated
	12.31.15	12.31.14	12.31.15	12.31.14
OPERATING ACTIVITIES
Net profit	2,928,082	2,135,214	2,928,082	2,135,214
Adjustments to reconcile net income to net cash provided by operating activities
Non-controlling interest	-	-	19,688	(159)
Depreciation and amortization	668,534	652,197	771,647	704,184
Depreciation and depletion of biological assets	543,605	525,927	545,033	526,234
Equity in income of affiliates	(3,116,292)	(673,343)	103,804	(25,570)
Gain in business combination	-	-	-	(24,963)
Results on disposal on investments	(125,671)	(179,268)	(125,671)	(179,268)
Loss on disposal of property, plant and equipment	19,795	(103,291)	16,402	(111,410)
Deferred income tax	(372,283)	235,889	(406,587)	235,205
Provision for tax, civil and labor risks	106,022	302,016	98,947	306,632
Other provisions	317,487	15,349	345,120	70,273
Exchange rate variations and interest	3,634,434	1,323,603	2,853,862	1,173,758
Changes in operating assets and liabilities
Investments in trading securities	(76,873)	(295,424)	(1,023,747)	(295,424)
Redemptions of trading securities	181,620	217,761	900,009	218,899
Interest received	11,054	-	13,216	-
Other financial assets and liabilities	(679,878)	(300,181)	(687,358)	(284,471)
Trade accounts receivable	(596,754)	(675,242)	(1,112,454)	459,197
Inventories	(524,462)	270,676	(1,066,189)	369,183
Biological assets - current assets	(199,967)	76,011	(199,281)	75,271
Trade accounts payable	577,287	198,868	882,212	202,946
Supply chain finance	719,474	-	719,474	-
Payment of tax, civil and labor provisions	(194,350)	(259,445)	(194,350)	(259,445)
Interest paid	(539,180)	(452,375)	(693,873)	(618,724)
Payroll and related charges	-	-	(6,931)	(5,556)
Interest on shareholders' equity received	56,895	114,572	15,889	54,674
Other rights and obligations	(333,782)	(1,522,672)	(562,704)	114,958
Net cash provided by operating activities from continued operations	3,004,797	1,606,842	4,134,240	4,841,638
Net cash provided by operating activities from discontinued operations	28,307	160,153	2,420	160,153
Net cash provided by operating activities	3,033,104	1,766,995	4,136,660	5,001,791

INVESTING ACTIVITIES
Investments in available for sale securities	-	-	(58,907)	(43,878)
Redemptions of available for sale securities	-	1,014	130,292	43,405
Investments in restricted cash	(364,649)	(15,967)	(1,710,923)	(15,967)
Capital increase in associates and joint ventures	(299,961)	-	-	-
Business combination, net of cash	-	-	(90,871)	(372,751)
Investments in associates and joint ventures	(1,724)	(3,420)	(61,604)	(53,520)
Goodwill on the acquisiton of non-controlling entities	-	(1,342)	-	(1,342)
Additions to property, plant and equipment	(1,169,974)	(771,100)	(1,296,712)	(1,020,964)
Additions to biological assets - non-current assets	(588,674)	(515,849)	(589,437)	(517,488)
Proceeds from disposals of property, plant and equipment	204,287	141,243	252,257	170,557
Additions to intangible assets	(36,099)	(47,257)	(205,416)	(50,410)
Receivable from discontinued operations, net of transferred cash	1,977,310	-	1,957,272	-
Net cash used in investing activities from continued operations	(279,484)	(1,212,678)	(1,674,049)	(1,862,358)
Net cash used in investing activities from discontinued operations	(28,307)	(51,161)	(12,305)	(51,161)
Net cash used in investing activities	(307,791)	(1,263,839)	(1,686,354)	(1,913,519)

FINANCING ACTIVITIES
Proceeds from debt issuance	5,096,663	3,985,631	6,290,122	5,116,839
Repayment of debt	(4,441,692)	(2,462,778)	(6,031,553)	(4,707,779)
Treasury shares acquired	(3,765,753)	(350,942)	(3,765,753)	(350,942)
Treasury shares disposal	82,437	99,765	82,437	99,765
Payments of dividends and interest on shareholders' equity	(889,113)	(726,013)	(889,113)	(726,013)
Net cash (used in) provided by financing activities from continued operations	(3,917,458)	545,663	(4,313,860)	(568,130)
Cash used in financing activities from discontinued operations	-	-	20,038	-
Net cash (used in) provided by financing activities	(3,917,458)	545,663	(4,293,822)	(568,130)
EFFECT ON EXCHANGE RATE VARIATION ON CASH AND CASH EQUIVALENTS	57,873	25,362	1,199,464	359,085
Net increase in cash	(1,134,272)	1,074,181	(644,052)	2,879,227
At the beginning of the period	1,979,357	905,176	6,006,942	3,127,715
At the end of the period	845,085	1,979,357	5,362,890	6,006,942

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

See accompanying notes to the financial statements.

BRF S.A.

STATEMENT OF ADDED VALUE

	Parent company		Consolidated
	12.31.15	12.31.14	12.31.15	12.31.14
1 - REVENUES	30,544,261	29,259,062	36,414,426	32,751,151
Sales of goods and products	29,550,380	28,570,547	35,343,447	31,895,159
Other income	(37,303)	11,675	(59,207)	(54,946)
Revenue related to construction of own assets	1,344,739	675,517	1,454,360	908,443
Allowance for doubtful accounts	(313,555)	1,323	(324,174)	2,495
2 - RAW MATERIAL ACQUIRED FROM THIRD PARTIES	(19,377,953)	(18,402,267)	(22,064,277)	(20,364,761)
Costs of products and goods sold	(15,506,976)	(15,180,278)	(17,461,432)	(16,530,170)
Materials, energy, third parties services and other	(3,845,023)	(3,234,668)	(4,559,875)	(3,851,677)
Recovery (loss) of assets values	(25,954)	12,679	(42,970)	17,086
3 - GROSS VALUE ADDED (1-2)	11,166,308	10,856,795	14,350,149	12,386,390
4 - DEPRECIATION AND AMORTIZATION	(1,212,139)	(1,178,124)	(1,316,680)	(1,230,418)
5 - NET VALUE ADDED (3-4)	9,954,169	9,678,671	13,033,469	11,155,972

6 - RECEIVED FROM THIRD PARTIES	4,537,539	1,461,829	3,252,645	1,614,489
Income from associates and joint ventures	3,116,292	673,343	(103,804)	25,570
Financial income	1,420,166	780,366	3,355,313	1,580,756
Others	1,081	8,120	1,136	8,163

7 - VALUE ADDED TO BE DISTRIBUTED (5+6)	14,491,708	11,140,500	16,286,114	12,770,461

8 - DISTRIBUTION OF VALUE ADDED	14,491,708	11,140,500	16,286,114	12,770,461
Payroll	4,118,595	3,688,690	4,768,435	4,082,427
Salaries	3,170,044	2,850,479	3,722,771	3,188,374
Benefits	736,662	649,633	827,380	700,277
Government severance indemnity fund for employees guarantee fund for lenght of services - F.G.T.S.	211,889	188,578	218,284	193,776
Taxes, Fees and Contributions	2,804,209	3,334,767	3,224,153	3,696,140
Federal	1,158,722	1,808,228	1,492,256	2,093,344
State	1,613,564	1,498,684	1,689,165	1,565,961
Municipal	31,923	27,855	42,732	36,835
Capital Remuneration from Third Parties	4,640,822	1,981,829	5,345,756	2,856,839
Interests	4,429,165	1,787,751	5,049,785	2,609,140
Rents	211,657	194,078	295,971	247,699
Interest on Own-Capital	2,928,082	2,135,214	2,947,770	2,135,055
Interest on shareholders' equity	899,257	737,765	899,257	737,765
Dividends	91,443	86,489	91,443	86,489
Retained earnings	1,937,382	1,310,960	1,937,382	1,310,960
Non-controlling interest	-	-	19,688	(159)

See accompanying notes to the financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) MANAGEMENT REPORT / COMMENTS ON THE PERFORMANCE

Market Value

R$47,7 billion

US$12,5 billion

Prices

BRFS3 R$54,70

BRFS US$13,91

Shares

872.473.246 common shares

62.501.001 treasury shares

Base: 12.31.2015

Webcast

Date: 02.26.2016

09:00 Portuguese

10:30 English

Telephone:

Dial–in with

connections in

Brazil: +55 11

31931001 ou +55

11 28204001

Dial-in with

connections in the

United States: +1

8887000802

www.brf-br.com/ri

IR Contacts:

Augusto Ribeiro Júnior

CFO and IRO

André Mota

IR Manager

+55 11 23225398

acoes@brf-br.com

Dear Shareholders,

Even faced with an unstable outlook and an increasingly more competitive environment for the food industry in 2015, we created solid bases which allowed our operating result to grow. Thanks to the business model, we expanded our global presence, made progress in the strategy of forming partnerships and acquisitions, we ensured the expansion of the return on investments and cash generation and finally we were innovative in adapting to the different markets where we are present.

We also brought our organizational environment closer with the consolidation of VIVA BRF, a movementthat conveys our spirit and way of doing things, giving emphasis to the Company´s main asset which is our people. We are also moving ahead in the area of social and environmental controls for the operation by adhering to good international practices in terms of animal welfare and systemized our Suppliers Chain Monitoring Program.

We invested over R$ 2 billion in ensuring the execution of productive and energy, automation and support efficiency projects. Our efforts were fundamental in leading the main credit risk agencies to maintain our corporate rating. This development highlights the Company´s economic strength.

We maintained our sales volume in Brazil and outperformed expectations on the international markets, confirming the competitive advantage of our business model. Against this backdrop, we continue to think in the long term, investing in innovation and improving the level of service. We also launched new products and renewed our portfolio.

The return of the Perdigão brand in the important Ham and Smoked Sausages categories set a new stage for the Brazilian retail market and was a dream come true for the Company. Perdigão is a democratic brand and a leader in the categories of productsthat are more accessible in terms of price. As a result, faced with the current economic situation, the brand showed itself to be a “smart choice”, offering quality items with a tradition of more than 80 years at an accessible price.

The consolidation of Sadia as a truly global brand also brought positive results for the Company. Our sales in the Middle East, for example, were above expectations and we brought forward a project to expand productive capacity at the plant in Abu Dhabi, in the United Arab Emirates, from 70,000 to 100,000 tons/year. Besides serving the growing local demand, the initiative includes potential new clients in North Africa, Sub-Saharan Africa and Asia.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) MANAGEMENT REPORT / COMMENTS ON THE PERFORMANCE

We also announced a series of acquisitions as part of our strategy of having strong brands, local flexibility and leadership in the sales channels. In Argentina, we acquired highly regarded sausage brands and announced the acquisition of Campo Austral, a move that heralds the entry of BRF on the Argentinean pork market. In Asia, we announced the agreement to acquire the Thai company Golden Foods Siam (GFS), the third largest exporter of chicken by-products, with access to important export markets, including the European Union, Japan and countries in Southeast Asia. In Europe, we announced the acquisition of the British food distributor Universal Meats, as a way of expanding the current portfolio of European clients in the food service segment.

The performance of the Company´s global business and consolidated earnings met our expectations. This was due mainly to the considerable improvement in the return on the international market and the decentralization of the management, with the creation of an organizational structure that includes five regions: Brazil, Latin America, Europe/Eurasia, Asia and the Middle East/Africa.

As was the case in 2015, when we transformed our challenges into opportunities, we will continue to strive in 2016 to make BRF a more profitable company, that is admired, with strong brands and a presence in the most diversified regions of the globe.

Abilio Diniz                                                                                     Pedro Faria

Chairman of the Board of Directors                                            Global CEO

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) MANAGEMENT REPORT / COMMENTS ON THE PERFORMANCE

BRF S.A.

Management Report on the Results in the Fourth Quarter and for the Year 2015

Financial Highlights

•      Net operating revenues in 4Q15 came to R$9.0 billion (+11.3% y/y). The NOR in the year was 11.0% higher, amounting to R$32.2 billion.

•      EBITDA was R$1,885 million in 4Q15 (+7.0% y/y), with a margin of 21.0%. The accumulated EBITDA in 2015 came to R$5,738 million (+21.9% y/y), with a margin of 17.8%.

•      Net income amounted to R$1,415 million (+42.8% y/y) in 4Q15, with a margin of 15.8% (+3.5 p.p. y/y) and R$3,118 million (+46.0% y/y) in 2015 as a whole, with a margin of 9,7%..

•      The financial cycle showed a new decline to 34 days in 4Q15 from 37 days in 4Q14.

•      Investments in 4Q15 came to R$714 million and to R$2,084 million for 2015 as a whole.

•      The ROIC (Return on Invested Capital) was 13.2% in 2015 compared with 11.7% in 2014.

•      The Free Cash Flow (FCF) in 4Q15 was R$1,214 million, bringing an accumulated total of R$3,422 million in 2015.

Main Financial Indicators

Results - R$ Million	4Q15	4Q14	∆%	2015	2014	∆%
Net Revenues	8,955	8,047	11.3%	32,197	29,007	11.0%
Gross Profit	2,799	2,687	4.2%	10,089	8,509	18.6%
Gross Margin (%)	31.3%	33.4%	(2.1) p.p.	31.3%	29.3%	2.0 p.p.
EBIT	1,560	1,406	10.9%	4,228	3,478	21.6%
EBIT Margin (%)	17.4%	17.5%	(0.1) p.p.	13.1%	12.0%	1.1 p.p.
EBITDA	1,885	1,762	7.0%	5,738	4,709	21.9%
EBITDA Margin (%)	21.0%	21.9%	(0.9) p.p.	17.8%	16.2%	1.6 p.p.
Net Income	1,415	991	42.8%	3,118	2,135	46.0%
Net Margin (%)	15.8%	12.3%	3.5 p.p.	9.7%	7.4%	2.3 p.p.
Earnings per share[1]	1.75	1.14	52.9%	3.85	2.46	56.4%
1 Consolidated Earnings per Share (in R$), excluding Treasury Shares.
The EBITDA in 2015 includes R$213 million from the operating gain in the sale of the dairy operations which, in turn, had a positive impact on the Net Income in 2015 of R$190 million.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) MANAGEMENT REPORT / COMMENTS ON THE PERFORMANCE

Results of 4th Quarter 2015 (4Q15)

Strategic Highlights

•         In 4Q15, we announced three acquisitions (Global Food Siam, Universal Meats and Campo Austral), totaling around US$500 million, continuing with our strategy of globalizing our operations, taking into consideration the whole supply chain  and bringing us increasingly closer to the final consumer.

•         In November 2015, the Company announced the expansion of production at the plant in Abu Dhabi (United Arab Emirates) from 70,000 tons/year to 100,000 tons/year. The original idea had been to conclude the expansion in 2020 but the increase was brought forward due to the success of the plant operation, aimed at serving the market demands in a more flexible and tailor-made way.

•         In line with the Company´s strategy of expanding to new markets, we prepared four plants to export to Malaysia, where the Halal certification body is regarded as the strictest in the world, and five plants to export to Mexico, where we should begin to export in 2016.

•         Due to a strategic decision, BRF decided to no longer nominate members to the Board of Directors of Minerva. Based on this decision, and taking into consideration the small influence of the business, we reclassified the position in accounting terms to a “financial asset available for sale”, thereby creating a revenue of R$126 million in the Other Operating Results line.

Subsequent events

•         The Company also concluded the acquisition of Golden Foods Siam (GFS), on 01.26.2016, for approximately US$360 million. GFS is one of the leaders on the poultry production market in Thailand and has an integrated operation and presence in more than 15 global markets.

•         At the beginning of February 2016, the Company announced the conclusion of the acquisition for approximately £34 million of Universal Meats – a food distributor in the UK which focuses on the food services segment.

•         On 01.06.2016, BRF concluded the acquisition of part of the frozen food distribution business of Qatar National Import and Export Co., a company that has operated as a distributor for BRF in the state of Qatar for more than 40 years. The amount of the transaction was approximately US$140 million.

•         On 02.05.2016, BRF announced the conclusion ofthe qualificationprocess of three of its plants to export to China. The units in Toledo (Paraná) and Marau (Rio Grande do Sul) are ready to export fresh chicken while the plant in Campos Novos (Santa Catarina) can export pork.

•         On 01.11.2016, as part of the Company´s strategy of maximizing the allocation of capital, it announced the ending of the Share Buyback Program that was initiated on 10.29.2015 and expanded on 11.9.2015. Twenty-three million common shares, the total amount of the program, were acquired for an average price of R$57.04.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) MANAGEMENT REPORT / COMMENTS ON THE PERFORMANCE

Consolidated Result 4Q15

Net Operating Revenues (NOR)

NOR - R$ Million	4Q15	4Q14	∆%	2015	2014	∆%
Brazil	4,344	4,381	(0.8%)	16,038	15,424	4.0%
Europe	1,048	841	24.6%	3,640	3,093	17.7%
MEA	1,965	1,561	25.9%	7,097	5,710	24.3%
Asia	882	819	7.7%	3,290	3,073	7.1%
LATAM	717	445	61.1%	2,132	1,707	24.9%
Total	8,955	8,047	11.3%	32,197	29,007	11.0%

In 4Q15, the company reported growth in all its regions, bringing NOR of R$9.0 billion (+11.3% y/y). The regions that stood out were the MEA, LATAM and EUROPE. This growth was driven by the improvement in the sales mix and the strong increase in average prices in Reais, offsetting the lower volumes.

Gross Income

Gross Profit - R$ Million	4Q15	4Q14	∆%	2015	2014	∆%
Gross Profit	2,799	2,687	4.2%	10,089	8,509	18.6%
Gross Margin (%)	31.3%	33.4%	(2.1) p.p.	31.3%	29.3%	2.0 p.p.

The Company reported consolidated gross income in 4Q15 of R$2,799 billion (+4.2% y/y) but with a decline in the gross margin of 2.1p.p., reflecting an increase in the cost of production higher than the increase in the sales price. The main negative impacts on the margin were the currency variation in the price of grains, packaging and other imported input.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) MANAGEMENT REPORT / COMMENTS ON THE PERFORMANCE

Grains, which are the Company´s main cost components, rose in terms of Reais on an annual comparison by 26.0% for corn, 23.1% for soybeans and 28.4% for soy bran. For their part, packaging and other imported input costs, rose by 30% in the same period. As a result, the COGS as a percentage of the NOR came to 68.7% in 4Q15, compared to 66.6% in the 4Q14.

Operating Expenses

Operating Expenses - R$ Million	4Q15	4Q14	∆%	2015	2014	∆%
Selling Expenses	(1,331)	(1,164)	14.3%	(4,806)	(4,217)	14.0%
% of the NOR	(14.9%)	(14.5%)	(0.2) p.p.	(14.9%)	(14.5%)	(0.4) p.p.
General and Administrative Expenses	(140)	(110)	27.3%	(506)	(402)	25.9%
% of the NOR	(1.6%)	(1.4%)	(0.2) p.p.	(1.6%)	(1.4%)	(0.2) p.p.
Operating Expenses	(1,471)	(1,274)	15.4%	(5,312)	(4,619)	15.0%
% of the NOR	(16.4%)	(15.8%)	(0.6) p.p.	(16.5%)	(15.9%)	(0.6) p.p.

The impacts on the operating expenses came mainly from the international regions, highlighted by: (i) investments in marketing and trade marketing in the MEA and LATAM regions (in line with the Company´s strategy of strengthening the presence of its brands in these markets); (ii) expenditure on freight, mainly in the MEA region (bearing in mind the increase in the Company´s own distribution in the region); and (iii) personnel expenses, due to the impact of the currency variation and integration of the acquisitions we carried out.

Other Operating Results

Other Operating Results - R$ Million	4Q15	4Q14	y/y	2015	2014	∆%
Other Operating Revenues	331	266	24.3%	567	482	17.5%
Other Operating Expenses	(105)	(266)	(60.7%)	(1,011)	(920)	9.9%
Other Operating Results	226	(0)	-	(445)	(438)	1.5%
% of the NOR	2.5%	(0.0%)	2.5 p.p.	(1.4%)	(1.5%)	0.1 p.p.

Non-Recurring	4T15	4T14	∆%	2015	2014	∆%
Net Income - Minerva	126	179	(29.9%)	126	179	(29.9%)
Recovery of Expenses	149	48	208.9%	241	64	278.1%
Restructuring Charges	(12)	(35)	(66.6%)	(93)	(215)	(56.7%)
Others non-Recurring	46	29	58.3%	(193)	117	-
Total	309	221	39.6%	81	145	(44.2%)

In 4Q15, the Company presented a positive result of R$226 million in the Other Operating Results line, impacted mainly by non-recurring revenues in the period.

The two main highlights of these revenues were: (i) the accounting reclassification of Minerva, which was classified from 4Q15 as a financial asset available for sale (so it was no longer accounted as equity income), due to the strategic repositioning for the company; and (ii) “recovery of expenses”, highlighting the recovery related to a legal case on compulsory loans to Eletrobrás and the recovery of PIS/COFINS tax credits on raw materials.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) MANAGEMENT REPORT / COMMENTS ON THE PERFORMANCE

Operating Result (EBIT)

EBIT - R$ Million	4Q15	4Q14	∆%	2015	2014	∆%
Gross Profit	2,799	2,687	4.2%	10,089	8,509	18.6%
Operating Expenses	(1,471)	(1,274)	15.4%	(5,312)	(4,619)	15.0%
Other Operating Results	226	(0)	-	(445)	(438)	1.5%
Equity Income	6	(7)	-	(104)	26	-
EBIT	1,560	1,406	10.9%	4,228	3,478	21.6%
EBIT Margin (%)	17.4%	17.5%	(0.1) p.p.	13.1%	12.0%	1.1 p.p.

Consolidated EBIT was R$1,560 million in 4Q15 (+10.9% y/y), with a margin of 17.4% (-0.1 p.p. y/y). The accumulated EBIT margin for the year expanded by 1.1 p.p. over 2014 to a total of R$4,228 million (+21.6%).

Financial Result

R$ Million	4Q15	4Q14	∆%	2015	2014	∆%
Financial Income	124	377	(67.2%)	3,355	1,581	112.3%
Financial Expenses	(505)	(578)	(12.6%)	(5,025)	(2,571)	95.4%
Net Financial Result	(381)	(201)	90.0%	(1,670)	(991)	68.6%

The Company presented a Net Financial Result in 4Q15 that was negative in the amount of R$381 million which compared with a negative result of R$201 million in 4Q14, impacted mainly by the rise in interest rates on the debt denominated in foreign currency of R$110 million y/y.

The Company went from a currency exposure during this period with an impact on the result of US$65 million “short” in 3Q15 to US$40 million “short” in 4Q15.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) MANAGEMENT REPORT / COMMENTS ON THE PERFORMANCE

Net Income

Net Income - R$ Million	4Q15	4Q14	∆%	2015	2014	∆%
Net Income	1,415	991	42.8%	3,118	2,135	46.0%
Net Margin (%)	15.8%	12.3%	3.5 p.p.	9.7%	7.4%	2.3 p.p.

The Net Income in 2015 included R$190 million referring to the operating gain from the sale of the dairy operations in the 3Q15. For more details, refer to Explanatory Note 13.3 of the Financial Statements of 12.31.2015.

The Company registered total net income of R$1,415 million in 4Q15 (+42.8% y/y), impacted positively by the Income Tax and Social Contribution line that came to R$255 million in positive terms compared with a tax expense of R$214 million in 4Q14.

As mentioned in the earnings release of the 3Q15, in the management report, BRF announced the conclusion of the sale of its dairy division to Lactalis in July 2015. The net result of that sale was R$190 million, which positively impacted the 3Q15 results, and, consequently, the full year. In 4Q15, there was not any impact related to this transaction.

EBITDA

EBITDA - R$ Million	4Q15	4Q14	∆%	2015	2014	∆%
Net Income	1,415	991	42.8%	3,118	2,135	46.0%
Income Tax and Social Contribution	(255)	214	(219.0%)	(367)	353	(210.5%)
Net Financial	381	201	90.0%	1,670	991	68.6%
Depreciation and Amortization	344	357	(3.5%)	1,317	1,230	7.0%
EBITDA	1,885	1,762	7.0%	5,738	4,709	21.9%
EBITDA Margin (%)	21.0%	21.9%	(0.9) p.p.	17.8%	16.2%	1.5 p.p.

Considers R$213 million in the EBITDA and R$190 million in the Net Income in 2015, referring to the operating gain from the sale of the dairy operations in the 3Q15. For more details, refer to Explanatory Note 13.3 of the Financial Statements of 12.31.2015.

EBITDA – Quarterly Performance

(R$ Million)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) MANAGEMENT REPORT / COMMENTS ON THE PERFORMANCE

The Company registered EBITDA of R$1,885 million in 4Q15 (+7.0% y/y), driven mainly by the rise in the international operations. Despite this, the consolidated EBITDA margin  shrank by 0.9 p.p. y/y, due to pressure from the Brazil region.

As mentioned in net income, the sale of our dairy division impacted 3Q15’s EBITDA by R$213 million and, consequently, the year 2015. In 4Q15, there was not any impact related to this transaction.

Performance by Region

Brazil

Brazil	R$ Million			Thousand Tons			Average Price -R$
	4Q15	4Q14	∆%	4Q15	4Q14	∆%	4Q15	4Q14	∆%
In Natura	787	831	(5.2%)	122	134	(8.8%)	6.46	6.22	3.9%
Poultry	620	603	2.8%	99	107	(7.3%)	6.25	5.64	10.9%
Pork	165	191	(13.6%)	23	24	(7.1%)	7.28	7.83	(7.0%)
Beef	2	36	(94.8%)	0	2	(97.6%)	34.14	16.10	112.0%
Others	0	1	(62.8%)	0	0	(19.9%)	19.95	42.96	(53.6%)
Processed Foods	3,326	3,346	(0.6%)	462	461	0.2%	7.20	7.26	(0.8%)
Total without Other Sales	4,113	4,177	(1.5%)	584	595	(1.8%)	7.04	7.02	0.3%
Others Sales	231	204	13.0%	52	83	(38.1%)	4.47	2.45	82.6%
Total	4,344	4,381	(0.8%)	635	678	(6.3%)	6.84	6.46	5.8%

Brazil	R$ Million			Thousand Tons			Average Price -R$
	2015	2014	∆%	2015	2014	∆%	2015	2014	∆%
In Natura	3,027	3,086	(1.9%)	499	491	1.6%	6.06	6.28	(3.5%)
Poultry	2,293	2,045	12.2%	401	364	10.2%	5.72	5.62	1.8%
Pork	697	702	(0.8%)	96	98	(1.7%)	7.23	7.16	0.9%
Beef	34	339	(90.0%)	2	29	(93.6%)	17.96	11.53	55.8%
Others	3	0	(3418.5%)	0	0	175.2%	20.06	(1.66)	(1305.8%)
Processed Foods	12,228	11,384	7.4%	1,713	1,644	4.2%	7.14	6.93	3.1%
Total without Other Sales	15,255	14,470	5.4%	2,212	2,135	3.6%	6.90	6.78	1.7%
Others Sales	783	955	(18.0%)	182	339	(46.2%)	4.29	2.82	52.4%
Total	16,038	15,424	4.0%	2,395	2,474	(3.2%)	6.70	6.23	7.4%

EBIT - R$ Million	4Q15	4Q14	∆%	2015	2014	∆%
Brazil	702	808	(13.1%)	1,622	2,002	(19.0%)
EBIT Margin (%)	16.1%	18.4%	(2.3) p.p.	10.1%	13.0%	(2.9) p.p.

Faced with a more challenging macroeconomic situation, volumes in Brazil were 6.3% lower y/y at the end of 4Q15, mainly as a result of the performance of In Natura products (-8.8% y/y). The volume of processed products was the same as in 4Q14, (expanding by 4.2% in accumulated terms in the year) in line with the Company´s strategy of focusing on products with higher added value. It is worth mentioning that the volume from the commemorative products operation increased (+5% y/y), boosted mainly by the auto service and wholesale channels.

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However, the situation in terms of costs we saw in 2015 was caused mainly by the impact of the exchange rate and the margins continued to be squeezed in the last quarter. Moreover, the decision to postpone to 2016 the price readjustments (aimed to focus on the return of Perdigão and the commemoratives operation) ended up not helping to offset this effect. The result was a decline of 2.3 p.p. y/y in the EBIT margin.

The strategic highlights of the region were:

➢  Return of Perdigão

With the return of Perdigão in important categories (ham and smoked sausages) in July 2015, BRF began to have a more complete portfolio of brands. The performance of these categories has been gradually improving, as we can see, for example, by the increase in the volume and number of clients in terms of ham. This shows that the cannibalization between the Sadia and Perdigão brands remains in line with expectation.

Ham Volume                           Client Movements per month

Having these two strong brands allowed us to begin a new market strategy, reinforcing the “premium” positioning of the Sadia brand, and directing Perdigão towards the role of a “smart choice”, i.e. a strong brand and BRF quality standard but at a more accessible price.

➢  Sales Team

4Q15 was an important quarter for BRF, as it marked the start of a new sales force. In October 2015, we concluded the process of merging the Sadia and Perdigão teams into a single BRF team, selling 100% of the Company´s portfolio.

Despite the reduction of 23% in the sales team, its productivity improved. The percentage of clients buyers of the total base increased by 4.2  p.p. from 3Q15 to 4Q15, while the average of buyer clients on a monthly basis rose from 196,000 to 197,000 in the same period.

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➢  Level of service and GTM

The Company continued with the strategy of revising its logistical processes in 2015 in order to improve the relationship with its clients. As a result, BRF Brazil increased its level of service (measured by the OTIF – “on time in full”) by 6.5 p.p. y/y in 2015.

BRF also continued to make advances in the GTM project (“Go To Market”) aimed at enhancing the return of the operation. In 2016, GTM 2.0 will focus on: (i) improving the level of service, by changing the client segmentation, with regular visits and the right delivery; and (ii) reducing costs by optimizing the logistics network. The four pilot projects carried out in 4Q15 have already brought good results and increased the return over the average of the comparative bases.

➢  Market Share

In order to give greater visibility and direction to the more important categories in the BRF Brazil business, we decided to: (i) separate the Specialty Meat category into Cold cuts and Filled products; and (ii) consider only the Ready Made Dishes category within the Frozen products.

Source: Nielsen Bimonthly Retail – Margarines and Ready Made dishes (Oct/Nov survey); Filled and Chilled (Nov/Dec survey)

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Sales by Channel – Brazil

(% of the Net Operating Revenues - NOR)

Wholesale	Distributors, wholesalers and small business representatives belonging to board route retail customers.
Supermarket	Accounts of large customers (key accounts) with national coverage from 1 to 50 checkouts, including the wholesaler branches known as "atacarejos".
Food Services	Clients of the Food Services channel, such as restaurants, hotels, pizzerias, industrial kitchens, Government Agency, etc..
Retail	Smaller clients in the retail industry, such as supermarkets, butchers, grocery, bakery, etc..

Middle East/Africa (MEA)

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MEA	R$ Million			Thousand Tons			Average Price -R$
	4Q15	4Q14	∆%	4Q15	4Q14	∆%	4Q15	4Q14	∆%
In Natura	1,762	1,411	24.8%	253	268	(5.6%)	6.96	5.26	32.2%
Poultry	1,717	1,357	26.5%	246	259	(4.9%)	6.97	5.24	33.0%
Pork	34	45	(25.9%)	6	8	(27.5%)	5.48	5.37	2.2%
Beef	0	6	(98.2%)	0	1	(95.5%)	4.07	10.43	(60.9%)
Others	11	3	350.6%	1	0	334.4%	14.76	14.23	3.7%
Processed Foods	203	149	35.6%	28	30	(6.0%)	7.20	4.99	44.3%
Total	1,965	1,561	25.9%	281	298	(5.6%)	6.98	5.23	33.3%

MEA	R$ Million			Thousand Tons			Average Price -R$
	2015	2014	∆%	2015	2014	∆%	2015	2014	∆%
In Natura	6,515	5,163	26.2%	988	1,019	(3.1%)	6.59	5.06	30.2%
Poultry	6,365	4,910	29.6%	964	979	(1.5%)	6.60	5.02	31.6%
Pork	115	160	(28.1%)	22	32	(32.3%)	5.31	5.00	6.2%
Beef	2	73	(97.0%)	0	7	(96.0%)	7.56	10.13	(25.4%)
Others	33	21	58.9%	2	1	48.5%	15.48	14.47	7.0%
Processed Foods	582	547	6.5%	91	111	(17.8%)	6.37	4.91	29.7%
Total	7,097	5,710	24.3%	1,080	1,131	(4.5%)	6.57	5.05	30.2%

EBIT - R$ Million	4Q15	4Q14	∆%	2015	2014	∆%
MEA	413	182	126.3%	1,214	315	285.9%
EBIT Margin (%)	21.0%	11.7%	9.3 p.p.	17.1%	5.5%	11.6 p.p.

The NOR in the MEA region came to R$1,965 million in 4Q15 (+25.9% y/y), driven by the improvement in the sales mix the expansion of 33.3% in average prices in Reais. The progress BRF made in its direct distribution in the Gulf region, along with the local production in the Gulf region, has been helping the Company to gain a bigger portion of the profitability in the chain and to reduce the volatility of prices in the region.

The total volume in the quarter shrank by 5.6% y/y, led by Africa (which is facing an adverse macroeconomic situation and shortage of dollars). Despite this, it is worth noting that the volumes of processed products in the Middle East rose sharply (+30.5% y/y), in line with the Company´s strategy.

The initiatives to enhance the profitability in the region, such as advances in the value chain, (acquiring distributors) and improving the mix of products, brought a hefty rise of 126.3% y/y in the EBIT in 4Q15 to R$413 million (with a margin of 21.0%).

Asia

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Asia	R$ Million			Thousand Tons			Average Price -R$
	4Q15	4Q14	∆%	4Q15	4Q14	∆%	4Q15	4Q14	∆%
In Natura	855	799	7.0%	115	124	(7.3%)	7.43	6.44	15.4%
Poultry	719	708	1.5%	101	113	(10.8%)	7.15	6.28	13.8%
Pork	127	89	42.7%	14	11	23.9%	9.22	8.00	15.2%
Beef	9	2	474.1%	1	0	450.2%	14.48	13.88	4.3%
Processed Foods	27	20	33.0%	3	3	12.4%	8.82	7.45	18.3%
Total	882	819	7.7%	118	127	(6.8%)	7.47	6.46	15.6%

Asia	R$ Million			Thousand Tons			Average Price -R$
	2015	2014	∆%	2015	2014	∆%	2015	2014	∆%
In Natura	3,208	3,002	6.9%	454	496	(8.5%)	7.07	6.06	16.8%
Poultry	2,834	2,613	8.5%	411	444	(7.4%)	6.90	5.89	17.1%
Pork	350	354	(1.2%)	41	48	(15.3%)	8.53	7.31	16.7%
Beef	24	34	(29.8%)	2	4	(48.0%)	12.63	9.36	35.0%
Processed Foods	82	71	14.4%	10	10	(1.9%)	8.31	7.13	16.6%
Total	3,290	3,073	7.1%	464	506	(8.3%)	7.10	6.08	16.8%

EBIT - R$ Million	4Q15	4Q14	∆%	2015	2014	∆%
Asia	170	213	(20.0%)	703	547	28.7%
EBIT Margin (%)	19.3%	26.0%	(6.7) p.p.	21.4%	17.8%	3.6 p.p.

The NOR in Asia came to R$882 million in 4Q15 (+7.7% y/y) and was impacted positively by the higher average prices in Reais which offset the fall of 6.8% in volumes. The impacts of the volumes came mainly from the higher inventories in Japan (main market in the region) and one-off issues linked to exports to the region. However, the higher average prices in Reais did not offset the rise in costs in the region which reduced the EBIT margin by 6.7p.p. y/y.

The Company continued to carry out investments in order to strengthen its presence in the region, by entering new countries and making advances in the value chain. The Company acquired GFS – the third largest exporter of cooked products in Thailand - in a bid to add value to the portfolio. GFS will strengthen BRF´s presence in important markets, such as Europe and Japan, and also serve as a base for a potential expansion in Southeast Asia. In line with this strategy, BRF managed to qualify four plants to export to Malaysia and three plants to export to China, which should boost volumes from 2016.

Europe/Eurasia

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Europe/Eurasia	R$ Million			Thousand Tons			Average Price -R$
	4Q15	4Q14	∆%	4Q15	4Q14	∆%	4Q15	4Q14	∆%
In Natura	481	404	19.0%	48	48	0.0%	10.06	8.46	18.9%
Poultry	248	151	64.4%	23	24	(5.5%)	10.88	6.26	74.0%
Pork	193	222	(13.1%)	24	23	5.2%	8.09	9.80	(17.4%)
Beef	41	32	27.4%	1	1	13.0%	33.57	29.78	12.7%
Processed Foods	567	436	29.8%	45	46	(3.7%)	12.69	9.41	34.8%
Total	1,048	841	24.6%	92	94	(1.8%)	11.33	8.93	26.9%

Europa/Eurasia	R$ Million			Thousand Tons			Average Price -R$
	2015	2014	∆%	2015	2014	∆%	2015	2014	∆%
In Natura	1,705	1,379	23.6%	178	160	11.5%	9.59	8.64	10.9%
Poultry	855	484	76.7%	95	81	16.8%	9.04	5.98	51.3%
Pork	703	729	(3.6%)	78	72	9.1%	8.99	10.16	(11.6%)
Beef	147	166	(11.5%)	5	7	(26.2%)	28.94	24.15	19.8%
Processed Foods	1,934	1,713	12.9%	175	189	(7.2%)	11.03	9.06	21.7%
Total	3,640	3,093	17.7%	353	349	1.3%	10.30	8.87	16.1%

EBIT - R$ Million	4Q15	4Q14	∆%	2015	2014	∆%
Europe	203	182	11.0%	572	553	3.5%
EBIT Margin (%)	19.3%	21.7%	(2.4) p.p.	15.7%	17.9%	(2.1) p.p.

The NOR in the region came to R$1,048 million (+24.6% y/y) in 4Q15. The main highlight in the period was the Europe sub-region, where the consolidation of Invicta (distributor of processed foods), plus a better mix of products/channels and the currency depreciation, led to an increase of 43.2% in average prices in Reais.

On the other hand, Russia (the main Eurasian market) limited the growth of the NOR due to: (i) the worsening in the country´s macroeconomic outlook; (ii) the excess volumes; and (iii) the strong comparison price base with 4Q14 (due to the embargo on American and European imports).

Despite the growth of 11.0% y/y in the region´s EBIT (R$203 million) in 4Q15, the EBIT margin of 19.3% was 2.4 p.p. lower y/y, due mainly to a greater pressure of costs and the lower prices in Russia as already mentioned.

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Latin America (LATAM)

LATAM	R$ Million			Thousand Tons			Average Price -R$
	4Q15	4Q14	∆%	4Q15	4Q14	∆%	4Q15	4Q14	∆%
In Natura	273	197	38.3%	28	28	1.2%	9.71	7.10	36.7%
Poultry	186	97	91.8%	22	17	26.8%	8.42	5.56	51.4%
Pork	12	9	33.0%	1	2	(5.6%)	7.90	5.61	40.8%
Beef	62	84	(25.4%)	3	7	(57.9%)	19.91	11.23	77.3%
Others	12	8	61.1%	1	1	4.7%	9.11	5.92	53.9%
Processed Foods	432	233	85.1%	37	31	21.7%	11.56	7.60	52.1%
Other Sales	13	15	(14.9%)	0	0	-	-	-	-
Total	717	445	61.1%	65	58	11.9%	10.96	7.61	43.9%

LATAM	R$ Million			Thousand Tons			Average Price -R$
	2015	2014	∆%	2015	2014	∆%	2015	2014	∆%
In Natura	797	851	(6.3%)	98	147	(33.3%)	8.15	5.80	40.5%
Poultry	502	537	(6.6%)	73	110	(33.1%)	6.84	4.90	39.6%
Pork	36	32	12.1%	5	6	(14.6%)	7.07	5.39	31.2%
Beef	217	255	(14.8%)	14	26	(46.2%)	15.36	9.71	58.3%
Others	42	27	56.4%	5	5	9.1%	8.12	5.66	43.4%
Processed Foods	1,284	806	59.3%	126	119	5.7%	10.18	6.76	50.7%
Other Sales	51	50	2.4%	0	0	-	-	-	-
Total	2,132	1,707	24.9%	224	266	(15.8%)	9.52	6.42	48.3%

EBIT - R$ Million	4Q15	4Q14	∆%	2015	2014	∆%
LATAM	73	21	247.7%	116	63	86.2%
EBIT Margin (%)	10.2%	4.7%	5.5 p.p.	5.5%	3.7%	1.8 p.p.

The NOR in the LATAM region came to R$717 million (+61.1% y/y) in the 4Q15. This growth was due to: (i) higher average prices in Reais (+43.9% y/y), influenced by the better mix of products in Argentina (with higher processed products); and (ii) the increase in volumes (+11.9% y/y), due to the entry into new markets and growth in the existence markets, particularly in the Caribbean, which more than offset the exit from Venezuela. (If we exclude Venezuela in the 4Q14, the volume growth would have amounted to 17.5%.) For 2016, we will still have an increase in volume coming from the five plants that will be able to export to Mexico.

The Company´s strategy of focusing on the final consumer in the Southern Cone has been bringing positive results. The bigger investments in marketing (relaunching the Paty brand, for example), the launch of new products, optimizing the portfolio and improving the execution at the sales points, translated into a record EBIT of R$73 million (+247.7% y/y) and an expansion of 5.5p.p. in the margin in 4Q15.

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Debt

R$ Million	12.31.2015			12.31.2014	∆ %
	Current	Non-Current	Total	Total
Debt
Local Currency	(1,462)	(2,358)	(3,820)	(3,993)	(4.3%)
Foreign Currency	(1,833)	(10,194)	(12,026)	(7,854)	53.1%
Gross Debt	(3,295)	(12,551)	(15,846)	(11,847)	33.8%
Cash Investments
Local Currency	775	936	1,711	2,220	(23.0%)
Foreign Currency	6,799	0	6,799	4,594	48.0%
Total Cash Investments	7,573	936	8,509	6,815	24.9%
Net Debt	4,278	(11,615)	(7,337)	(5,032)	45.8%
Exchange Rate Exposure - US$ Million	-	-	(117)	567	(120.7%)

The Total Gross Debt of R$15,846 million, as shown above, accounts the total financial debt, plus the other financial liabilities amounting to R$667 million, as stated in Explanatory Note 20 of the Financial Statements of 12.31.2015.

Development of Net Debt/EBITDA

The EBITDA of 3Q15 includes R$213 million referring to the operating gain from the sale of dairy division.

The Company´s net debt came to R$7.3 billion in 4Q15, 5.6% above 09.30.15, bringing a net debt/EBITDA ratio (last twelve months) of 1.28x, slightly above the 3Q15 figure, impacted by the share buyback.

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Investments (CAPEX)

Investments of R$714 million were made in the quarter, of which R$538 million was directed at growth, efficiency and support and R$175 million at biological assets. We would also highlight R$177 million for other investments (including the acquisition of the Molinos brands in Argentina for US$43.5 million) and business leasing.

Among the main projects in the quarter were:

•         Footprint: besides optimizing our productive and distribution  network to reduce our cost of serving customers, the Footprint project investments are taking on an increasingly more global aspect. Part of our Footprint investment in 4Q15 was related to the expansion and optimization of our chicken plant in Argentina, diversifying our risk matrix and access to markets.

•         Automation: the focus on Automation continued in 4Q15 and was not just aimed at the financial return but also at reducing the turnover of the plants and dealing with possible ergonomics problems affecting employees.

Investments for the year (excluding acquisitions, business leasingand others) came to R$2,084 million (+42.2% y/y).

The Company will continue to focus on the Footprint and Automation projects in 2016. Furthermore, we will be directing more investments at innovation as well as maintenance and improving the quality of our products/processes.

Financial Cycle

Financial Cycle

(Accounts Receivable + Stocks – Accounts Payable)/NOR

The Company was seen in a new reduction in 4Q15 to 34.3 days against 36.9 in 4Q14. This is due mainly to the

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continuous monitoring of our accounts payable cycle, the result of projects implemented in 2014 and 2015, which more than offset the increase in inventories in transit due to the acquisition of distributors in the Middle East.

Free Cash Flow

The EBITDA of 3Q15 includes R$213 million referring to the operating gain from the sale of dairy division.

The free cash flow came to R$3.4 billion in accumulated terms over the last 12 months, 17,5% lower than the previous period. The better operating performance registered in the period was offset by higher investments and a growth in the operation that required working capital.

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Diffuse Control

Base: 12.31.2015

Number of shares: 872,473,246 (common shares)

Capital Stock: R$12.5 billion

Slaughtering and Production

Production	4Q15	4Q14	∆%	2015	2014	∆%
Poultry Slaughter (Million Heads)	448	423	5.9%	1,724	1,664	3.7%
Hog Slaughter (Thousand Heads)	2,407	2,364	1.8%	9,367	9,293	0.8%
Cattle Slaughter (Thousand Heads)	31	39	(21.4%)	144	328	(56.2%)
Production (Thousand Tons)	1,099	1,099	0.0%	4,358	4,307	1.2%
Meats	967	978	(1.1%)	3,864	3,825	1.0%
Other Processed Products	132	121	9.4%	494	482	2.6%
Feed and Premix (Thousand Tons)	2,589	2,619	(1.1%)	10,437	10,360	0.7%

Social Balance and Appreciation of Human Capital

BRF is continuing to capture synergies and operating efficiencies. The Company operates with a strategic geographical positioning and has 35 plants in Brazil, 6 industrial units in Argentina, 2 in Europe (England and Holland) and 1 in the United Arab Emirates (Abu Dhabi), 20 distribution centers in Brazil and 20 abroad, 23 offices on the international market along with Transit Shift Points (TSPs), poultry farms and sales associates. The Company currently has a workforce of over 96,000 employees throughout the world who are focused on continuously improving the quality indicators, the level of service and carrying out their work.

The strengthening of the VIVA BRF culture remained a priority throughout the whole of 2015. A new engagement survey was held in 4Q15 which showed that employees were increasingly identifying themselves with the attributes of the BRF culture as well as an awareness by the managers of their importance in campaigning for these attributes. The results of the survey highlight how VIVA BRF is becoming more mature, a development we believe is intrinsically linked to the employees´ performance and commitment to the Company.

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Health, Safety and Environmental Management

The Health, Safety and Environmental Management supervision (HSE) continues to focus on reducing accidents at work and has been consolidating its performance every year. In 4Q15, there was an accident with lost time frequency rate of 1.54, an improvement over the rate of 1.62 registered in 3Q15. This compared with1.69 in 2014 and we registered a reduction of 9% for 2015. Meanwhile, the severity rate of accidents with lost time showed a reduction of 41% in 2015 over 2014.

Stock Options Plan

The Company currently has 17.360.870 stock options granted to 180 executives, with a maximum exercise period of five years, as established in the Regulations of the Remuneration Plan based on shares approved on 03.31.10 and amended on 04.24.2012, 04.09.2013, 04.03.2014 and 04.08.2015 at the Annual Ordinary and Extraordinary Shareholders´ Meetings. These apply to the CEO, vice-presidents and other BRF executives.

Relationship with the independent auditors

The Company announces that, under the Brazilian Securities and Exchange Commission (CVM) Instruction Nº 381 of January 14, 2003, its policy of contracting services not related to the external audit is based on principles that preserve the independence of the auditor.

Within the terms of the CVM Instruction 381/03, we announce that during the period of twelve months ending on December 31, 2015, Ernst & Young Auditores Independentes S.S. was hired to undertake services not related to the external audit (net assets evaluation report and comfort letter for the issue of Senior Notes, assistance in the development of the supply and support area for validation of the Company’s information in administrative proceedings). This project represented approximately 53% of the value of the consolidated fees related to the external auditor for BRF and its subsidiaries. Ernst & Young Auditores Independentes S.S. informed us that the provision of these services did not affect its independence and objectivity, under the description and scope of the procedures executed.

The management declares, within the terms of the CVM Instruction 480/09, that it discussed, reviewed and agreed with the information expressed in the audit report of the independent auditors´ report on the financial statements related to 12.31.2015, at a meeting held on 02.25.2016.

Disclaimer

The statements in this report related to the Company's business perspective, projections and results, and its growth potential are mere forecasts and have been based on the management's expectations of the Company's future. These expectations are highly dependent on market changes and the overall economic performance of the country, the sector and international markets; they are, therefore, subject to changes.

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Financial Statement - R$ Million	4Q15	4Q14	∆%	2015	2014	∆%

Net Operating Revenues	8,955	8,047	11.3%	32,197	29,007	11.0%

Cost of Sales	(6,155)	(5,359)	14.9%	(22,108)	(20,497)	7.9%
% of the NOR	(68.7%)	(66.6%)	(2.1) p.p.	(68.7%)	(70.7%)	2.0 p.p.

Gross Profit	2,799	2,687	4.2%	10,089	8,509	18.6%
% of the NOR	31.3%	33.4%	(2.1) p.p.	31.3%	29.3%	2.0 p.p.

Operating Expenses	(1,471)	(1,274)	15.4%	(5,312)	(4,619)	15.0%
% of the NOR	(16.4%)	(15.8%)	(0.6) p.p.	(16.5%)	(15.9%)	(0.6) p.p.
Selling Expenses	(1,331)	(1,164)	14.3%	(4,806)	(4,217)	14.0%
% of the NOR	(14.9%)	(14.5%)	(0.4) p.p.	(14.9%)	(14.5%)	(0.4) p.p.
Fixed	(852)	(699)	21.9%	(3,111)	(2,564)	21.3%
Variable	(478)	(465)	2.8%	(1,695)	(1,652)	2.6%
General and Administrative Expenses	(140)	(110)	27.3%	(506)	(402)	25.9%
% of the NOR	(1.6%)	(1.4%)	(0.2) p.p.	(1.6%)	(1.4%)	(0.2) p.p.
Honorary of our Administrators	(7)	(7)	1.3%	(26)	(26)	0.2%
% of the NOR	(0.1%)	(0.1%)	0.0 p.p.	(0.1%)	(0.1%)	0.0 p.p.
General and Administrative	(133)	(103)	29.0%	(480)	(376)	27.7%
% of the NOR	(1.5%)	(1.3%)	(0.2) p.p.	(1.5%)	(1.3%)	(0.2) p.p.

Operating Income	1,329	1,413	(6.0%)	4,777	3,891	22.8%
% of the NOR	14.8%	17.6%	(2.7) p.p.	14.8%	13.4%	1.4 p.p.

Other Operating Results	226	0	-	(445)	(438)	1.5%

Equity Income	6	(7)	-	(104)	26	-

EBIT	1,560	1,406	10.9%	4,228	3,478	21.6%
% of the NOR	17.4%	17.5%	(0.1) p.p.	13.1%	12.0%	1.1 p.p.

Net Financial Income	(381)	(201)	90.0%	(1,670)	(991)	68.6%

Income before Taxes	1,179	1,206	(2.2%)	2,558	2,488	2.8%
% of the NOR	13.2%	15.0%	(1.8) p.p.	7.9%	8.6%	(0.6) p.p.
Income Tax and Social Contribution	255	(214)	(219.0%)	390	(353)	-
% of Income before Taxes	21.6%	(17.8%)	39.4 p.p.	15.2%	(14.2%)	29.4 p.p.

Net Income	1,415	991	42.8%	3,118	2,135	46.0%
% of the NOR	15.8%	12.3%	3.5 p.p.	9.7%	7.4%	2.3 p.p.

EBITDA	1,885	1,762	7.0%	5,738	4,709	21.9%
% of the NOR	21.0%	21.9%	(0.9) p.p.	17.8%	16.2%	1.6 p.p.

Considers R$213 million in the EBITDA and R$190 million in the Net Income in 2015, referring to the operating gain from the sale of the dairy operations.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) MANAGEMENT REPORT / COMMENTS ON THE PERFORMANCE

Cash Flow - R$ Million	4Q15	4Q14	∆%	2015	2014	∆%
Operating Activities
Result for the Fiscal Year	1,415	991	42.8%	2,928	2,135	37.1%
Adjustments to the Result	(10)	792	(101.3%)	3,424	2,314	48.0%

Changes in Assets and Liabilities
Accounts Receivable from Clients	(490)	(155)	216.3%	(1,112)	459	(342.3%)
Inventory	129	577	(77.7%)	(1,066)	369	(388.8%)
Biological Assets	(59)	(9)	525.3%	(199)	75	(364.8%)
Interest on Shareholders' Equity Received	1	9	(88.5%)	16	55	(70.9%)
Suppliers	(157)	(140)	12.1%	882	203	334.7%
Suppliers Chain Risk	303	-	-	719	-	-
Payment of Contingencies	(53)	(36)	46.3%	(194)	(259)	(25.1%)
Interest Payments	(249)	(217)	14.8%	(694)	(619)	12.1%
Payment of Income Tax and Social Contribution	(1)	(1)	(34.3%)	(7)	(6)	24.7%
Salaries, Social Obligations and Others	(485)	(212)	128.7%	(563)	115	(589.5%)
Net Cash provided by the Continued Operating Activities	345	1,599	(78.4%)	4,134	4,842	(14.6%)
Cash and Cash Equivalents by Discontinued Operating Activities	-	48	-	2	160	(98.5%)
Net Cash provided by Operating Activities	345	1,647	(79.0%)	4,137	5,002	(17.3%)

Investment Activities
Financial Investments	-	(23)	(100.0%)	71	(0)	-
Investment in Restricted Cash	(1,367)	(5)	282	(1,711)	(16)	-
Goodwill on Acquisition of Non-Controlling Shareholders	-	-	-	-	(1)	-
Acquisition of Companies	(17)	(314)	(94.7%)	(91)	(373)	(75.6%)
Acquisition of Interests in Joint Venture	(0)	(45)	(99.0%)	(62)	(54)	15.1%
Acquisition of Fixed Assets/Investments	(234)	(224)	4.4%	(1,297)	(1,021)	27.0%
Acquisition of Biological Assets	(165)	(136)	21.8%	(589)	(517)	13.9%
Revenue from the Sale of Fixed Assets	44	39	12.3%	252	171	47.9%
Intangible Investments	(180)	(7)	-	(205)	(50)	307.5%
Receivables in the sale of the discontinued op., net of the cash	-	-	-	1,957	-	-
Net Cash provided by the Continued Investment Activities	(1,919)	(714)	168.9%	(1,674)	(1,862)	(10.1%)
Net Cash provided by the discontinued Investment Activities	-	(15)	-	(12)	(51)	(75.9%)
Net Cash provided by Investment Activities	(1,919)	(729)	163.2%	(1,686)	(1,914)	(11.9%)

Financing Activities
Loans and Financing	592	297	98.9%	259	409	(36.8%)
Interest on Shareholders' Equity	-	-	-	(889)	(726)	22.5%
Sale of Treasury Shares	(1,274)	(234)	445.4%	(3,766)	(351)	973.0%
Disposal of Treasury Shares	(8)	16	(146.8%)	82.44	100	(17.4%)
Net Cash provided by Financing Activities	(690)	80	(960.1%)	(4,314)	(568)	659.3%
Cash generated (applied) in the financing of Discontinued Activities	-	-	-	20	-	-
Cash generated (applied) in the financing activities	(690)	80	-	(4,294)	(568)	655.8%
Effect of Exchange Rate Variation on Cash and Cash Equivalents	(97)	215	(144.9%)	1,199	359	234.0%
Net Increase (Decrease) in Cash Held	(2,361)	1,214	(294.5%)	(644)	2,879	(122.4%)
Cash and Cash Equivalents at the Beginning of the Period	7,724	4,793	61.1%	6,007	3,128	92.1%
Cash and Cash Equivalents at the End of the Period	5,363	6,007	(10.7%)	5,363	6,007	(10.7%)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) MANAGEMENT REPORT / COMMENTS ON THE PERFORMANCE

BRF S.A. Consolidado

Balance Sheet - R$ Million	12.31.15	09.30.15	12.31.14
Ativo
Circulante
Cash and Cash Equivalents	5,363	7,724	6,007
Financial Investments	735	703	587
Accounts Receivable	3,876	3,391	3,047
Recoverable Taxes	1,232	1,113	1,009
Dividends/Interest on shareholders' equity receivable	22	0	10
Securities Receivable	304	299	215
Inventories	4,033	4,201	2,941
Biological Assets	1,330	1,271	1,131
Other Financial Assets	129	71	43
Other Receivables	369	327	268
Anticipated expenses	409	235	271
Restricted Cash	1,346	-	-
Non-Current Assets held to sale and discontinued operation	32	108	1,958
Total Current Assets	19,180	19,444	17,488

Non-Current Assets
Long-term assets	5,095	4,352	3,789
Cash Investments	456	68	62
Accounts Receivable	4	5	8
Judicial Deposits	732	699	616
Biological Assets	761	720	683
Securities Receivable	231	203	362
Recoverable Taxes	969	848	912
Deferred Taxes	1,256	1,129	714
Restricted Cash	480	459	115
Other Receivables	207	222	317

Permanent Assets	16,113	16,193	14,826
Investments	186	457	438
Property, Plant and Equipment	10,916	10,702	10,059
Intangible	5,011	5,035	4,329
Total Non-Current Assets	21,208	20,545	18,615

Total Assets	40,388	39,990	36,104

Liabilities and Equity
Current Liabilities
Loans and Financing	2,628	2,154	2,739
Suppliers	4,745	5,069	3,522
Supply Chain Risk	1,175	417	455
Payroll and Mandatory Social Charges	478	614	427
Taxes Payable	353	297	300
Dividends/Interest on Shareholders’ Equity	518	2	431
Management and Staff Profit Sharing	296	239	396
Other Financial Liabilities	667	1,052	257
Provisions	231	253	243
Employee Pension Plan	67	56	56
Other Liabilities	462	479	234
Liabilities related to non-current assets held for sale and discontinued operations	-	-	508
Total Current Liabilities	11,621	10,633	9,569

Non-Current Liabilities
Loans and Financing	12,551	12,769	8,850
Suppliers	155	146	161
Taxes and Social Charges Payable	26	39	26
Provision for Tax, Civil and Labor Contingencies	974	930	943
Deferred Taxes	188	143	90
Employee Pension Plan	232	246	258
Other Liabilities	804	850	516
Total Non-Current Liabilities	14,931	15,124	10,845

Total Liabilities	26,552	25,757	20,414

Shareholders' Equity
Capital Stock	12,460	12,460	12,460
Capital Reserves	7	(79)	109
Profit Reserves	6,077	4,044	3,946
Other Related Results	(1,080)	(1,017)	(620)
Retained Profits	-	1,696	-
Interest on Shareholders’ Equity	-	(426)	-
Transfer Reserves and Tax Incentives	-	(98)	-
Treasury Shares	(3,948)	(2,675)	(305)
Non-Controling Shareholders	319	327	99
Total Shareholders' Equity	13,836	14,233	15,690

Total Liabilities and Shareholders' Equity	40,388	39,990	36,104

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

1.            COMPANY’S OPERATIONS

BRF S.A. (“BRF”) and its subsidiaries (collectively the “Company”) is one of Brazil’s largest companies in the food industry. BRF is a public company, listed on the New Market of Brazilian Securities, Commodities & Futures Exchange (“BM&FBOVESPA”), under the ticker BRFS3, and listed on the New York Stock Exchange (“NYSE”), under the ticker BRFS. It´s headquarter is located at 475, Rua Jorge Tzachel in the City of Itajaí, State of Santa Catarina. With a focus on raising, producing and slaughtering of poultry, pork for processing, production and sale of fresh meat, processed products, pasta, sauce, mayonnaise, frozen vegetables and soybean by-products, among which the following are highlighted:

•                Whole chickens and frozen cuts of chicken, turkey and pork;

•                Ham products, bologna, sausages, frankfurters and other smoked products;

•                Hamburgers, breaded meat products and meatballs;

•                Lasagnas, pizzas, cheese breads, pies and frozen vegetables;

•                Margarine, sauces and mayonnaise; and

•                Soy meal and refined soy flour, as well as animal feed.

As disclosed in the consolidated financial statement for the year ended December 31, 2014, the Company's Management decided to discontinue the sale of dairy products after analyzing an offer for acquisition made by a subsidiary of Groupe Lactalis, details of which are presented in note 13.

The Company's Management has also changed its management structure and thus, as of 2015, the Company’s activities become organized in 5 operating segments, being Brazil, Latin America (“LATAM”), Europe, Middle East and Africa (“MEA”) and Asia, as disclosed in note 5.

In Brazil, the Company operates 35 meat processing plants, 3 margarine processing plants, 3 pasta processing plants, 1 dessert processing plant and 3 soybean crushing plant, located close to the Company’s raw material suppliers or the main consumer centers.

The Company has 20 distribution centers to deliver its products to supermarkets, retail stores, wholesalers, restaurants and other institutional customers in Brazil and International markets.

In the foreign market, the Company operates 6 meat processing plants, 1 margarine and oil processing plant, 1 sauces and mayonnaise processing plant, 1 frozen vegetables processing plant, and 20 distribution centers, besides subsidiaries or sales offices in Argentina, Austria, Cayman Island, Chile, China, France, Germany, Hungary, Italy, Japan, Kuwait, Nigeria, Oman, Portugal, Russia, Saudi Arabia, Singapore, South Africa, South Korea, Spain, The Netherlands, United Arab Emirates, United Kingdom,

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Uruguay and Venezuela. The Company exports to more than 120 countries.

The table below summarizes the direct and indirect equity interests of the Company, as well as the activities of each entity:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

1.1.        Equity interest

					% equity interest
Entity		Main activity	Country	Participation	12.31.15	12.31.14

Avipal Centro-Oeste S.A.	(a)	Industrialization and commercialization of milk	Brazil	Direct	100.00%	100.00%
BRF GmbH		Holding	Austria	Direct	100.00%	100.00%
Al Khan Foodstuff LLC		Import, commercialization and distribution of products	Oman	Joint venture	40.00%	40.00%
Al-Wafi Food Products Factory LLC		Industrialization and commercialization of products	United Arab Emirates	Indirect	49.00%	49.00%
Badi Ltd.		Holding	United Arab Emirates	Indirect	100.00%	100.00%
Al-Wafi Al-Takamol Imp.		Import and commercialization of products	Saudi Arabia	Indirect	75.00%	75.00%
BRF Al Yasra Food K.S.C.C.		Import and commercialization and distribution of products	Kuwait	Indirect	75.00%	75.00%
BRF Foods GmbH		Industralization, import and commercialization of products	Austria	Indirect	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	90.00%	90.00%
BRF France SARL	(k)	Marketing and logistics services	France	Indirect	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	99.00%	99.00%
BRF Global Company South Africa Proprietary Ltd.		Import and commercialization of products	South Africa	Indirect	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	1.00%	1.00%
BRF Global GmbH	(b)	Holding and trading	Austria	Indirect	100.00%	100.00%
Qualy 5201 B.V.	(b)	Import, commercialization of products and holding	The Netherlands	Indirect	100.00%	100.00%
Xamol Consultores Serviços Ltda.		Import and commercialization of products	Portugal	Indirect	100.00%	100.00%
BRF Japan KK		Marketing and logistics services	Japan	Indirect	100.00%	100.00%
BRF Korea LLC		Marketing and logistics services	Korea	Indirect	100.00%	100.00%
BRF Shanghai Management Consulting Co. Ltd.	(v)	Advisory and related services	China	Indirect	100.00%	0.00%
BRF Singapore PTE Ltd.		Marketing and logistics services	Singapore	Indirect	100.00%	100.00%
BRF Germany GmbH	(j)	Import and commercialization of products	Germany	Indirect	100.00%	100.00%
BRF Holland B.V.	(g)	Import and commercialization of products	The Netherlands	Indirect	100.00%	100.00%
BRF B.V.	(f)	Industrialization, import and commercializations of products	The Netherlands	Indirect	100.00%	100.00%
BRF Hungary LLC	(c)	Import and commercialization of products	Hungary	Indirect	100.00%	100.00%
BRF Iberia Alimentos SL	(l)	Import and commercialization of products	Spain	Indirect	100.00%	100.00%
BRF Invicta Ltd.	(o)	Import and commercialization and distribution of products	England	Indirect	62.00%	-
Invicta Food Products Ltd.	(d)	Import and commercialization of products	England	Indirect	100.00%	100.00%
BRF Wrexham Ltd.	(e)	Industrialization, import and commercializations of products	England	Indirect	100.00%	100.00%
Invicta Food Group Ltd.	(b) (p)	Import and commercialization and distribution of products	England	Indirect	100.00%	-
Invicta Foods Ltd.		Import and commercialization and distribution of products	England	Indirect	100.00%	-
Invicta Foodservice Ltd.		Import and commercialization and distribution of products	England	Indirect	100.00%	-
BRF Italia SPA	(h)	Import and commercialization of products	Italy	Indirect	67.00%	67.00%
Federal Foods LLC	(w)	Import and commercialization and distribution of products	United Arab Emirates	Indirect	49.00%	49.00%
Federal Foods Qatar		Import and commercialization and distribution of products	Qatar	Indirect	49.00%	49.00%
Perdigão Europe Lda.		Import and commercialization of products	Portugal	Indirect	100.00%	100.00%
Perdigão International Ltd.		Import and commercialization of products	Cayman Island	Indirect	100.00%	100.00%
BFF International Ltd.		Financial fundraising	Cayman Island	Indirect	100.00%	100.00%
Highline International	(a)	Financial fundraising	Cayman Island	Indirect	100.00%	100.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	40.00%	40.00%
Sadia Foods GmbH	(a)	Import and commercialization of products	Germany	Indirect	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	10.00%	10.00%
SATS BRF Food PTE Ltd.	(s)	Import, industrialization, commercialization and distribution of products	Singapore	Joint venture	49.00%	-
Wellax Food Logistics C.P.A.S.U. Lda.		Import and commercialization of products	Portugal	Indirect	100.00%	100.00%
Elebat Alimentos S.A.	(i) (u)	Industrialization and commercialization of products	Brazil	Direct	-	99.00%
Establecimiento Levino Zaccardi y Cia. S.A.		Industrialization and commercializations of dairy products	Argentina	Direct	98.26%	98.26%
K&S Alimentos S.A.		Industrialization and commercialization of products	Brazil	Affiliate	49.00%	49.00%
Minerva S.A.	(t)	Industrialization and commercialization of products	Brazil	Affiliate	-	16.29%
Nutrifont Alimentos S.A.	(u)	Industrialization and commercialization of products	Brazil	Affiliate	-	50.00%
PP-BIO Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	33.33%	33.33%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Direct	99.99%	99.99%
Elebat Alimentos S.A.	(i) (u)	Industrialization and commercialization of products	Brazil	Indirect	-	1.00%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercialization of products	Brazil	Indirect	99.99%	99.99%
PR-SAD Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	33.33%	33.33%
Quickfood S.A.		Industrialization and commercialization of products	Argentina	Direct	90.05%	90.05%
Sadia Alimentos S.A.	(n)	Holding	Argentina	Direct	43.10%	99.98%
Avex S.A.	(q)	Industrialization and commercialization of products	Argentina	Indirect	94.60%	95.00%
Flora Dánica S.A.	(r)	Industrialization and commercialization of products	Argentina	Indirect	-	95.00%
GB Dan S.A.	(r)	Industrialization and commercialization of products	Argentina	Indirect	-	5.00%
Flora San Luis S.A.	(r)	Industrialization and commercialization of products	Argentina	Indirect	-	95.00%
Flora Dánica S.A.	(r)	Industrialization and commercialization of products	Argentina	Indirect	-	5.00%
GB Dan S.A.	(r)	Industrialization and commercialization of products	Argentina	Indirect	-	95.00%
Flora San Luis S.A.	(r)	Industrialization and commercialization of products	Argentina	Indirect	-	5.00%
Sadia International Ltd.		Import and commercialization of products	Cayman Island	Direct	100.00%	100.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	60.00%	60.00%
Sadia Uruguay S.A.	(m)	Import and commercialization of products	Uruguay	Indirect	5.10%	100.00%
Avex S.A.	(q)	Industrialization and commercialization of products	Argentina	Indirect	5.40%	5.00%
Sadia Alimentos S.A.	(n)	Holding	Argentina	Indirect	56.90%	0.02%
Sadia Overseas Ltd.		Financial fundraising	Cayman Island	Direct	100.00%	100.00%
Sadia Uruguay S.A.	(m)	Import and commercialization of products	Uruguay	Direct	94.90%	-
UP Alimentos Ltda.		Industrialization and commercialization of products	Brazil	Affiliate	50.00%	50.00%
Vip S.A. Emp. Part. Imobiliárias		Commercialization of owned real state	Brazil	Direct	100.00%	100.00%
Establecimiento Levino Zaccardi y Cia. S.A.		Industrialization and commercialization of dairy products	Argentina	Indirect	1.74%	1.74%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercialization of products	Brazil	Indirect	0.01%	0.01%

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

(a)       Dormant subsidiaries.

(b)       The wholly-owned subsidiary BRF Global GmbH, started to operate as a trading in the European market as from May 1, 2013. In addition, it owns 101 direct subsidiaries in Madeira Island, Portugal, with an investment as of December 31, 2015 of R$4,046 (R$2,964 as of December 31, 2014) and a direct subsidiary in Den Bosch, The Netherlands, denominated Qualy 20 with an investment as of December 31, 2015 of R$8,162 (R$4,372 as of December 31, 2014). The wholly-owned subsidiary Qualy 5201 B.V. owns 213 subsidiaries in The Netherlands being the amount of this investment as of December 31, 2015 of R$22,258 (R$14,553 as of December 31, 2014).The indirect subsidiary Invicta Food Group Ltd. owns 118 direct subsidiaries in Ashford, England, with an investment of R$161,197 as of December 31, 2015. The purpose of these three subsidiaries is to operate in the European market to increase the Company’s market share, which is regulated by a system of poultry and turkey meat import quotas.

(c)       On January 20, 2015, change the corporate name from Plusfood Hungary Trade and Service LLC to BRF Hungary LLC.

(d)       On February 06, 2015, change the corporate name from Plusfood UK Ltd. to BRF UK Ltd.. On July 30, 2015, change the corporate name from BRF UK Ltd. to Invicta Food Products Ltd..

(e)       On February 06, 2015, change the corporate name from Plusfood Wrexham to BRF Wrexham Ltd.

(f)        On February 20, 2015, change the corporate name from Plusfood B.V. to BRF B.V.

(g)       On February 20, 2015, change the corporate name from Plusfood Holland B.V. to BRF Holland B.V.

(h)       On February 23, 2015, change the corporate name from Plusfood Italy SRL to BRF Italia SPA.

(i)        On February 27, 2015, change in equity interest through capital increase.

(j)        On March 16, 2015, change the corporate name from Plusfood Germany GmbH to BRF Germany GmbH.

(k)       On March 18, 2015, change the corporate name from Perdigão France SARL to BRF France SARL.

(l)        On March 23, 2015, change the corporate name from Plusfood Iberia SL to BRF Iberia Alimentos SL.

(m)      On April 08, 2015, acquisition of equity interest, through capital increase and disposal of equity interest by the wholly-owned subsidiary Sadia International Ltd.

(n)       On April 17, 2015, disposal of equity interest and acquisition of equity interest through a capital increase by the wholly-owned subsidiary Sadia Uruguay S.A..

(o)       On April 22, 2015, acquisition of 62% equity interest of BRF Invicta Ltd.

(p)       On April 22, 2015, Invicta Food Group Ltd., contributed with its current operation in BRF Invicta Ltd.

(q)       On April 30, 2015, change in equity interest through capital increase.

(r)        On June 01, 2015, merged into Avex S.A.

(s)       On June 03, 2015, acquisition of 49% of equity interest of SATS BRF Food PTE Ltd.

(t)        On May 25, 2015, June 15, 2015 and June 18, 2015, equity interest decreased due to a third party capital increase in Minerva S.A. without a corresponding increase from BRF S.A. On November 30, 2015 the investment in Minerva was transferred to marketable securities, being no longer considered as an equity interest (note 17.3).

(u)       On July 01, 2015, disposal of equity interest.

(v)       On December 11, 2014, establishment of BRF Shanghai Management Consult Co. Ltd..

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

(w)      The Company owns 49% of the equity interest with rights for 60% of the dividends, permitted by the Federal Law 8/1984, which is effective in the United Arab Emirates and according to the shareholder’s agreement, as well as 100% of the economic rights resulting in the consolidation of this wholly owned subsidiary.

1.2.        Business combination – Invicta Food Group Limited (“IFGL”)

On April 22, 2015, The Company concluded the transaction with IFGL to constitute a new company, which main objective is the distribution of processed food in the United Kingdom, Ireland and Scandinavia, on which BRF will hold 62% of share capital (note 6.1.1).

1.3.        Acquisition of share equity of SATS BRF Food Pte Ltd (“SATS BRF”)

On April 16, 2015, BRF signed with Singapore Food Industries Pte. Ltd. (“SFI”) the documents for the formation of a joint venture in Singapore (namely SATS BRF Food Pte. Ltd.), of which BRF would acquire 49% of the share capital (“transaction”). On June 02, 2015 BRF concluded the transaction (note 6.2.1).

1.4.        Conclusion of the sales contract of the dairy segment to Groupe Lactalis ("Parmalat")

On July 01, 2015, the Company concluded the sale of its dairy segment to Lactalis (“transaction”), through the disposal of 100% of the shares of Elebat Alimentos S.A., a BRF wholly-owned subsidiary, for which all were transferred the rights and obligations relative to the dairy segment were recorded (note 13).

1.5.        Trademarks acquisition in Argentina

On October 16, 2015, BRF, through its subsidiaries Avex S.A. and Quickfood S.A., concluded with Molinos Río de la Plata S.A. and one of its subsidiaries, the acquisition of certain sausage, hamburger and margarine trademarks (Vieníssima, GoodMark, Manty, Delícia, Hamond, Tres Cruces e Wilson), in the amount of US$43,500 (equivalent to R$167,136).

1.6.        Execution of a binding offer with Pampa Agribusiness Fund L.P. and Pampa Agrobusiness Follow-on Fund L.P. (collectively “Pampa”).

On December 01, 2015, BRF announced to the market that it has signed a binding offer with Pampa for the acquisition of the total shares issued by Eclipse Holding Cooperatief UA (“Business”), a Dutch entity that controls Campo Austral.

Subject to the satisfaction of the conditions precedent set forth in the offer, the parties will execute the documents providing for the acquisition of the Business, based on a total value of US$85,000.

1.7.        Seasonality

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company does not operate with any significant seasonality throughout the year. In general, during the fourth quarter of each year the demand in Brazil is slightly stronger than in the other quarters, mainly due to the year-end holiday season such as Christmas and New Years Eve. Our bestselling products are: turkey, Chester®, tender and pork cuts (ham/loin).

2.            MANAGEMENT’S STATEMENT AND BASIS OF PREPARATION AND PRESENTATION OF FINANCIAL STATEMENTS

The Company’s individual and consolidated financial statements are prepared in accordance with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”), introduced in Brazil through Brazilian Accounting Pronouncements Committee (“CPC”) and its technical interpretations  (“ICPC”) and guidelines (“OCPC”), approved by the Brazilian Securities Exchange Commission (“CVM”).

The Company’s individual and consolidated financial statements are expressed in thousands of Brazilian Reais (“R$”), as well as the amounts of other currencies disclosed in the financial statements, when applicable, were also expressed in thousands. Amounts disclosed in Brazilian Reais are informed when applicable.

The preparation of the Company’s financial statements requires Management to make judgments, use estimates and adopt assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, as well as the disclosures of contingent liabilities, as of the reporting date of these financial statements. However, the uncertainty inherent to these judgments, assumptions and estimates could lead to results requiring a material adjustments to the carrying amount of the affected asset or liability in future periods.

The Company reviews its judgments, estimates and assumptions quarterly.

The individual and consolidated financial statements were prepared on the historical cost basis except for the following items which are measured at fair value:

•           derivative and non-derivative financial instruments measured at fair value;

•           available for sale financial assets at fair value;

•           marketable securities classified as cash and cash equivalents measured at fair value;

•           share-based payments and employee benefits at fair value, and

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

•           biological assets at fair value.

As a result of the Company’s decision to discontinue the operating segment of dairy products the consolidated statements of income and cash flows for the year ended December 31, 2015 and 2014 are disclosed in accordance with the requirements of CVM Deliberation Nº 598/09 – Non-current Assets Held for Sale and Discontinued Operations.

The Company reclassified the supply chain finance transaction as of December 31, 2014, in the amount of R$455,120 (parent company and consolidated) in the presentation of the financial statements as of December 31, 2015. This balance was originally presented as “trade accounts payable” and was reclassified to “supply chain finance” in order to be comparable with the information as of December 31, 2015, as disclosed in note 31. There was no change in the total of current liabilities in the amount of R$8,783,209 (parent company) and R$9,569,126 (consolidated) as of December 31, 2014.

The statements of cash flows as of December 31, 2014 (parent company and consolidated) are not being restated as there were no changes to them.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

3.1.        Consolidation: includes the BRF’s individual financial statements and the financial statements from subsidiaries where BRF has direct or indirect control. All transactions and balances between BRF and its subsidiaries have been eliminated upon consolidation, as well as the unrealized profits or losses arising from transactions between the Company and its subsidiaries. Non-controlling interest is presented separately.

3.2.        Functional currency: the financial statements of each subsidiary included in consolidation are prepared using the currency of the main economic environment where it operates.

The financial statements of foreign subsidiaries are translated into Brazilian Reais in accordance with their functional currency using the following criteria:

Foreign subsidiaries with functional currency – Dirham, Euro, Argentine Peso Chinese Yuan, Kuwaiti Dinar and Pound Sterling

•      Assets and liabilities are translated at the exchange rate in effect at year-end;

•      Statement of income accounts are translated based on the monthly average rate; and

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

•      The cumulative effects of gains or losses upon translation are recognized as Accumulated Foreign Currency Translation Adjustments component of other comprehensive income.

Foreign subsidiaries with functional currency – Brazilian Reais

•      Non-monetary assets and liabilities are translated at the historical rate of the transaction;

•      Monetary assets and liabilities are translated at the exchange rate in effect at year-end;

•      Statement of income accounts are translated based on monthly average rate; and

•      The cumulative effects of gains or losses upon translation are recognized in the statement of income.

Goodwill arising from business combination with entities in foreign market is expressed in the functional currency of that entity and converted by the closing to exchange rate for the reporting currency of the parent company.

The accounting policies have been consistently applied by all subsidiaries included in consolidation.

3.3.        Investments: investments in associates and joint ventures are initially recognized at cost and adjusted thereafter for the equity method. In the investments in associates, the Company must have significant influence, which is the power to participate in the financial and operating policy decisions of the investee, without having the control or joint control of those policies. In investments in joint ventures there is the contractually agreed sharing control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control.

3.4.        Business combinations: are accounted for using the purchase method. The cost of an acquisition is the sum of the consideration paid, evaluated based on the fair value at acquisition date, and the amount of any non-controlling interests in the acquiree. For each business combination, the Company recognizes any non-controlling interest in the acquiree either at fair value or at the non-controlling interest’s proportionate share of the acquirer’s net assets. Costs directly attributable to the acquisition are accounted for as an expense when incurred.

When acquiring a business, management evaluate the assets acquired and the liabilities assumed in order to classify and allocate them pursuant to the terms of the agreement, economic circumstances and conditions at the acquisition date.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Goodwill is initially measured as the excess of the consideration paid over the fair value of the net assets acquired.

After initial recognition, goodwill is measured at cost, net of any accumulated impairment losses. For purposes of impairment testing, the goodwill recognized in a business combination, as from the acquisition date, is allocated to each of the Company’s cash generating units.

3.5.        Segment information: an operating segment is a component of the Company that carries out business activities from which it can obtain revenues and incur expenses. The operating segments reflect how the Company’s management reviews financial information to make decisions. The Company’s management has identified reportable segments, which meet the quantitative and qualitative disclosure requirements. The segments identified for disclosure represent mainly sales channels. The information according to the characteristics of the products is also presented, based on their nature, as follows: poultry, pork, beef, processed products and other sales.

3.6.        Cash and cash equivalents: include cash on hand, bank deposits and highly liquid investments in fixed-income funds and/or securities with maturities, upon acquisition, of 90 days or less, which are readily convertible into known amounts of cash and subject to insignificant risk of change in value. The investments classified in this group, due to their nature, are measured at fair value through the profit and loss.

3.7.        Financial instruments: financial assets and liabilities are recorded when the Company becomes party to the contractual provisions of the instruments and classified into the following categories: marketable securities, loans and receivables, derivatives and other.

3.7.1.   Marketable securities: are financial assets that comprise public and private fixed-income securities, classified and recorded based on the purpose for which they were acquired, in accordance with the following categories:

•        Trading securities: acquired for sale or repurchase in the short term, recorded at fair value with variations directly recorded in the statement of income for the year within interest income or expense;

•           Held to maturity: when the Company has the intention and ability to hold them up to maturity, investments are recorded at amortized cost, plus interest, monetary and exchange rate changes, when applicable, and recognized in the statement of income when incurred, within interest income or expense; and

•           Available for sale: this category is for the remaining securities that are not classified in any of the categories above, which are measured at fair value, with changes to fair value recorded in other comprehensive income while the asset is not realized, net of taxes. Interest and monetary and exchange variation, when applicable, are recognized in the statement of income when incurred within interest income or expense.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

3.7.2.  Derivatives financial instruments measured at fair value: are those actively traded on organized markets and fair value is determined based on the amounts quoted on an active market at the balance sheet date. These financial instruments are designated at initial recognition, classified as other financial assets and/or liabilities, with a corresponding entry in the statement of income within financial income or expenses or cash flow hedge, a component of other comprehensive income, net of taxes.

3.7.3.  Hedge transactions: the Company utilizes derivative and non-derivative financial instruments, to hedge the exposure to exchange rate and interest variations or to modify the characteristics of financial assets and liabilities and highly probable transactions, which are: (i) highly correlated to changes in the market value of the item being hedged, both at inception and throughout the term of the contract (effectiveness between 80% and 125%); (ii) supported by documents that identify the transaction, the hedged risk, the risk management process and the methodology used to assess effectiveness; and (iii) considered  effective in the mitigation of the risk associated with the hedged exposure. These transactions are accounted for in accordance with CVM Deliberation Nº 604/09, that permits the protection accounting methodology (“hedge accounting”) with measurement of effect of fair value in equity and its realization in income for the relevant heading.

Hedges that meet the criteria of hedge accounting are recorded as cash flow hedge.

In a cash flow hedge, the effective portion of the gain or loss on the hedging instrument is recognized as other comprehensive income, while the ineffective portion of the hedge is recognized immediately as financial income or expense.

The amounts recorded as other comprehensive income are immediately transferred to the statement of income when the hedged transaction affects the statement of income.

If the occurrence of the forecasted transaction or firm commitment is no longer expected, the amounts previously recognized in other comprehensive income are transferred to the statement of income. If the hedging instrument expires or is sold, terminated or exercised without replacement or rollover, or if its classification as a hedge is revoked, the gains or losses previously recognized remain recorded in other comprehensive income until the forecasted transaction or firm commitment affect the statement of income.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

3.7.4.   Loans and receivables: these are financial assets and liabilities with fixed or determinable payments which are not quoted on an active market. Such assets and liabilities are initially recognized at fair value plus any attributable transaction costs. After initial recognition, loans and receivables are measured at amortized cost under the effective interest rate method, less any impairment losses.

3.8.        Adjustment to present value: the Company and its subsidiaries measure the adjustment to present value of outstanding balances of non-current trade accounts receivable, trade payables, social obligations and other non-current liabilities, being recorded in accounts reducing their lines on the other hand financial result. The Company adopts the weighted average of the cost of funding to determine the adjustment to present value to those assets and liabilities, which corresponds to annual rate of 12.80% (11.20% p.a. on 2014).

3.9.        Trade accounts receivables: are recorded at the invoiced amount and adjusted to present value, when applicable, net of allowance for doubtful accounts.

The Company adopts procedures and analysis to establish credit limits and substantially does not require collateral from customers. In the event of default, collection attempts are made, which include direct contact with customers and collection through third parties. Should these efforts prove unsuccessful, court measures are considered and the notes are reclassified to non-current assets at the same time an allowance is recognized. The notes are written-off from the allowance when management considers that they are not recoverable after taking all appropriate measures to collect them.

3.10.     Inventories: are evaluated at average acquisition or formation cost, not exceeding market value. The cost of finished products includes raw materials, labor, cost of production, transport and storage, which are related to all process needed to make the products ready for sale. Provisions for obsolescence, adjustments to net realizable value, impaired items and slow-moving inventories are recorded when necessary. Usual production losses are recorded and are an integral part of the production cost of the respective month, whereas unusual losses, if any, are recorded as other operating expense.

3.11.     Biological assets: The consumables and production biological assets (live animals) and the forest are measured at their fair value, being applied to cost approach technique to live animals and market approach to the forest. In the determination of the live animal’s fair value, all the inherent losses to the production process were considered.

3.12.     Assets held for sale: Such assets are measured at carrying amount or fair value, whichever is lower, net of selling costs and are not depreciated or amortized.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The income statement and cash flows from discontinued operations are presented separately from those of continuing operations of the Company.

3.13.     Property, plant and equipment: stated at the cost of acquisition or construction, less accumulated depreciation and impairment losses, when applicable. The borrowing costs are capitalized as a component of construction in progress, pursuant to with CVM Deliberation Nº 672/11, considering the weighted average interest rate of the Company’s debt at the capitalization date.

Depreciation is recognized based on the estimated economic useful life of each asset on a straight-line basis. The estimated useful life, residual values and depreciation methods are annually reviewed and the effects of any changes in estimates are accounted for prospectively. Land is not depreciated.

The Company annually performs an analysis of impairment indicators of property, plant and equipment along with goodwill impairment test. If an impairment indicator is identified, the corresponding assets are tested for impairment using the discounted cash flow methodology. Hence, when an impairment is identified, a provision is recorded. The recoverability of these assets was tested for impairment in 2015, and no adjustments were identified. The realization of the test involved the adoption of assumptions and judgments, as disclosed in note 19.

Gains and losses on disposals of property, plant and equipment items are calculated by comparing the proceeds of the disposals with their net book values and recognized in the statement of income at the disposal date.

3.14.     Intangible assets: Intangible assets acquired are measured at cost at the time they are initially recognized. The cost of intangible assets acquired in a business combination corresponds to the fair value at the acquisition date. After initial recognition, intangible assets are presented at cost less accumulated amortization and impairment losses, when applicable. Internally-generated intangible assets, excluding development costs, are not capitalized but recognized in the statement of income as incurred.

The useful life of intangible assets is assessed as finite or indefinite.

Intangible assets with a finite life are amortized over the economic useful life and reviewed for impairment whenever there is an indication that their carrying values may be impaired. The amortization period and method for an intangible asset with a finite useful life are reviewed at least at the end of each fiscal year. The amortization of intangible assets with a finite useful life is recognized in the statement of income as an expense consistently with the use of the intangible asset.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Intangible assets with an indefinite useful life are not amortized, but are tested annually for impairment on an individual basis or at the cash generating unit level. The Company records goodwill and trademarks as intangibles assets with in indefinite useful life.

Goodwill recoverability was tested for fiscal year 2015 and no impairment loss was identified.  Such test involved the adoption of assumptions and judgments, disclosed in note 19.

3.15.     Income taxes: in Brazil, are comprised of corporate income tax (“IRPJ”) and social contribution tax (“CSLL”), which are calculated monthly on taxable income, at the rate of 15% plus 10% surtax for IRPJ, and of 9% for CSLL, considering the offset of tax loss carryforwards, up to the limit of 30% of annual taxable income.

The income from foreign subsidiaries is subject to taxation pursuant to the local tax rates and legislation.  In Brazil, these incomes are taxed according to the provisional measure 2.159-35/2001 and most recently the Law 12.973/14, respecting the tax treaty signed by each country with Brazil in order to avoid double taxation.

Deferred taxes are recorded on IRPJ and CSLL tax losses, assets and liabilities and temporary differences between the tax basis the carrying amount and classified as non-current assets, as required by CVM Deliberation nº 676/11. When the Company’s analysis indicates that the realization of these credits, is not probable, a valuation allowance is recorded.

Deferred tax assets and liabilities are offset if a legally enforceable right exists to set off current tax assets against current tax liabilities and they relate to income taxes levied by the same tax authority on the same taxable entity. In the consolidated financial statements, the Company’s tax assets and liabilities can be offset against the tax assets and liabilities of the subsidiaries if, and only if, these entities have a legally enforceable right to make or receive a single net payment and intend to make or receive this net payment, or recover the assets and settle the liabilities simultaneously. Therefore, for presentation purposes, the balances of tax assets and tax liabilities are being disclosed separately.

Deferred tax assets and liabilities must be measured by rates that are expected to be applicable for the period when the assets are realized and liabilities settled.

3.16.     Accounts payable and trade accounts payable: are initially recognized at fair value plus any accrued charges, monetary and exchange variations incurred through the balance sheet date.

3.17.     Provision for tax, civil and labor risks and contingent liabilities: are established when the Company has a present obligation, formalized or not, as a result of a past event, it is probable that an outflow of resources will be required to settle the obligation and its amount can be reliably estimated.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company is part of various lawsuits, including, tax, labor and civil claims. The assessment of the likelihood of an unfavorable outcome in these lawsuits includes the analysis of the available evidence, the hierarchy of the laws, available former court decisions, as well as the most recent court decisions and their importance to the Brazilian legal system, as well as the opinion of external legal counsel. The provisions are reviewed and adjusted to reflect changes in the circumstances, such as the applicable statute of limitation, conclusions of tax inspections or additional exposures identified based on new claims or court decisions.

A contingent liability recognized in a business combination is initially measured at fair value and subsequently measured at the higher of:

•         the amount that would be recognized in accordance with the accounting policy for the provisions above that comply with CVM Deliberation Nº 594/09; or

•         the amount initially recognized less, if appropriate, cumulative amortization recognized in accordance with CVM Deliberation Nº 692/12.

As a result of the business combinations with Sadia, Avex and Dánica group the Company recognized contingent liabilities related to tax, civil and labor claims.

3.18.     Leases: lease transactions in which the risks and rewards of ownership are substantially transferred to the Company are classified as finance leases. When there is no significant transfer of the risks and rewards of ownership, lease transactions are classified as operating leases.

Finance lease agreements are recognized in property, plant and equipment and in liabilities at the lower of the present value of the minimum future payments of the agreement and the fair value of the asset, including, when applicable, the initial direct costs incurred in the transaction. The amounts recorded in property, plant and equipment are depreciated and the underlying interest is recorded in the statement of income in accordance with the terms of the lease agreement.

Operating lease agreements are recognized as expenses throughout the lease terms.

3.19.     Share based payments: the Company provides share based payments for its executives, which are settled with Company shares. The Company adopts the provisions of CVM Deliberation Nº 650/10, recognizing as an expense, on a straight-line basis, the fair value of the options granted, over the length of service required by the stock options plan, with a corresponding entry to equity. The accumulated expense recognized reflects the acquired vesting period and the Company's best estimate of the number of shares to be acquired.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The expense or income arising from the movement during the year is recognized in the statement of income under other operating expense or income. No expense is recognized for options that have not completed their vesting period.

The dilution effect of outstanding options is reflected as additional dilution in the calculation of diluted earnings per share.

3.20.     Pension and other post-employment plans: the Company sponsors four supplementary defined benefit and defined contribution plans, as well as other post-employment benefits, for those, an actuarial appraisal is annually prepared by an independent actuary. The costing of defined benefits is established separately for each plan using the projected unit credit method.

The measurements comprise the actuarial gains and losses, the effect of a limit on contributions and yields on plan contributions and are recognized in the balance sheet with a contra entry in other comprehensive income when incurred. These measurements are not reclassified to statement of income in subsequent periods.

The Company recognizes the net defined benefit asset, when:

•         controls a resource and has the ability to use the surplus to generate future benefits;

•         the control is a result of past events; and

•         the future economic benefits are available to the Company in the form of a reduction in future contributions or a cash refund, either directly to the Company or indirectly to another deficitary plan. The asset ceiling is the present value of those future benefits.

The past service cost is recognized in the statement of income at the earliest of the following dates:

•         when the plan amendment or curtailment occurs, or

•         when the Company recognizes related restructuring costs.

The past service cost and net interest on net defined benefit liability or asset are recognized in the statement of income within other operating expense or income.

3.21.     Earnings per share: basic earnings per share are calculated by dividing the net profit attributable to the holders of ordinary shares of the Company by the weighted average number of ordinary shares during the year. Diluted earnings per share are calculated by dividing the net profit attributable to the holders of ordinary shares of the Company by the weighted average number of ordinary shares during the year, plus the weighted average number of ordinary shares that would be issued when converting all dilutive potential ordinary shares into ordinary shares.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

3.22.     Determination of income: results from operations are recorded on an accrual basis.

3.23.     Revenue recognition: revenues comprise of the fair value of consideration received or receivable by the sale of products, net of taxes, returns, rebates and discounts.

Revenues are recognized in accordance with the accrual basis of accounting, when the sales value is reliably measurable and when the Company no longer has control over the goods sold, or otherwise related to the property, the costs incurred or to be incurred due to transaction can be reliably measured, it is probable that economic benefits will be received by the Company and the risks and benefits were fully transferred to the purchaser.

3.24.     Employee and management profit sharing: employees are entitled to profit sharing based on certain targets agreed upon on an annual basis, whereas managers are entitled to profit sharing based on the provisions of the bylaws, proposed by the Board of Directors and approved by the shareholders. The profit sharing amount is recognized in the statement of income for the period in which the targets are attained.

3.25.     Financial income: include interest earnings on amounts invested (including available for sale financial assets), dividend income (except for dividends received from equity investees), gains on disposal of available for sale financial assets, changes in fair value of financial assets measured at fair value through income and gains on hedging instruments that are recognized in income. Interest income is recognized in earnings through the effective interest method.

3.26.     Grants and government assistance: government subsidies are recognized at fair value when there is reasonable assurance that the conditions established are met and related benefits will be received. The amounts recorded in the statement of income when excluded from the income tax and social contribution calculation basis are reclassified to shareholders’ equity, as a reserve of tax incentives, unless there are accumulated losses.

3.27.     Dividends and interest on shareholders’ equity:  the proposal for payment of dividends and interest on shareholders’ equity made by the Company’s Management, which is within the portion equivalent to the mandatory minimum dividend, is recorded in current liabilities, as a legal obligation provided for in the bylaws; on the other hand, the dividends that exceed the mandatory minimum dividend, declared by management before the end of  the accounting period covered by the consolidated financial statements, not yet approved by the shareholders, is recorded as  additional dividend proposed in shareholders’ equity.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

For financial statement presentation purposes, interest on shareholders’ equity is stated as an allocation of income directly in shareholders’ equity.

3.28.     Transactions and balances in foreign currency: the balances of assets and liabilities of foreign subsidiaries are translated into Brazilian Reais using the exchange rates in effect at the balance sheet date and statement of income accounts are translated based on monthly average rates.

The exchange rates in Brazilian Reais effective at the balance sheet dates were as follows:

Exchange rate at the balance sheet date	12.31.15	12.31.14
U.S. Dollar (US$ or USD)	3.9048	2.6562
Euro (€ or EUR)	4.2504	3.2270
Pound Sterling (£ or GBP)	5.7881	4.1405
Argentine Peso ($ or ARS)	0.3017	0.3172
Rial Omã (OMR)	10.1529	6.8992
Dirham (AED)	1.0631	0.7232
Saudi Riyal (SAR)	1.0406	0.7079

Average rates
U.S. Dollar (US$ or USD)	3.3315	2.3536
Euro (€ or EUR)	3.6929	3.1221
Pound Sterling (£ or GBP)	5.0931	3.8721
Argentine Peso ($ or ARS)	0.3601	0.2905
Rial Omã (OMR)	8.6563	6.1134
Dirham (AED)	0.9071	0.6408
Saudi Riyal (SAR)	0.8883	0.6275

3.29.     Accounting judgments, estimates and assumptions: as mentioned in note 2, in the process of applying the Company’s accounting policies, management made the following judgments which have a material impact on the amounts recognized in the consolidated financial statements:

•         fair value of financial instruments (see note 4);

•         impairment of non-financial assets (see note 5 and 19);

•         measurement of fair value of items related to business combinations (see note 6);

•         allowance for doubtful accounts (see note 9);

•         net realizable value provision for inventories (see note 10);

•         fair value of biological assets (see note 11);

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

•         loss on the reduction of recoverable value of taxes (see note 12 and 14);

•         useful lives of property, plant and equipment and intangible (see note 18 and 19);

•         share-based payment transactions (see note 24);

•         pension and post-employment plans (see note 25); and

•         provision for tax, civil and labor risks (see note 26).

The Company reviews the estimates and underlying assumptions used in its accounting estimates on a quarterly basis. Revisions to accounting estimates are recognized in the period in each the estimates are revised.

3.30.     Statement of added value: the Company prepared individual and consolidated statements of added value (“DVA”) in accordance with CVM Deliberation Nº 557/08, which are submitted as part of these financial statements in accordance with BR GAAP. It represents for IFRS additional financial information.

4.            FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

4.1.        Overview

In the normal course of its business, the Company is exposed to credit, liquidity and market risks, which are actively managed in conformity to the Financial Risk Management Policy and Strategy Papers (this set called hereafter as “Risk Policy”) and internal guidelines subject to such policy.

The Risk Policy is under the management of the Board of Directors, Risk Management Committee and Financial Risk Management, with clear and defined roles and responsibilities, as follows:

•         The Board of Directors is responsible for approving the Risk Policy and defining the limits of tolerance of the different risks identified as acceptable for the Company on behalf of its shareholders. The current risk policy was reviewed and approved on November 26, 2015, with maturity of two years, and is automatically renewed once for the same period if no change is expressed during the term of the agreement;

•         The Financial Risk Management Committee is in charge of the execution of the Risk Policy, which comprises the supervision of the risk management process, planning and verification of the impacts of the decisions implemented, as well as the evaluation and approval of hedging strategies and monitoring the risk exposure levels to ensure compliance with Risk Policy; and

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

•         The Risk Management area has as a crucial role in monitoring, evaluating and reporting of the financial risks taken by the Company.

The Risk Policy does not authorize the Company’s management to contract leveraged derivative transactions and determines that any individual hedge operations (notional amount) must not exceed 2.5% of the Company’s shareholders’ equity.

a.            Credit risk management

The Company is subject to the credit risk related to trade accounts receivable, financial investments and derivative contracts, as follows:

•         Credit risk associated with trade accounts receivable is actively managed through the use of specific systems. Furthermore, it should be noted the diversification of the customer portfolio and the concession of credit to customers with good financial and operational conditions. The Company does not usually require collateral for sales to customer, and has a contracted credit insurance policy for specific markets; and

•         Credit risk associated with financial investments and derivative contracts is mitigated by the Company’s policy of working with prime institutions.

On December 31, 2015, the Company had financial investments over R$100,000 at the following financial institutions: Banco Itaú, Banco Bradesco, Banco Santander, Deutsche Bank, Banco do Brasil, Caixa Econômica Federal, Standard Chartered e Banco BNP.

The Company also held derivative contracts with the following financial institutions: Banco Bradesco, Banco do Brasil, Banco HSBC, Banco Itaú, Banco Santander, Banco Votorantim, Barclays, Citibank, Deutsche Bank, ING Bank, Merrill Lynch, Morgan Stanley e Rabobank.

b.            Liquidity risk management

Liquidity risk management aims to reduce the impacts caused by events which may affect the Company’s cash flow. Thus, the Company utilizes the following metrics:

•         Cash Flow at Risk (“CFaR”), which aims to statistically estimates the cash flows for the next twelve months and the Company’s liquidity exposure. The Company determined that the minimum cash available should be equivalent mainly to the average monthly billing and EBITDA for the last twelve-month period; and

•         Value at Risk ("VaR") is used for derivative transactions that require payments of periodic adjustments. Currently, the Company holds only BM&F Bovespa operations with daily adjustments and in order to monitor them, such methodology is utilized, which statistically measures potential maximum adjustments to be paid at intervals of 1 to 21-days.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company maintains its leverage levels in order to avoid any impact to its ability to settle commitments and obligations. As a guideline, the majority of the debt should be in long term. On December 31, 2015, the long term debt portion accounted for 82.7% (76.4% as of December 31, 2014) of the total outstanding debt with an average term greater than 5 years.

The table below summarizes the commitments and contractual obligations that may impact the Company’s liquidity:

	Parent company
	12.31.15
	Book value	Cash flow contracted	2016	2017	2018	2019	2020	After 5 years
Non derivative financial liabilities
Loans and financing	5,494,505	6,401,641	2,657,511	986,939	2,009,755	284,917	451,075	11,444
BRF bonds	8,085,596	10,705,794	353,079	353,079	833,704	314,329	314,329	8,537,274
Trade accounts payable	4,024,725	4,024,725	4,024,725	-	-	-	-	-
Financial lease	186,618	275,098	59,109	35,822	27,213	23,945	22,539	106,470
Operational lease	-	687,269	461,475	99,430	35,408	16,893	13,591	60,472

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Interest rate and exchange rate derivatives	280,285	245,151	7,501	7,373	230,277	-	-	-
Currency derivatives (NDF)	66,703	54,894	54,894	-	-	-	-	-
Fixed exchange rate	33,765	40,109	40,109	-	-	-	-	-
Currency derivatives (options)	217,122	121,357	51,535	69,822	-	-	-	-
Commodities derivatives (NDF)	11,729	28,065	28,065	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (NDF)	3,502	3,848	3,848	-	-	-	-	-
Interest rate and exchange rate derivatives	6,768	74,757	74,103	472	182	-	-	-

	Consolidated
	12.31.15
	Book value	Cash flow contracted	2016	2017	2018	2019	2020	After 5 years
Non derivative financial liabilities
Loans and financing	5,889,347	6,830,639	2,674,020	1,002,569	2,406,614	284,917	451,075	11,444
BRF bonds	8,085,596	10,705,794	353,079	353,079	833,704	314,329	314,329	8,537,274
BFF bonds	475,299	612,558	33,486	33,486	33,486	33,486	478,614	-
Sadia bonds	443,332	485,712	30,271	455,441	-	-	-	-
Quickfood bonds	285,709	413,238	143,369	109,112	72,428	53,779	34,550	-
Trade accounts payable	4,744,993	4,744,993	4,744,993	-	-	-	-	-
Financial lease	186,618	275,098	59,109	35,822	27,213	23,945	22,539	106,470
Operational lease	-	698,331	463,641	101,596	37,574	19,175	13,591	62,754

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Interest rate and exchange rate derivatives	326,650	309,540	28,154	28,159	252,745	482	-	-
Currency derivatives (NDF)	66,703	54,894	54,894	-	-	-	-	-
Fixed exchange rate	33,765	40,109	40,109	-	-	-	-	-
Currency derivatives (options)	217,122	121,357	51,535	69,822	-	-	-	-
Commodities derivatives (NDF)	11,729	28,065	28,065	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (NDF)	3,865	4,237	4,237	-	-	-	-	-
Interest rate and exchange rate derivatives	6,768	74,757	74,103	472	182	-	-	-

c.            Interest rate risk management

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Interest rates risk is the one the Company incurs in economic losses resulting from changes in these rates, which could affect its assets and liabilities.

The Company’s Risk Policy does not restrict exposure to different interest rates, neither establishes limits for fixed or floating rates. However, the Company continually monitors the market interest rates, in order to evaluate any need to enter into hedging transaction to protect from the exposure to fluctuation of such rates and manage the mismatch between its financial investments and debts. In these transactions the Company enters into contracts that exchange floating rate for fixed rate or vice-versa. Such transactions were designated by the Company as cash flow hedge.

The Company’s indebtedness is essentially tied to the London Interbank Offered rate ("LIBOR"), fixed coupon (“R$ and USD”), Long Term Interest Rate ("TJLP") and Monetary Unit of the Bank National Economic and Social Development ("UMBNDES") rates. In case of adverse changes in the market that result in LIBOR, TJLP and UMBNDES hikes, the cost of the floating indebtedness rises and on the other hand, the cost of the fixed indebtedness decreases in relative terms.

With regards to the Company's marketable securities, the main index is the Interbank Deposit Certificate ("CDI") for investments in Brazil and fixed coupon (“USD”) for investments in the International market.

d.            Foreign exchange risk management

Foreign exchange risk is the one related to variations of foreign exchange rates that may cause the Company to incur unexpected losses, leading to a reduction of assets or an increase in liabilities.

The Risk Policy is intended to protect the Company's results from these variations, in order to:

•         Protect operating revenues and costs that are related to transactions arising from commercial activities, such as estimated exports and purchases of raw materials, utilizing hedging instruments, that is, to protect its future cash flow denominated in foreign currency; and

•         Manage assets and liabilities denominated in foreign currencies in order to protect the balance sheet of the Company, through the use of over-the-counter and futures transactions.

The Company’s consolidated financial statements are mainly impacted by the following currencies: (i) U.S. Dollar, (ii) Euro, (iii) Iene, (iv) Pound Sterling and (v) Argentine Peso.

Assets and liabilities denominated in foreign currency are as follows:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	12.31.15	12.31.14
	Total exposure
Cash and cash equivalents and marketable securities	5,322,907	4,551,213
Trade accounts receivable	2,146,020	1,693,314
Accounts receivable from subsidiaries (unconsolidated)	250,766	1,243
Restricted cash	1,346,274	-
Future dollar agreements	741,912	252,339
Embedded derivative	-	1,853,379
Inventories	246	21,128
Exchange rate contracts (Swap)	968,780	(4,571)
Loans and financing	(11,359,658)	(7,596,191)
Bonds designated as cash flow hedge	1,171,440	796,860
Exports prepayments designated as cash flow hedge	1,171,440	796,860
Trade accounts payable	(1,496,833)	(794,832)
Supply chain finance	(488,997)	(162,369)
Other assets and liabilities, net	(232,146)	97,608
	(457,849)	1,505,981

Foreign exchange exposure (in US$) (liabilities)/assets	(117,253)	566,968

Foreign exchange exposure impacting the statement of income (in US$)	(39,776)	550,542
Foreign exchange exposure included in other comprehensive income (in US$)	(77,477)	16,426

Foreign exchange exposure (in US$) (liabilities)/assets	(117,253)	566,968

On December 31, 2015, the net foreign exchange exposure is within the limit set by the Company's Risk Policy.

e.            Commodity price risk management

In the normal course of its operations, the Company purchases commodities, mainly corn, soymeal, oil and live hog, which are some of the individual components of production cost.

Corn, soymeal and oil prices are subject to volatility resulting from weather conditions, crop yield, transportation and storage costs, government’s agricultural policy, foreign exchange rates and the prices of these commodities on the international market, among others factors. The prices of hog acquired from third parties are subject to market conditions and are influenced by internal availability and levels of demand in the international market, among other aspects.

The Risk Policy establishes limits for hedging the corn and soymeal purchase flow, aiming to reduce the impact resulting from a price increase of these raw materials, and may utilize derivative instruments or inventory management for this purpose. Currently, the management of inventory levels is used as a hedging instrument.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

f.             Capital management

The Company’s definition of the adequate capital structure is essentially associated with (i) cash strength as a tolerance factor to liquidity volatility, (ii) financial leverage and (iii) maximization of the opportunity cost of capital.

The cash and liquidity strategy takes into consideration the historical scenarios of volatility of results as well as simulations of sectorial and systemic crises and is based on permitting the resilience in scenarios of restricted access to capital.

Financial leverage aims the balance between the different sources of funding and their conditions of allocation in order to maximize the opportunity cost to BRF in its business expansion initiatives. Moreover, the objective of maintaining the investment grade disciplines the weighting of using own and third party capital.

The Company monitors debt levels and net debt, which are shown below:

	Consolidated
	12.31.15			12.31.14
	Current	Non-current	Total	Total
Foreign currency debt	(1,166,133)	(10,193,525)	(11,359,658)	(7,596,191)
Local currency debt	(1,462,046)	(2,357,579)	(3,819,625)	(3,993,144)
Other financial liabilities	(666,602)	-	(666,602)	(257,438)
Gross debt	(3,294,781)	(12,551,104)	(15,845,885)	(11,846,773)

Marketable securities and cash and cash equivalents	6,097,601	456,038	6,553,639	6,656,526
Other financial assets	129,387	-	129,387	43,101
Restricted cash	1,346,274	479,828	1,826,102	115,179
Net debt	4,278,481	(11,615,238)	(7,336,757)	(5,031,967)

4.2.        Derivative and non-derivative financial instruments designated as hedge accounting

As established by CVM Deliberation Nº 604/09, the Company applies hedge accounting to its derivative instruments classified as cash flow hedge, in accordance with the Risk Policy. The cash flow hedge consists of hedging the exposure to variations of the cash flow and firm commitment which is attributable to a particular risk associated with a recognized asset or liability, or a highly probable transaction that could affect profit and loss. The firm commitment hedge is a protection against fluctuations of a specific type of risk associated to a firm agreement to exchange a determined quantity for a determined price in a specific date, or in future determined dates.

The Risk Policy has also the purpose of determining parameters of use of financial instruments, including derivatives, which are designed to protect the operating and financial assets and liabilities, which are exposed to the variations of foreign exchange rates, the fluctuation of the interest rates and changes to the commodity prices. The Risk Management area is responsible for ensuring compliance to the requirements established by the Company’s Risk Policy.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company formally designated its operations for hedge accounting treatment for the derivative financial instruments to protect cash flows and export revenues by documenting:

•         The relationship of the hedge;

•         The objective and risk management strategy of the Company to enter into a hedge transaction;

•         The identification of the financial instrument;

•         The hedge object or transaction;

•         The nature of the risk to be hedged;

•         The description of the hedge relationship;

•         The demonstration of the correlation between the hedge transaction and the hedge object, when applicable; and

•         The prospective demonstration of the effectiveness of the hedge.

The transactions for which the Company has designated hedge accounting are highly probable, present an exposure to variation in cash flow that could affect profit and loss and are highly effective in protecting changes in fair value or cash flows attributable to hedged risk, consistent with the risk originally documented in the Risk Policy.

The effectiveness tests are prepared prospectively and retrospectively at each period end.

The prospective test is based on the comparison between the critical terms of derivative and non-derivative financial instruments and the hedged items. The hedged items (e.g. future monthly export sales) and the hedge instruments have the same critical terms, as follows:

•         Both fair value change due to the exchange rate variation (spot or forward rate method);

•         Their nominal values (notional) are similar; and

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

•         Their maturities are identical and both the hedged item (revenue) and the settlement of the financial instrument will occur at the same period.

The retrospective test is based on the analysis of the coverage ratio. This ratio compares the fair value variation accumulated since the inception of the hedged item (date of hedge designation) with the accumulated variation of the derivative and non-derivative financial instrument since its inception.

The effectiveness of the hedge is determined at the settlement date of the financial instrument, by comparing the cumulative changes of highly probable revenues with the gains or losses arising from the financial instruments.

The Company, within its hedge accounting strategy, utilizes the following financial instruments:

a.            Non-deliverable forwards – NDF

Non-deliverable forward contract is the future commitment to purchase or sell certain currencies on a certain date in the future for a predetermined price. This contract does not require physical settlement of contracted positions, but the financial settlement of the difference between the settlement price and the predetermined price of the contract.

b.            Interest rate and currency swap

Similar to a non-deliverable forward contract, the swap is the future commitment to buy or sell certain interest rates or currency at a specified date in the future for a predetermined price. The particularity in this type of transaction is the possibility to exchange cash flows on various dates. The Company contracts swaps that do not require the physical settlement of contracted positions, but the financial settlement of the difference between the settlement price and the price established in the contract.

c.            Options

A put option gives the holder (option holder) the right to buy an asset at a certain price (strike) at certain future date (the exercise date). A call option gives the holder the right to sell an asset at a certain price at a certain future date. In addition, there is a possibility of buying (premium disbursement, with rights) or selling (premium receiving, with obligations).

d.            Fixed exchange rate

Fixed exchange rate is a non-derivative financial instrument contracted from financial institutions that allows the definition of a future rate to internalization of resources arising from foreign activities. Contractually, there is the requirement of submission of export invoices to prove the nature of resources which will be internalized trough closing of exchange rate. Such contract has similar characteristics of a non-deliverable forward derivative contract because it determines, at its inception, a future exchange rate. Nevertheless, the contract requires a physical settlement of the contracted positions.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

e.            Export prepayments – PPEs

The Company utilizes the exchange rates variation of export prepayments contracts (“PPEs”) as a hedge instrument for the highly probable future sales in foreign currency.

f.             Senior unsecured notes – Bonds

The Company designates part of the transactions involving Senior Unsecured Notes as hedge accounting.

g.            Commodities non-deliverable forwards  – NFD

Non-deliverable forward contract is the future commitment to purchase or sell determined types of commodities in a certain future date for a predetermined price. This contract does not require physical settlement of contracted positions, but the financial settlement of the difference between the settlement price and the predetermined price of the contract.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

4.2.1 Breakdown of the balances of derivative financial instruments

The positions of outstanding derivative financial instruments are as follows:

Parent company and Consolidated
12.31.15					12.31.14
Instrument	Hedge object	Reference currency (notional)	Reference value (notional)	Fair value (1)	Reference value (notional)	Fair value (1)
Financial instruments designated as hedge accounting
NDF - Dollar sale (2)	Currency	USD	44,000	(17,858)	439,655	(62,699)
NDF - Euro sale (2)	Currency	EUR	31,800	(5,457)	74,042	184
NDF - Pound Sterling sale (2)	Currency	GBP	11,000	(1,566)	41,574	(2,097)
NDF - Iene sale (2)	Currency	JPY	6,799,981	(39,569)	16,993,208	(2,761)
Currency swap - US$ (2)	Currency	BRL	250,000	(248,456)	250,000	(90,328)
Interest rate swap - US$ (2)	Interest	USD	200,000	(31,829)	200,000	(29,060)
Fixed exchange rate - US$ (2)	Currency	USD	201,000	(33,765)	102,470	(2,848)
Fixed exchange rate - Euro (2)	Currency	EUR	-	-	8,000	299
Options (Collar) - US$ (2)	Currency	USD	1,227,000	(124,469)	164,000	(3,995)
Options (Collar) - Euro (2)	Currency	EUR	31,000	3,500	-	-
NDF - Corn purchase (2)	Commodities	Ton/USD	633,565	(11,729)	-	-
Total in Parent company				(511,198)		(193,305)
Interest rate swap - US$ (2)	Interest	USD	200,000	(46,365)	200,000	(38,587)
Total Consolidated				(557,563)		(231,892)

Financial instruments not designated as hedge accounting
NDF - Iene sale (2)	Currency	JPY	6,451,363	(1,152)	1,000,000	1,125
NDF - Purchase of US$ (2)	Currency	USD	50,000	(2,350)	-	-
Embedded derivative (2)	Currency	USD	-	-	697,756	27,955
Currency swap - US$ (2)	Currency	USD	250,000	(977)	2,798	(1,750)
Interest rate - R$ (2)	Interest	BRL	50,000	(2,341)	590,000	(1,466)
NDF - Corn purchase (2)	Commodities	Ton/USD	54,780	2,183	-	-
Future - BM&FBovespa (2)	Currency	USD	190,000	14,641	95,000	(5,694)
Total in Parent company				10,004		20,170
NDF - Purchase of Euro (2)	Currency	EUR	150,000	1,294	-	-
NDF - Euro (2)	Currency	EUR	-	-	150,000	87
NDF - Pound Sterling sale (2)	Currency	GBP	20,000	1,066	20,000	(2,638)
NDF - Argentine Peso sale (2)	Currency	USD	10,000	7,984	3,360	(64)
Total Consolidated				20,348		17,555

Total in Parent company				(501,194)		(173,135)
Total Consolidated				(537,215)		(214,337)

(1)     The market value determination method used by the Company consists of calculating the future value based on the contracted conditions and determining the present value based on market curves, obtained from the database of Bloomberg and BM&F.

(2)     Cash flow hedge.

a.            Non-deliverable forwards – NDF

 i.             Currency non-deliverable forwards - NDF

The position of the currency non-deliverable forward – NDF, by maturity, as well as the weighted average exchange rates and the fair value, are presented as follows:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Parent company and Consolidated
12.31.15
PUT	R$ x US$			R$ x EUR
Maturities	Notional (US$)	Average rate	Fair value	Notional (EUR)	Average rate	Fair value
Financial instruments designated as cash flow hedge
January 2016	19,000	3.9019	(505)	5,000	3.7252	(2,875)
February 2016	-	-	-	4,500	3.8052	(2,560)
March 2016	-	-	-	5,000	4.0961	(1,551)
April 2016	25,000	3.3586	(17,353)	2,000	4.5070	91
May 2016	-	-	-	8,300	4.6333	973
June 2016	-	-	-	4,000	4.6300	261
July 2016	-	-	-	3,000	4.6790	204
	44,000	3.5932	(17,858)	31,800	4.2848	(5,457)

PUT	R$ x GBP (1)			R$ x JPY (1)
Maturities	Notional (GBP)	Average rate	Fair value	Notional (JPY)	Average rate	Fair value
Financial instruments designed as hedge accounting
January 2016	3,000	5.6571	(500)	2,324,067	0.0271	(13,164)
February 2016	2,500	5.5172	(1,074)	2,023,761	0.0273	(11,979)
March 2016	1,500	5.7905	(285)	2,029,407	0.0276	(11,912)
April 2016	1,500	6.1620	165	105,694	0.0278	(629)
May 2016	1,200	6.2570	170	105,684	0.0281	(625)
June 2016	1,300	6.1400	(42)	211,368	0.0283	(1,260)
	11,000	5.8349	(1,566)	6,799,981	0.0274	(39,569)

(1)       Cash flow hedge.

CALL	USD x BRL			USD x EUR
Maturities	Notional (US$)	Average rate	Fair value	Notional (EUR)	Average rate	Fair value
Financial instruments not designated as cash flow hedge
January 2016	50,000	4.0664	(2,350)	-	-	-
March 2016	-	-	-	150,000	1.0864	1,294
	50,000	4.0664	(2,350)	150,000	1.0864	1,294

PUT	USD x GBP			R$ x JPY
Maturities	Notional (GBP)	Average rate	Fair value	Notional (JPY)	Average rate	Fair value
Financial instruments not designated as cash flow hedge
January 2016	-	-	-	6,451,363	0.0329	(1,152)
March 2016	20,000	1.4877	1,066	-	-	-
	20,000	1.4877	1,066	6,451,363	0.0329	(1,152)

PUT	ARS x USD
Maturities	Notional (USD)	Average rate	Fair value
Financial instruments not designated as cash flow hedge
March 2016	3,500	9.6730	1,729
April 2016	4,500	9.2879	4,378
May 2016	2,000	9.4290	1,877
	10,000	9.4509	7,984

ii.             Commodities non-deliverable forwards – NDF

The position of the commodities non-deliverable forwards – NFD, by maturity,  as well as weighted average exchange rates and the fair value, are presented as follows:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Parent company and Consolidated
12.31.15
Call	Quantity	Average rate	Fair
Maturities	Ton	US$/Ton	value
Designated as hedge accounting
January 2016	133,500	147.71	(3,377)
February 2016	159,449	145.49	(2,651)
March 2016	163,954	147.03	(2,262)
April 2016	99,252	146.87	(1,307)
May 2016	56,495	151.34	(1,209)
July 2016	4,743	159.04	(209)
August 2016	16,172	159.04	(714)
	633,565	147.54	(11,729)

PUT	Quantity	Average rate	Fair
Maturities	Ton	US$/Ton	value
Not designated as hedge accounting
June 2016	49,199	156.41	2,028
July 2016	3,154	154.97	89
September 2016	2,427	157.79	66
	54,780	156.39	2,183

b.            Interest rate and currency swap

The position of interest rate and currency swap is presented as follows:

				Parent company		Consolidated
12.31.15
Instrument	Maturity	Assets (Hedged object)	Liabilities (Protected risk)	Notional	Fair value	Notional	Fair value
Financial instruments designated as cash flow hedge

Interest rate	01.22.18	LIBOR 6M + 2.82% p.a.	5.86% p.a.	100,000	(15,929)	100,000	(15,929)
Interest rate	06.18.18	LIBOR 3M + 2.60% p.a.	5.47% p.a.	100,000	(15,900)	100,000	(15,900)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.90% p.a.	-	-	100,000	(23,299)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.88% p.a.	-	-	100,000	(23,066)
					(31,829)		(78,194)

Currency swap	05.22.18	R$ + 7.75%	US$ + 1.60%	250,000	(248,456)	250,000	(248,456)

					(280,285)		(326,650)

Financial instruments not designated as cash flow hedge
Interest rate - Bond	05.22.18	R$ (Fixed rate of 7.75% p.a.)	68.84% CDI	50,000	(2,341)	50,000	(2,341)

Currency swap	10.28.16	US$ + 1,76 % p.a	86,60% CDI	100,000	(1,202)	100,000	(1,202)
Currency swap	12.02.16	US$ + L3M + 0,90 % p.a	85,95% CDI	50,000	3,449	50,000	3,449
Currency swap	12.16.16	US$ + L3M + 1,10 % p.a	88,95% CDI	50,000	(2,734)	50,000	(2,734)
Currency swap	12.23.16	US$ + 2,41 % p.a	90,50% CDI	50,000	(490)	50,000	(490)
					(977)		(977)

					(3,318)		(3,318)

c.            Fixed exchange rate

The position of fixed exchange rate designated as hedge accounting is presented as follows:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Parent company and Consolidated
12.31.15
	R$ x US$
Maturities	Notional US$	Average US$	Fair value
January 2016	30,000	3.0070	(27,617)
February 2016	19,000	3.9687	(799)
March 2016	19,000	4.0044	(716)
April 2016	19,000	4.0538	(594)
May 2016	19,000	4.0929	(477)
June 2016	19,000	4.1441	(316)
July 2016	19,000	4.1867	(168)
August 2016	57,000	4.1688	(3,078)
	201,000	3.9422	(33,765)

d.            Options

 i.             Currency options

The Company designates as a cash flow hedge only the variation in the intrinsic value of its options, recognizing the time value of the premium in the financial result. If the hedge is not effective and the option is not exercised due to devaluation of the Brazilian Real, the losses related to the options will be registered as financial expenses in the statement of income.

The Company has designated transactions involving options denominated collar where there is a purchase of a put option ("PUT") and a sale of a call option ("CALL"), simultaneously, such that the premium paid for the put is compensated by the premium received in the call.

When the market price of any of the options is not available in an active market, the fair value is based on an option pricing model (Black-Scholes or Binomial).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Parent company and Consolidated
12.31.15
R$ x US$
Type	Maturities	Notional (US$)	Average US$	Fair value

Financial instruments designated as cash flow hedge
Collar - Call (Sale)	January 2016	(191,000)	4.0698	(20,747)
Collar - Put (Purchase)	January 2016	191,000	3.7628	10,268
Collar - Call (Sale)	February 2016	(193,000)	3.9832	(40,807)
Collar - Put (Purchase)	February 2016	193,000	3.6411	10,156
Collar - Call (Sale)	March 2016	(130,000)	3.7593	(57,862)
Collar - Put (Purchase)	March 2016	130,000	3.4552	4,158
Collar - Call (Sale)	April 2016	(68,000)	4.2237	(16,236)
Collar - Put (Purchase)	April 2016	68,000	3.6841	4,953
Collar - Call (Sale)	May 2016	(110,000)	4.4852	(12,563)
Collar - Put (Purchase)	May 2016	110,000	3.8600	10,643
Collar - Call (Sale)	June 2016	(100,000)	4.7355	(10,117)
Collar - Put (Purchase)	June 2016	100,000	3.8970	11,858
Collar - Call (Sale)	July 2016	(85,000)	4.4626	(13,956)
Collar - Put (Purchase)	July 2016	85,000	3.7988	6,936
Collar - Call (Sale)	August 2016	(105,000)	4.6536	(15,589)
Collar - Put (Purchase)	August 2016	105,000	3.8476	10,486
Collar - Call (Sale)	September 2016	(90,000)	4.7569	(13,590)
Collar - Put (Purchase)	September 2016	90,000	3.8583	9,551
Collar - Call (Sale)	October 2016	(55,000)	4.8645	(8,176)
Collar - Put (Purchase)	October 2016	55,000	3.8345	5,525
Collar - Call (Sale)	November 2016	(40,000)	4.8996	(6,290)
Collar - Put (Purchase)	November 2016	40,000	3.7900	3,538
Total Option (Collar)		-		(127,861)

Put (Purchase)	January 2016	30,000	3.9200	1,483
Put (Purchase)	February 2016	30,000	3.9200	1,909
Total Option (Put)				3,392

				(124,469)

Parent company and Consolidated
12.31.15
R$ x EUR
Type	Maturities	Notional (EUR)	Average EUR	Fair value

Financial instruments designated as cash flow hedge
Collar - Call (Sale)	January 2016	(8,000)	4.9250	(16)
Collar - Put (Purchase)	January 2016	8,000	4.3750	1,018
Collar - Call (Sale)	February 2016	(8,000)	4.9475	(241)
Collar - Put (Purchase)	February 2016	8,000	4.3950	1,286
Collar - Call (Sale)	March 2016	(7,000)	4.9894	(342)
Collar - Put (Purchase)	March 2016	7,000	4.3843	1,152
Collar - Call (Sale)	April 2016	(8,000)	5.0395	(591)
Collar - Put (Purchase)	April 2016	8,000	4.3450	1,234
Total Option (Collar)		-		3,500

4.2.2 Breakdown of the balances of non-derivative financial instruments

The position of non-derivative financial instruments is presented as follows:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Parent company and Consolidated
			12.31.15		12.31.14
Hedge Instrument	Hedge object	Reference currency (notional)	Value (notional)	Fair value (1)	Value (notional)	Fair value (1)
Financial instruments designated as cash flow hedge

Export prepayment - PPEs	Exchange	USD	300,000	1,171,440	300,000	796,860
Senior unsecured notes - Bonds	Exchange	USD	300,000	1,171,440	300,000	796,860

			600,000	2,342,880	600,000	1,593,720

(1)     Reference value converted by Ptax rate in effect at year-end.

a.            Export prepayments – PPEs

The position of PPEs is presented as follows:

Parent company and Consolidated
12.31.15
Hedge Instrument	Type of risk hedged	Maturities	Notional (US$)	Average rate	Fair value

Export prepayment - PPE	US$ (E.R.)	02.2017 to 02.2019	300,000	1.7796	1,171,440

b.            Senior unsecured notes – Bonds

The position of bonds designated as cash flow hedge is presented as follows:

Parent company and Consolidated
12.31.15
Hedge Instrument	Type of risk hedged	Maturities	Notional (US$)	Average rate	Fair value

BRF SA BRFSBZ5	US$ (E.R.)	06.2022	150,000	2.0213	585,720
BRF SA BRFSBZ3	US$ (E.R.)	05.2023	150,000	2.0387	585,720

			300,000	2.0300	1,171,440

4.3.        Gains and losses of derivative and non-derivative financial instruments

The unrealized gains and losses of derivative and non-derivative financial instruments designated as cash flow hedge are recorded as a component of other comprehensive income, as set forth below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Shareholders' Equity
	Parent company		Consolidated
	12.31.15	12.31.14	12.31.15	12.31.14
Derivatives designated as cash flow hedges
Foreign exchange risks	(420,649)	(152,670)	(420,649)	(152,670)
Interest risks	(27,725)	(26,072)	(66,597)	(59,300)
Commodity risks	3,604	-	3,604	-
	(444,770)	(178,742)	(483,642)	(211,970)

Non derivatives designated as cash flow hedges
Foreign exchange risks	(1,200,000)	(450,840)	(1,200,000)	(450,840)

Gross losses	(1,644,770)	(629,582)	(1,683,642)	(662,810)
Deferred taxes on losses	560,446	214,058	560,446	214,058
OCI recognized by subsidiaries	(38,872)	(33,228)	-	-
Losses, net of taxes	(1,123,196)	(448,752)	(1,123,196)	(448,752)

Change in gross losses	(1,015,188)	(163,975)	(1,020,832)	(162,817)
Income taxes on financial instruments adjustments	346,388	55,752	346,388	55,752
OCI recognized by subsidiaries	(5,644)	1,158	-	-
Impact in other comprehensive income	(674,444)	(107,065)	(674,444)	(107,065)

On December 31, 2015, the realized transaction with derivative and non-derivative financial instruments designated as cash flow hedge resulted in a loss of R$476,897 (loss of R$77,100 as of December 31, 2014), composed by a net loss amounting to R$469,917 (loss of R$72,347 as of December 31, 2014) recorded as gross revenues and a net loss of R$6,980 (gain of R$4,753 as of December 31, 2014) recorded in the financial result.

4.4.        Breakdown of financial instruments by category – except derivatives

	Parent company
	12.31.15
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	70,338	-	70,338
Restricted cash	-	-	-	479,828	-	479,828
Trade accounts receivable	4,952,878	-	-	-	-	4,952,878
Other credits	509,606	-	-	-	-	509,606
Other receivables	152,965	-	-	-	-	152,965
Fair value
Marketable securities	-	385,700	197,807	-	-	583,507

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(4,024,725)	(4,024,725)
Loans and financing
Local currency	-	-	-	-	(3,819,625)	(3,819,625)
Foreign currency	-	-	-	-	(9,760,476)	(9,760,476)
Capital lease payable	-	-	-	-	(186,618)	(186,618)
	5,615,449	385,700	197,807	550,166	(17,791,444)	(11,042,322)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Parent company
	12.31.14
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	62,104	-	62,104
Restricted cash	-	-	-	115,179	-	115,179
Trade accounts receivable	4,669,679	-	-	-	-	4,669,679
Other credits	506,844	-	-	-	-	506,844
Other receivables	195,481	-	-	-	-	195,481
Fair value
Marketable securities	-	-	283,623	-	-	283,623

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(3,591,980)	(3,591,980)
Loans and financing
Local currency	-	-	-	-	(3,454,444)	(3,454,444)
Foreign currency	-	-	-	-	(6,037,477)	(6,037,477)
Capital lease payable	-	-	-	-	(243,606)	(243,606)
Fair value
Loans and financing - NCE	-	-	-	-	(538,700)	(538,700)
	5,372,004	-	283,623	177,283	(13,866,207)	(8,033,297)

	Consolidated
	12.31.15
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	70,338	-	70,338
Restricted cash	-	-	-	1,826,102	-	1,826,102
Trade accounts receivable	3,880,441	-	-	-	-	3,880,441
Other credits	534,497	-	-	-	-	534,497
Other receivables	152,965	-	-	-	-	152,965
Fair value
Marketable securities	-	744,849	375,562	-	-	1,120,411

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(4,744,993)	(4,744,993)
Loans and financing
Local currency	-	-	-	-	(3,819,625)	(3,819,625)
Foreign currency	-	-	-	-	(11,359,658)	(11,359,658)
Capital lease payable	-	-	-	-	(186,618)	(186,618)
Fair value
Loans and financing - NCE	-	-	-	-	-	-
	4,567,903	744,849	375,562	1,896,440	(20,110,894)	(12,526,140)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	12.31.14
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	62,104	-	62,104
Restricted cash	-	-	-	115,179	-	115,179
Trade accounts receivable	3,054,577	-	-	-	-	3,054,577
Other credits	576,740	-	-	-	-	576,740
Other receivables	195,481	-	-	-	-	195,481
Fair value
Marketable securities	-	303,857	283,623	-	-	587,480

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(3,977,327)	(3,977,327)
Loans and financing
Local currency	-	-	-	-	(3,454,444)	(3,454,444)
Foreign currency	-	-	-	-	(7,596,191)	(7,596,191)
Capital lease payable	-	-	-	-	(243,790)	(243,790)
Fair value
Loans and financing - NCE	-	-	-	-	(538,700)	(538,700)
	3,826,798	303,857	283,623	177,283	(15,810,452)	(11,218,891)

4.5.        Determination of the fair value of financial instruments

The Company discloses its financial assets and liabilities at fair value, based on the appropriate accounting pronouncements, which refers to concepts of valuation and disclosure requirements.

Particularly related to the disclosure, the Company applies the hierarchy requirements set out in CVM Deliberation 699/12, which involves the following aspects:

•         The fair value is the price that an asset could be exchanged and a liability could be settled, between knowledgeable willing parties in an arm’s length transaction; and

•         Hierarchy on three levels for measurement of the fair value, according to observable inputs for the valuation of an asset or liability on the date of its measurement.

The valuation established on three levels of hierarchy for measurement of the fair value is based on observable and non-observable inputs. Observable inputs reflect market data obtained from independent sources, while non-observable inputs reflect the Company’s valuation technics. These two types of inputs create the hierarchy of fair value set forth below:

•         Level 1 – Prices quoted (unadjusted) for identical instruments in active markets;

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

•         Level 2 – Prices quoted in active markets for similar instruments, prices quoted for identical or similar instruments in non-active markets and evaluation models for which inputs are observable; and

•         Level 3 – Instruments whose significant inputs are non-observable.

The table below presents the overall classification of financial assets and liabilities according to the valuation hierarchy. For the year ended on December 31, 2015, there were no changes between the 3 levels of hierarchy.

	Parent company
				12.31.15
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Stocks	385,700	-	-	385,700
Held for trading
Bank deposit certificates	-	42,545	-	42,545
Financial treasury bills	155,262	-	-	155,262
Other financial assets
Derivatives designated as hedges	-	98,406	-	98,406
Derivatives not designated as hedges	-	20,274	-	20,274
	540,962	161,225	-	702,187
Liabilities
Financial liabilities
Loans and financing	-	-	-	-
Other financial liabilities
Derivatives designated as hedges	-	(609,604)	-	(609,604)
Derivatives not designated as hedges	-	(10,270)	-	(10,270)
	-	(619,874)	-	(619,874)

	Parent company
	12.31.14
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Held for trading
Bank deposit certificates	-	64,820	-	64,820
Financial treasury bills	218,803	-	-	218,803
Other financial assets
Derivatives designated as hedges	-	13,842	-	13,842
Derivatives not designated as hedges	-	29,080	-	29,080
	218,803	107,742	-	326,545
Liabilities
Financial liabilities
Loans and financing	-	(538,700)	-	(538,700)
Other financial liabilities
Derivatives designated as hedges	-	(207,147)	-	(207,147)
Derivatives not designated as hedges	-	(8,910)	-	(8,910)
	-	(754,757)	-	(754,757)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	12.31.15
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	293,282	-	-	293,282
Brazilian foreign debt securities	65,867	-	-	65,867
Stocks	385,700	-	-	385,700
Held for trading
Bank deposit certificates	-	42,545	-	42,545
Financial treasury bills	155,262	-	-	155,262
Investment funds	177,755	-	-	177,755
Other financial assets
Derivatives designed as hedges	-	98,406	-	98,406
Derivatives not designated as hedges	-	30,981	-	30,981
	1,077,866	171,932	-	1,249,798
Liabilities
Financial liabilities
Loans and financing	-	-	-	-
Other financial liabilities
Derivatives designed as hedges	-	(655,969)	-	(655,969)
Derivatives not designated as hedges	-	(10,633)	-	(10,633)
	-	(666,602)	-	(666,602)

	Consolidated
	12.31.14
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	187,867	-	-	187,867
Brazilian foreign debt securities	92,356	-	-	92,356
Investment funds	23,634	-	-	23,634
Held for trading
Bank deposit certificates	-	64,820	-	64,820
Financial treasury bills	218,803	-	-	218,803
Other financial assets
Derivatives designed as hedges	-	13,842	-	13,842
Derivatives not designated as hedges	-	29,259	-	29,259
	522,660	107,921	-	630,581
Liabilities
Financial liabilities
Loans and financing	-	(538,700)	-	(538,700)
Other financial liabilities
Derivatives designed as hedges	-	(245,734)	-	(245,734)
Derivatives not designated as hedges	-	(11,704)	-	(11,704)
	-	(796,138)	-	(796,138)

The following is a description of the valuation methodologies utilized by the Company for financial instruments measured at fair value:

•         Investments in Brazilian foreign debt securities, Financial Treasury Notes (“LFT”), financial investment funds and stocks are classified at Level 1 of the fair value hierarchy, as the market prices are available in an active market;

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

•         Investments in Bank Deposit Certificates (“CDB”) are classified at Level 2, since the determination of fair value is based on the price quotation of similar financial instruments in non-active markets; and

•         Derivative financial instruments are valued through existing pricing models widely accepted by financial market and described in appendix III of the Risk Policy. Readily observable market inputs are used, such as interest rate forecasts, volatility factors and foreign currency rates. These instruments are classified at Level 2 in the valuation hierarchy, including interest rates swap and foreign currency derivatives.

4.6.        Comparison between book value and fair value of financial instruments

Except for the items presented below, the book value of all other financial instruments approximate fair value. The fair value of financial instruments presented below was based in prices observed in active markets, level 1 of the hierarchy for fair value measurement.

	Parent company and Consolidated
		12.31.15		12.31.14
	Maturity	Book value	Fair value	Book value	Fair value
BRF bonds
BRF SA BRFSBZ5	2022	(656,068)	(695,203)	(1,995,163)	(2,101,511)
BRF SA BRFSBZ4	2024	(2,906,435)	(2,718,636)	(1,961,020)	(1,953,912)
BRF SA BRFSBZ3	2023	(1,881,569)	(1,781,229)	(1,245,013)	(1,241,545)
BRF SA BRFSBZ7	2018	(502,061)	(427,016)	(501,192)	(439,461)
BRF SA BRFSBZ2	2022	(2,139,463)	(1,990,770)	-	-
Parent company		(8,085,596)	(7,612,854)	(5,702,388)	(5,736,429)

BFF bonds
Sadia Overseas BRFSBZ7	2020	(475,299)	(499,662)	(595,372)	(679,571)
Sadia bonds
Sadia Overseas BRFSBZ6	2017	(443,332)	(461,999)	(427,285)	(457,477)
Quickfood bonds
Quickfood	2016	(285,709)	(285,709)	(190,139)	(190,139)
Consolidated		(9,289,936)	(8,860,224)	(6,915,184)	(7,063,616)

4.7.        Table of sensitivity analysis

In preparation of the sensitivity analysis, Management considered the derivative financial instruments used to mitigate the currency risk and commodities as relevant risks and could impact the Company's results. Currently, Management believes that fluctuations in interest rates do not significantly affect its financial results, since have opted for fixing through derivative financial instruments (interest rate swap), a considerable part of its post fixed debt.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The table below presents the possible impacts of derivative and non-derivative financial instruments considering scenarios of appreciation and depreciation of the main traded currencies by the Company with respect to its functional currency (Brazilian Real) and changes in corn prices on the Chicago Board of Trade (“CBOT”). The amount of exports utilized corresponds to notional value of derivative financial instruments entered into in order to hedge highly probable transaction.

Quantitative and qualitative information used in preparing these analyzes are based on the position for the period ended December 31, 2015. Future results to be measured may differ significantly from those estimates amounts, if the reality becomes different from the assumptions used.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

		3.9048	3.5143	2.9286	4.8810	5.8572
Parity - Brazilian Reais x U.S. Dollar		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Financial instruments designated as hedge accouting
Non-deliverable forward	Devaluation of R$	(13,711)	3,471	29,242	(56,663)	(99,616)
Fixed exchange rate	Devaluation of R$	7,526	86,013	203,743	(188,690)	(384,906)
Options - currencies	Devaluation of R$	-	295,189	1,013,868	647,587	1,786,813
Export prepayments	Devaluation of R$	(637,560)	(520,416)	(344,700)	(930,420)	(1,223,280)
Bonds	Devaluation of R$	(562,440)	(445,296)	(269,580)	(855,300)	(1,148,160)
Swaps	Devaluation of R$	(231,384)	(183,246)	(111,038)	(351,730)	(472,076)
Exports	Appreciation of R$	6,185	(384,673)	(1,246,853)	(402,234)	(1,302,291)
Financial instruments not designated as hedge accouting
NDF - Purchase	Appreciation of R$	(8,080)	(27,604)	(56,890)	40,730	89,540
Dollar Future sales - BM&FBovespa	Devaluation of R$	(912)	73,279	184,566	(186,390)	(371,868)
Net effect		(1,440,376)	(1,103,283)	(597,642)	(2,283,110)	(3,125,844)
Shareholders' equity		(1,431,384)	(1,148,958)	(725,318)	(2,137,450)	(2,843,516)
Statement of income		(8,992)	45,675	127,676	(145,660)	(282,328)

		4.2504	3.8254	3.1878	5.3130	6.3756
Parity - Brazilian Reais x Euro		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Financial instruments designated as hedge accouting
Non-deliverable forward	Devaluation of R$	1,095	14,611	34,886	(32,696)	(66,486)
Currency options	Devaluation of R$	3,848	17,024	36,788	10,481	43,422
Exports	Appreciation of R$	(4,943)	(31,635)	(71,674)	22,215	23,064
Financial instruments not designated as hedge accouting
Non-deliverable forward	Devaluation of R$	1,210	(62,545)	(158,179)	160,600	319,989
Net effect		1,210	(62,545)	(158,179)	160,600	319,989
Shareholders' equity		-	-	-	-	-
Statement of income		1,210	(62,545)	(158,179)	160,600	319,989

		5.7881	5.2093	4.3411	7.2351	8.6822
Parity - Brazilian Reais x GBP		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Non-deliverable forward	Devaluation of R$	514	6,881	16,432	(15,403)	(31,320)
Exports	Appreciation of R$	(514)	(6,881)	(16,432)	15,403	31,320
Financial instruments not designated as hedge accouting
NDF and Deliverable forward (hedge accouting)	Devaluation of R$	(422)	(11,998)	(29,362)	28,519	57,459
Net effect		(422)	(11,998)	(29,362)	28,519	57,459
Shareholders' equity		-	-	-	-	-
Statement of income		(422)	(11,998)	(29,362)	28,519	57,459

		0.0324	0.0292	0.0243	0.0405	0.0486
Parity - Brazilian Reais x JPY		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Non-deliverable forward	Devaluation of R$	(34,289)	(12,237)	20,842	(89,420)	(144,551)
Exports	Appreciation of R$	34,289	12,237	(20,842)	89,420	144,551
Financial instruments not designated as hedge accouting
Non-deliverable forward	Devaluation of R$	3,032	23,954	55,337	(49,272)	(101,577)
Net effect		3,032	23,954	55,337	(49,272)	(101,577)
Shareholders' equity		-	-	-	-	-
Statement of income		3,032	23,954	55,337	(49,272)	(101,577)

		142.80	128.52	107.10	178.50	214.20
Price parity CBOT - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
Non-deliverable forward	Increase in the price of corn	(11,729)	(47,057)	(100,049)	76,592	164,912
Not designated as hedge accounting
NDF - Corn purchase	Increase in the price of corn	2,907	5,962	10,544	(4,729)	(12,366)
Net effect		(8,822)	(41,095)	(89,505)	71,863	152,546
Shareholders' equity		(11,729)	(47,057)	(100,049)	76,592	164,912
Statement of income		2,907	5,962	10,544	(4,729)	(12,366)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

5.            SEGMENT INFORMATION

The operating segments are reported consistently with the management reports provided to the Board of Directors and Directors for assessing the performance of each segment and allocating resources.

As disclosed in note 1, in order to reflect the management structure changes the segment information of 2015 and 2014 were prepared considering the five observable segments, as follows: Brazil, Latin America (“LATAM”), Europe, Middle East and Africa (“MEA”) and Asia, which primarily observe our geographical structure. The information as of December 31, 2014 was prepared in order to be comparable to the information as of December 31, 2015, according to the new segments of the Company.

Hence, these segments include the sales operations in all sales channels and are disclosed according to the nature of the products as described below:

•         Poultry: involves the production and sale of whole poultry and in-natura cuts.

•         Pork and beef cuts: involves the production and sale of in-natura cuts.

•         Processed products: involves the production and sale of processed foods, frozen and processed products derived from poultry, pork and beef.

•         Other processed products: involves the production and sale of processed foods like margarine and vegetable and soybean-based products.

•         Other sales: involves the production and trade of animal feed, soy meal, refined soy flour, cheese and cream cheese.

The net sales for each reportable operating segment are presented below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
Net sales	12.31.15	12.31.14
Brazil
Poultry	2,293,385	2,044,614
Pork and beef	733,905	1,041,064
Processed products	12,227,512	11,383,894
Other sales	782,705	954,875
	16,037,507	15,424,447

Europe
Poultry	854,902	483,862
Pork and beef	850,400	895,593
Processed products	1,934,313	1,713,181
	3,639,615	3,092,636

MEA
Poultry	6,364,934	4,909,920
Pork and beef	150,233	253,310
Processed products	582,260	546,590
Other sales	46	-
	7,097,473	5,709,820

Asia
Poultry	2,834,136	2,613,180
Pork and beef	373,815	388,393
Processed products	81,643	71,371
	3,289,594	3,072,944

LATAM
Poultry	501,864	537,119
Pork and beef	294,937	313,607
Processed products	1,284,329	806,167
Other sales	51,282	50,103
	2,132,412	1,706,996
	32,196,601	29,006,843

The operating income for each reportable operating segment is presented below:

	Consolidated
	12.31.15	12.31.14

Brazil	1,622,322	2,001,984
Europe	572,160	552,579
MEA	1,214,196	314,606
Asia	703,333	546,638
LATAM	116,399	62,512
	4,228,410	3,478,319

No customer was individually or in aggregate responsible for more than 5% of net sales for the years ended December 31, 2015 and 2014.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The goodwill and intangible assets with indefinite useful life (trademarks) arising from business combination were allocated to the reportable operating segments, considering the nature of the products manufactured in each segment (cash-generating unit), as presented below:

	Consolidated
	Goodwill		Trademarks		Total
	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14
Brazil	1,151,498	1,151,498	982,478	982,478	2,133,976	2,133,976
Europe	481,658	303,258	20,149	20,115	501,807	323,373
MEA	834,368	749,654	170,407	170,407	1,004,775	920,061
Ásia	78,270	78,270	-	-	78,270	78,270
LATAM	232,308	242,663	198,984	94,888	431,292	337,551
	2,778,102	2,525,343	1,372,018	1,267,888	4,150,120	3,793,231

The Company performed the impairment test of the assets allocated to the reportable segments using the discounted cash flow methodology. The results and main assumptions used are disclosed in note 19.

Information referring to the total assets by reportable segments is not being disclosed, as it is not included in the set of information made available to the Company’s Management, which take investment decisions and determine allocation of assets on a consolidated basis.

6.            BUSINESS COMBINATION AND ACQUSITION OF ENTITIES INTEREST

6.1.        Business combination

6.1.1.   Business combination – Invicta Food Group Limited (“IFGL”)

On April 22, 2015, BRF, through its wholly-owned subsidiary BRF GmbH, has signed with the shareholders of the entire share capital of Invicta Food Group Limited ("IFGL"), the final documents for the formation of a new company (denominated BRF Invicta), which shall have as main objective the distribution of processed food in the United Kingdom, Ireland and Scandinavia.

The sellers contributed with IFGL operation and BRF GmbH contributed its current operation in Europe (represented by the business of BRF UK, former corporate name of Plusfood UK) at BRF Invicta and BRF GmbH paid to the sellers the amount of GBP25,558 (equivalent to R$115,994), such that BRF GmbH will hold 62% of BRF Invicta total share capital.

Additionally, BRF GmbH recorded a provision of GBP8,000 (equivalent to R$36,291) as contingent consideration, which can be adjusted in a range of GBP4,000 to GBP12,000, as it depends on the business operating performance and the appreciation of the shares of BRF S.A., and will be settled in January 2019.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The agreement signed between BRF GmbH and IFGL also includes a call option held by BRF GmbH, to be exercised from January 01, 2019 to December 31, 2020 and a put option held by shareholders of the 38% remaining, to be exercised from January 01, 2023 to March 31, 2023. BRF recognized a liability, in non-current liabilities, related to the put option in the amount of GBP53,100 (equivalent to R$240,883) referring to the fair value of exercise price of put option in counterparty to the BRF GmbH’s shareholders’ equity to reflect the acquisition of non-controlling interest. On December 31, 2015, the amount of this obligation is R$307,348. This liability corresponds to R$307,348 as of December 31, 2015.

The fair value of the acquired assets and assumed liabilities for the determination of the price paid by BRF Invicta to acquire IFGL are as follows:

Fair value recognized on acquisition date
Cash and cash equivalents	25,073
Trade accounts receivable, net	37,584
Inventories	68,336
Property, plant and equipment, net	4,986
Intangible	196,199
Customer relationship	147,424
Import Quotas	48,775
332,178

Trade accounts payable	30,231
Tax payable	1,093
Other liabilities	2,341
Deferred taxes	39,240
72,905

Net asset	259,273

Fair value of consideration	393,118
Cash	115,944
Earn-out	36,291
Transfer of shares of BRF Invicta at market value (1)	240,883
Fair value of consideration	393,118

Goodwill	133,845

The fair value of the consideration paid was determined as follows:

Cash	115,944
Earn-out	36,291
Transfer of shares of BRF Invicta at market value (1)	240,883
Fair value of consideration	393,118

(1)       A gain of R$111,247 corresponding to the difference of historical cost and market value of BRF Invicta shares recognized as capital reserve in shareholder’s equity.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

IFGL contributed with net revenues of R$393,532 and net profit of R$20,308 from the acquisition date to 31.12.15 in the consolidate balances. If the acquisition had occurred at the beginning of year 2015, the consolidated net revenues for this year would be increased by R$109,404 and the consolidated net profit of year would be increased by R$4,270.

6.2.        Acquisition of Entities Interest

6.2.1.   Acquisition of entity interest of SATS BRF Food Pte. Ltd (“SATS BRF”)

On June 02, 2015, BRF, through its wholly-owned subsidiary BRF GmbH, signed an agreement with Singapore Food Industries Pte. Ltd. (“SFI”) for the formation of a joint venture in Singapore, of which BRF acquired 49% of the share capital. SFI is a wholly-owned subsidiary of SATS Ltd., which is the leading provider of airport food catering in Asia, and listed on the Singapore Exchange ("SGX").

The joint venture was named SATS BRF Food Pte. Ltd. ("SATS BRF"). The total consideration was SGD26,000 (R$59,883) (see below):

Cash – consideration paid	60,637

Fair value of equity interest in SATS on the acquisition date	(54,853)

Goodwill	5,784

SATS BRF will focus on expand the offer of processed foods and semi-processed of high value added, initially for the Singapore market.

The SATS BRF’s investment is measured based on the equity method and classified as joint venture.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

7.            CASH AND CASH EQUIVALENTS

	Average rate (p.a.)	Parent company		Consolidated
		12.31.15	12.31.14	12.31.15	12.31.14
Cash and bank accounts
U.S. Dollar	-	33,523	13,049	665,550	1,309,800
Brazilian Reais	-	65,212	101,422	65,302	101,654
Euro	-	76,681	122,282	556,440	311,339
Other currencies	-	11,615	626	330,855	115,719
		187,031	237,379	1,618,147	1,838,512
Cash equivalents
In Brazilian Reais
Investment funds	15.12%	14,553	13,863	14,553	13,863
Savings account	5.66%	10,990	-	10,990	-
Bank deposit certificates	14.23%	449,716	1,617,420	486,042	1,644,069
		475,259	1,631,283	511,585	1,657,932
In U.S. Dollar
Term deposit	1.31%	172,899	39,888	2,785,926	1,521,420
Overnight	0.08%	9,896	22,267	430,492	901,851
In Euro
Term deposit	-	-	48,540	-	78,190
Other currencies
Term deposit	5.24%	-	-	16,740	9,037
		182,795	110,695	3,233,158	2,510,498
		845,085	1,979,357	5,362,890	6,006,942

8.            MARKETABLE SECURITIES

			Average interest rate (p.a.)	Parent company		Consolidated
	WATM (1)	Currency		12.31.15	12.31.14	12.31.15	12.31.14
Available for sale
Credit linked note (a)	4.41	US$	3.92%	-	-	293,282	187,867
Brazilian foreign debt securities (b)	2.34	US$	2.98%	-	-	65,867	92,356
Stocks (f)	-	R$	-	385,700	-	385,700	-
Investment funds (c)	-	ARS	-	-	-	-	23,634
				385,700	-	744,849	303,857
Held for trading
Bank deposit certificates ("CDB") (d)	5.42	R$	13.97%	42,545	64,820	42,545	64,820
Financial treasury bills (e)	4.54	R$	14.15%	155,262	218,803	155,262	218,803
Investment funds (c)	1.00	ARS	29.31%	-	-	177,755	-
				197,807	283,623	375,562	283,623
Held to maturity
Financial treasury bills (e)	1.72	R$	14.15%	70,338	62,104	70,338	62,104
				653,845	345,727	1,190,749	649,584

Current				197,807	283,623	734,711	587,480
Non-current				456,038	62,104	456,038	62,104

(1)     Weighted average maturity in years.

(a)  The credit linked note is a structured operation with a first-class financial institution that bears periodic interest (LIBOR + spread) and corresponds to a credit note that contemplates the Company’s risk.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

(b)  Brazilian foreign debt securities are denominated in U.S. Dollars and remunerated at pre and post-fixed rates.

(c)  The fund in foreign currency is basically represented of public and private securities

(d)  Bank Deposit Certificate (“CDB”) investments are denominated in Brazilian Reais and remunerated at rates varying from 98% to 100% of the Interbank Deposit Certificate (“CDI”).

(e)  Financial Treasury Bills (“LFT”) are remunerated at the rate of the Special System for Settlement and Custody (“SELIC”).

(f)   The stock balance comprises the market value of 29,000,000 stocks from Minerva (BEEF3) (note 17.3).

The unrealized loss by the change in fair value of the available for sale securities, recorded in other comprehensive income, corresponds to the accumulated amount of R$8,466 net of income tax of R$1,987 (loss of R$17,296 net of income tax of R$225 as of December 31, 2014).

Additionally, on December 31, 2015, of the total of marketable securities, R$99,264 (R$32,433 as of December 31, 2014)  were pledged as collateral (without restrictions for use) for operations with future contracts denominated in U.S. Dollars, traded on the Futures and Commodities Exchange (“BM&FBovespa”).

The Company also has restricted cash in the amount of R$479,828 in the parent company and R$1,826,102 in the consolidate balances on December 31, 2015 (R$115,179 in the parent company and consolidate balances on December 31, 2014), see note 16.

The marketable securities non-current balance as of December 31, 2015 matures in 2017.

The Company conducted an analysis of sensitivity to foreign exchange rate as presented in note 4.7.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

9.            TRADE ACCOUNTS RECEIVABLE, NET AND OTHER RECEIVABLES

	Parent company		Consolidated
	12.31.15	12.31.14	12.31.15	12.31.14
Trade accounts receivable, net
Domestic customers	1,928,197	1,476,399	1,928,197	1,476,399
Domestic related parties	645	1,622	645	1,622
Foreign customers	419,153	410,943	2,146,020	1,693,314
Foreign related parties	3,030,221	2,889,486	250,766	1,243
	5,378,216	4,778,450	4,325,628	3,172,578
( - ) Adjustment to present value	(13,232)	(10,220)	(13,232)	(10,220)
( - ) Allowance for doubtful accounts	(412,106)	(98,551)	(431,955)	(107,781)

	4,952,878	4,669,679	3,880,441	3,054,577

Current	4,948,745	4,663,193	3,876,308	3,046,871
Non-current	4,133	6,486	4,133	7,706

Credit notes	544,951	532,148	569,842	602,987
( - ) Adjustment to present value	(2,982)	(8,640)	(2,982)	(9,583)
( - ) Allowance for doubtful accounts	(32,363)	(16,664)	(32,363)	(16,664)

	509,606	506,844	534,497	576,740

Current	281,516	170,029	303,716	215,067
Non-current (1)	228,090	336,815	230,781	361,673

(1) Weighted average maturity of 3.18 years.

Of the foreign related parties balance recorded in the parent company, R$1,110,010 were transferred in the Certificate of Agribusiness Receivables operation (“CRA”) as disclosed in Note 20.

On December 31, 2015 notes receivable are comprised mainly by receivables from the (i) sale of Ana Rech assets to JBS, of R$101,161; (ii) sale of assets of Vila Anastácio, former headquarters of Sadia, of R$22,198; (iii) sale of Carambeí plant to Seara, of R$88,150 and (iv) disposal of various other assets and farms, R$309,221.

The trade accounts receivable from related parties by the parent company are disclosed in note 30. The consolidated balances, refers to transaction with associates UP!, in domestic market and with joint ventures AKF and SATS BRF, in foreign market.

The rollforward of allowance for doubtful accounts is presented below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Parent company		Consolidated
	12.31.15	12.31.14	12.31.15	12.31.14
Beginning balance	98,551	99,874	107,781	107,478
Additions (1)	274,281	85,163	301,441	91,315
Business combination	-	-	-	2,798
Reversals	(57,618)	(54,479)	(65,753)	(57,838)
Write-offs	(30,858)	(32,089)	(30,901)	(33,953)
Exchange rate variation	127,750	82	119,387	(2,019)
Ending balance	412,106	98,551	431,955	107,781

(1) Refers mainly to doubtful accounts in foreign markets.
The aging of trade accounts receivable is as follows:

	Parent company		Consolidated
	12.31.15	12.31.14	12.31.15	12.31.14
Current	4,902,657	4,494,352	3,483,359	2,793,427
Overdue
01 to 60 days	56,088	45,872	343,216	118,902
61 to 90 days	7,927	29,504	30,301	29,988
91 to 120 days	3,414	34,367	37,723	42,092
121 to 180 days	1,922	72,658	7,027	73,992
181 to 360 days	61,653	13,317	70,845	13,758
More than 361 days	344,555	88,380	353,157	100,419
( - ) Adjustment to present value	(13,232)	(10,220)	(13,232)	(10,220)
( - ) Allowance for doubtful accounts	(412,106)	(98,551)	(431,955)	(107,781)
	4,952,878	4,669,679	3,880,441	3,054,577

10.         INVENTORIES

	Parent company		Consolidated
	12.31.15	12.31.14	12.31.15	12.31.14
Finished goods	1,437,670	1,045,232	2,601,130	1,551,383
Goods for resale	6,042	16,764	6,042	23,025
Work in process	141,780	193,228	157,807	207,039
Raw materials	568,957	482,863	620,734	517,460
Packaging materials	54,605	75,745	83,567	96,275
Secondary materials	304,750	217,604	341,687	232,657
Spare parts	129,902	145,311	173,113	164,925
Goods in transit	-	-	-	77,576
Imports in transit	143,757	74,864	154,769	122,593
Advances to suppliers	8,709	10,678	8,709	10,678
(-) Provision for adjustment to realizable value	(1,596)	(67)	(19,959)	(1,205)
(-) Provision for deterioration	(49,480)	(17,411)	(49,618)	(19,521)
(-) Provision for obsolescense	(8,878)	(16,522)	(12,182)	(18,063)
(-) Adjustment to present value	(32,888)	(23,467)	(32,888)	(23,467)
	2,703,330	2,204,822	4,032,911	2,941,355

The write-offs of products sold from inventories to cost of sales during the year ended December 31, 2015 totaled R$19,740,350 in the parent company and R$22,107,692 in the consolidated (R$18,901,439 in the parent company and R$20,497,430 in the consolidated in December 31, 2014). Such amounts include the additions and reversals of inventory provisions presented in the table below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Parent company
	Provision for adjustment to realizable value		Provision for deterioration		Provision for obsolescence		Total
	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14
Beginning balance	(67)	(30,663)	(17,411)	(10,795)	(16,522)	(5,221)	(34,000)	(46,679)
Additions	(2,398)	(13,053)	(61,252)	(46,631)	(3,978)	(15,664)	(67,628)	(75,348)
Reversals	869	43,649	-	-	-	-	869	43,649
Write-offs	-	-	29,183	40,015	11,622	4,363	40,805	44,378
Ending balance	(1,596)	(67)	(49,480)	(17,411)	(8,878)	(16,522)	(59,954)	(34,000)

	Consolidated
	Provision for adjustment to realizable value		Provision for deterioration		Provision for obsolescence		Total
	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14
Beginning balance	(1,205)	(31,590)	(19,521)	(19,064)	(18,063)	(5,221)	(38,789)	(55,875)
Additions	(18,181)	(14,126)	(70,586)	(48,134)	(5,105)	(17,090)	(93,872)	(79,350)
Reversals	2,369	68,616	-	-	-	-	2,369	68,616
Write-offs	-	-	39,311	46,499	12,164	4,570	51,475	51,069
Exchange rate variation	(2,942)	(24,105)	1,178	1,178	(1,178)	(322)	(2,942)	(23,249)
Ending balance	(19,959)	(1,205)	(49,618)	(19,521)	(12,182)	(18,063)	(81,759)	(38,789)

On December 31, 2015, there were no inventory items pledged as collateral for rural credit operations (R$40,000 in December 31, 2014).

11.         BIOLOGICAL ASSETS

The balance of biological assets are segregated in current and non-current assets are presented below:

	Parent company		Consolidated
	12.31.15	12.31.14	12.31.15	12.31.14

Live animals	1,322,317	1,122,350	1,329,861	1,130,580
Total current	1,322,317	1,122,350	1,329,861	1,130,580

Live animals	530,114	459,381	530,869	460,768
Forests	230,153	222,442	230,153	222,442
Total non-current	760,267	681,823	761,022	683,210
	2,082,584	1,804,173	2,090,883	1,813,790

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The rollforward of biological assets for the year is presented below:

	Parent company
	Current								Non-current
	Live animals								Live animals						Forests		Total
	Poultry		Pork		Cattle		Total	Total	Poultry		Pork		Cattle
	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14
Beginning balance	507,707	524,189	614,643	586,463	-	87,709	1,122,350	1,198,361	242,890	244,254	215,851	201,704	640	148	222,442	122,872	681,823	568,978
Acquisition	182,322	146,037	1,234,582	1,088,380	-	26,032	1,416,904	1,260,449	31,405	25,607	142,048	123,959	-	-	-	-	173,453	149,566
Fair value variation (1)	1,307,745	1,073,534	123,164	55,977	-	207	1,430,909	1,129,718	72,461	28,335	(62,118)	(49,406)	307	492	9,430	23,963	20,080	3,384
Harvest	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(26,611)	(23,353)	(26,611)	(23,353)
Write-off	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,447)	(909)	(2,447)	(909)
Transfer between current and non-current	52,581	55,306	59,842	60,406	-	-	112,423	115,712	(52,581)	(55,306)	(59,842)	(60,406)	-	-	-	-	(112,423)	(115,712)
Transfer of the held for sale	-	-	-	-	-	-	-	-	-	-	-	-	-	-	27,339	99,869	27,339	99,869
Transfer to inventories	(1,462,437)	(1,291,359)	(1,297,832)	(1,176,583)	-	(113,948)	(2,760,269)	(2,581,890)	-	-	-	-	(947)	-	-	-	(947)	-
Ending balance	587,918	507,707	734,399	614,643	-	-	1,322,317	1,122,350	294,175	242,890	235,939	215,851	-	640	230,153	222,442	760,267	681,823

	Consolidated
	Current								Non-current
	Live animals								Live animals						Forests		Total
	Poultry		Pork		Cattle		Total	Total	Poultry		Pork		Cattle
	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14
Beginning balance	515,937	531,679	614,643	586,463	-	87,709	1,130,580	1,205,851	244,277	244,254	215,851	201,704	640	148	222,442	122,872	683,210	568,978
Acquisition	183,057	146,037	1,234,582	1,088,380	-	26,032	1,417,639	1,260,449	32,140	27,246	142,048	123,959	-	-	-	-	174,188	151,205
Fair value variation (1)	1,336,332	1,128,241	123,164	55,977	-	207	1,459,496	1,184,425	71,061	28,028	(62,118)	(49,406)	307	492	9,430	23,963	18,680	3,077
Harvest	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(26,611)	(23,353)	(26,611)	(23,353)
Write-off	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,447)	(909)	(2,447)	(909)
Transfer between current and non-current	52,581	55,306	59,842	60,406	-	-	112,423	115,712	(52,581)	(55,306)	(59,842)	(60,406)	-	-	-	-	(112,423)	(115,712)
Transfer of the held for sale	-	-	-	-	-	-	-	-	-	-	-	-	-	-	27,339	99,869	27,339	99,869
Transfer to inventories	(1,492,347)	(1,344,716)	(1,297,832)	(1,176,583)	-	(113,948)	(2,790,179)	(2,635,247)	-	-	-	-	(947)	-	-	-	(947)	-
Exchange variation	(98)	(610)	-	-	-	-	(98)	(610)	33	55	-	-	-	-	-	-	33	55
Ending balance	595,462	515,937	734,399	614,643	-	-	1,329,861	1,130,580	294,930	244,277	235,939	215,851	-	640	230,153	222,442	761,022	683,210

(1)   The fair value variation of biological assets includes depreciation of breeding stock in the amount of R$543,605 (R$525,927 as of December 31, 2014) in the parent company and R$545,033 (R$526,234 as of December 31, 2014) in the consolidated (the fair value is reduced throughout the asset life considering its normal devaluation - see text below).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The acquisitions of biological assets for            production (non-current) occur when there is an expectation that the production plan cannot be met with its own animals and, usually, these acquisitions refer to immature animals in the beginning of the life cycle.

The living animals comprises poultry and pork and are segregated into consumable and for production.

The animals classified as consumables are those intended for slaughtering to produce in-natura meat or processed products. Until they reach the adequate weight for slaughtering, they are classified as immature. The slaughtering and production process occurs sequentially and in a very short period of time, so that only live animals ready for slaughtering are classified as mature.

The animals classified as for production (breeding stock) are those that have the function of producing other biological assets. Until they reach the age of reproduction they are classified as immature and when they are able to initiate the reproductive cycle, they are classified as mature.

The Company determined that cost approach is the most appropriate methodology in order to obtain the fair value of its live animals, as disposed in CPC46. Mainly, due to the short life period of the animal, as well as because the price that would be received in a sale in an active market represents the cost to produce an animal in the same level of maturity.

For the breeding stock the production cost is reduced throughout its life considering its normal devaluation.

The Company determined that income approach is the most appropriate methodology in order to obtain the fair value of its forests, as the asset value is correlated to the present value of the future cash flows generated by the biological asset.

The live animals fair value is determined using non observable information and the best practices and data available at the moment the appraisal is done, being classified as level 3 in the fair value hierarchy, as disposed in CPC46.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The quantities and balances per live animals assets are presented below:

	Parent company
	12.31.15		12.31.14
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	179,990	587,918	174,855	507,707
Immature pork	3,545	734,399	3,370	614,643
Total current	183,535	1,322,317	178,225	1,122,350

Production biological assets
Immature poultry	6,618	108,209	6,793	88,652
Mature poultry	11,382	185,966	11,378	154,238
Immature pork	184	51,188	174	44,547
Mature pork	385	184,751	379	171,304
Immature cattle	-	-	-	395
Mature cattle	-	-	-	245
Total non-current	18,569	530,114	18,724	459,381
	202,104	1,852,431	196,949	1,581,731

	Consolidated
	12.31.15		12.31.14
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	179,990	595,462	177,914	515,937
Immature pork	3,545	734,399	3,370	614,643
Total current	183,535	1,329,861	181,284	1,130,580

Production biological assets
Immature poultry	6,658	108,837	6,836	89,308
Mature poultry	11,418	186,093	11,451	154,969
Immature pork	184	51,188	174	44,547
Mature pork	385	184,751	379	171,304
Immature cattle	-	-	-	395
Mature cattle	-	-	-	245
Total non-current	18,645	530,869	18,840	460,768
	202,180	1,860,730	200,124	1,591,348

12.         RECOVERABLE TAXES

	Parent company		Consolidated
	12.31.15	12.31.14	12.31.15	12.31.14
State ICMS ("VAT")	1,119,761	990,317	1,219,662	1,048,236
PIS and COFINS ("Federal Taxes to Social Fund Programs")	397,785	289,333	397,841	289,389
Income and social contribution tax	359,787	551,050	416,562	585,187
IPI ("Federal VAT")	60,137	59,560	60,137	59,560
INSS ("Brazilian Social Security")	146,162	66,817	146,234	66,866
Other	97,296	82,123	131,471	105,165
(-) Provision for losses	(164,606)	(226,306)	(171,443)	(233,245)
	2,016,322	1,812,894	2,200,464	1,921,158

Current	1,074,175	914,720	1,231,759	1,009,076
Non-current	942,147	898,174	968,705	912,082

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The rollforward of the allowance for losses is presented below:

	Parent company
	State ICMS ("VAT")		PIS and COFINS ("Federal Taxes to Social Fund Programs")		Income and social contribution tax		IPI ("Federal VAT")		Other		Total
	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14
Beginning balance	(169,518)	(175,685)	(31,478)	(17,698)	(8,985)	(8,550)	(14,740)	(14,740)	(1,585)	-	(226,306)	(216,673)
Additions	(17,550)	(14,632)	(14,482)	(13,780)	-	(435)	-	-	(405)	(1,585)	(32,437)	(30,432)
Write-offs	73,176	20,799	20,886	-	-	-	-	-	75	-	94,137	20,799
Ending balance	(113,892)	(169,518)	(25,074)	(31,478)	(8,985)	(8,985)	(14,740)	(14,740)	(1,915)	(1,585)	(164,606)	(226,306)

	Consolidated
	State ICMS ("VAT")		PIS and COFINS ("Federal Taxes to Social Fund Programs")		Income and social contribution tax		IPI ("Federal VAT")		Other		Total
	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14
Beginning balance	(169,519)	(175,686)	(31,478)	(17,698)	(9,029)	(8,550)	(14,740)	(14,740)	(8,479)	(7,854)	(233,245)	(224,528)
Additions	(17,550)	(14,632)	(14,482)	(13,780)	-	(525)	-	-	(720)	(1,585)	(32,752)	(30,522)
Write-offs	73,176	20,799	20,886	-	-	46	-	-	75	32	94,137	20,877
Exchange rate variation	-	-	-	-	-	-	-	-	417	928	417	928
Ending balance	(113,893)	(169,519)	(25,074)	(31,478)	(9,029)	(9,029)	(14,740)	(14,740)	(8,707)	(8,479)	(171,443)	(233,245)

12.1.     State ICMS (“VAT”)

Due to its (i) export activity, (ii) domestic sales that are subject to reduced tax rates and (iii) investments in property, plant and equipment, the Company accumulates tax credits that are offset against debits generated in sales in the domestic market or transferred to third parties.

The Company has ICMS tax credits in the States of Mato Grosso do Sul, Paraná, Minas Gerais, Santa Catarina and Distrito Federal, for which Management understands that realization will occur in short or long term, based on a credit recoverability study  prepared by Management.

12.2.     PIS and COFINS

Tax credits on Contribution to the Social Integration Program (“PIS”) and Contribution to Social Fund Programs (“COFINS”) arise from credits on purchases of raw materials used in the production of exported products or products that are taxed at zero rate, such as in-natura meat, margarine and butter. The recovery of these tax credits can be achieved by offsetting them against domestic sales operations of taxed products and other federal taxes or compensation claims.

12.3.     Withholding income and social contribution taxes

These correspond to withholding taxes on marketable securities, interest and prepayments of income and social contribution taxes, which are realizable by offsetting them against other federal taxes.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

13.         ASSETS AND LIABILITIES OF  DISCONTINUED OPERATIONS AND HELD FOR SALE

13.1.     Assets and liabilities non-current held for sale

	Parent company		Consolidated
	12.31.15	12.31.14	12.31.15	12.31.14
Assets
Current
Trade accounts receivable	-	233,000	-	233,000
Inventories	-	213,000	-	213,000
Total current assets	-	446,000	-	446,000

Non-current
Investments	-	15,089	-	15,089
Property, plant and equipment, net (1)	32,442	825,078	32,448	825,520
Intangible	-	671,398	-	671,398
Total non-current assets	32,442	1,511,565	32,448	1,512,007

Total Assets	32,442	1,957,565	32,448	1,958,007

Liabilities
Current
Trade accounts payable	-	279,000	-	279,000
Social and labor obligations	-	14,277	-	14,277
Tax Obligations	-	14,370	-	14,370
Deferred Taxes	-	200,617	-	200,617
Total current liabilities	-	508,264	-	508,264

Total Liabilities	-	508,264	-	508,264

Assets and liabilities of discontinued operations and held for sale	32,442	1,449,301	32,448	1,449,743

(1)    In 2014 the total balance includes R$74,401 in the parent company and R$74,843 in the consolidated related to other assets held for sale, not related to the discontinued operations of the dairy segment.

13.2.     Discontinued operations

On July 01, 2015, BRF concluded with Lactalis (“buyer”) the disposal of its manufacturing facilities of the dairy segment, which includes: i) manufacturing facilities located in the cities of Bom Conselho (PE), Carambeí (PR), Ravena (MG), Concórdia (SC), Teutônia (RS), Itumbiara (GO), Terenos (MS), Ijuí (RS), Três de Maio I (RS), Três de Maio II (RS) and Santa Rosa (RS); and (ii) related assets and trademarks dedicated to such segment (Batavo, Elegê, Cotochés, Santa Rosa and DoBon) (“Transaction”).

The value of such Transaction was US$697,756, fixed in U.S. Dollars (USD) at the agreement date (December 12, 2014), and was received in July 01, 2015.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Transaction was fixed in USD and, considering that the functional currency of BRF and of buyer is different of USD, was recognized an embedded derivative in the terms of CPC 38, approved by CVM Deliberation No.604/09. The gain registered in the determination of the fair market value by the end of the transaction totaled R$194,151 and, was recognized in financial results.

BRF recorded a gain of R$212,945 in the operation (note 13.3.1).

The profit (loss) recorded in the periods the segment was considered as discontinued operations and also the cash flows registered until the transaction conclusion (July 01, 2015), as well as the gain recognized in the disposal of the assets related to the segment are presented below:

13.3.     Net income from  discontinued operations

	Parent company		Consolidated
	12.31.15	12.31.14	12.31.15	12.31.14
Net Sales	983,535	2,720,406	1,122,764	2,720,406
Cost of sales	(786,821)	(2,111,487)	(905,752)	(2,111,487)
Gross Profit	196,714	608,919	217,012	608,919
Operating Income (Expenses)
Selling	(160,261)	(424,899)	(188,199)	(424,899)
General and administrative	(9,191)	(30,042)	(13,477)	(30,042)
Other operating expenses, net	(11,071)	(30,568)	(20,682)	(30,568)
Equity in income of associates	(19,465)	(2,826)	(1,876)	(2,826)
Income (Loss) Before Financial Results	(3,274)	120,584	(7,222)	120,584
Financial income	-	-	(292)	-
Financial expenses	-	-	10	-
Income (Loss) Before Taxes	(3,274)	120,584	(7,504)	120,584
Income and social contribution taxes expenses	(3,798)	(30,762)	432	(30,762)
Net income (Loss) from Discontinued Operations	(7,072)	89,822	(7,072)	89,822

(1)    Correspond to dairy operations until June 30, 2015.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

13.3.1.      Results from the sale of discontinued operations

Proceeds received in 07.01.15	2,153,659
Cash	1,838,110
Restricted cash	315,549
Price adjustment (1)	73,190
Gross revenue	2,226,849
Gain with the embedded derivative	(194,151)
Net revenue of the embedded derivative	2,032,698
Cost of the assets from discontinued operations	(1,819,753)
Gain with the sale of discontinued operations	212,945

Gain with the embedded derivative
Realized in 2014	27,955
Realized in 2015	166,196
194,151

(1) Price adjustment according to the signed contract.

13.3.2.      Operational result from the sale of discontinued operations

Operational result from the sale of discontinued operations

Loss from discontinued operations	(7,504)
Current income and social contribution taxes	432
Net loss from discontinued operations	(7,072)

Operational gain	212,945
Current income and social contribution taxes	(22,785)
Net operational gain from the sale of discontinued operations	190,160

Net operational income from discontinued operations - 2015	183,088

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

13.4.     Statements of cash flow of discontinued operations

	Parent company		Consolidated
	12.31.15 (1)	12.31.14	12.31.15 (1)	12.31.14

Net profit from discontinued operations	183,088	89,822	183,088	89,822
Adjustments to reconcile net income to net cash provided by discontinued operations
Depreciation, amortization and exhaustion	76	67,505	4,035	67,505
Equity in income of affiliates	19,465	2,826	1,876	2,826
Deferred income tax	-	-	(8,939)	-
Gain from discontinued operations	(190,160)	-	(190,160)	-
Trade accounts receivable	-	-	81,622	-
Inventories	-	-	(67,504)	-
Trade accounts payable	-	-	(54,600)	-
Other rights and obligations	15,838	-	53,002	-
Net cash provided by discontinued operating activities	28,307	160,153	2,420	160,153

Investing activities from discontinued operations
Capital increase in subsidiaries	(20,038)	-	-	-
Additions to property, plant and equipment	(8,269)	(51,161)	(12,305)	(51,161)
Net cash used investing activities from continued operations	(28,307)	(51,161)	(12,305)	(51,161)

Proceeds from debt issuance	-	-	10,038	-
Advance for future capital increase	-	-	10,000	-
Net cash (used in) provided by financing activities from discontinued operations		-	-	20,038
Net increase in cash and cash equivalents	-	-	10,153	-
Net cash provided by discontinued operations	-	108,992	10,153	108,992

(1)     Correspond to dairy operations until June 30, 2015.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

14.         INCOME AND SOCIAL CONTRIBUTION TAXES

14.1.     Deferred income and social contribution taxes

	Parent company		Consolidated
	12.31.15	12.31.14	12.31.15	12.31.14
Assets
Tax loss carryforwards (corporate income tax)	1,008,022	640,745	1,077,653	697,843
Negative calculation basis (social contribution tax)	399,886	262,731	400,092	263,159

Temporary differences
Provisions for tax, civil and labor risks	216,564	200,748	220,047	204,212
Suspended collection taxes	62,954	69,074	62,954	69,074
Allowance for doubtful accounts	112,251	6,783	113,120	7,652
Provision for property, plant and equipment losses	5,546	15,529	5,546	15,529
Provision for tax credits	52,260	73,350	52,803	73,893
Provision for other obligations	91,834	50,810	93,744	52,914
Employees' profit sharing	87,254	118,899	87,254	118,899
Provision for inventory losses	19,985	11,560	19,985	11,560
Employees' benefits plan	101,675	106,784	101,675	106,784
Business combination - Sadia (1)	451,222	583,770	451,222	583,770
Unrealized losses on derivatives financial instruments	105,359	56,615	105,359	56,615
Provision for losses - other debtors	11,321	8,220	11,321	8,220
Other temporary differences	77,280	47,493	85,110	51,079
	2,803,413	2,253,111	2,887,885	2,321,203

Liabilities
Temporary differences
Business combination - Sadia (1)	(719,374)	(750,509)	(719,374)	(750,509)
Business combination - other companies	-	-	(21,588)	(75,729)
Unrealized gains on derivatives	(28,035)	(10,601)	(28,035)	(10,601)
Difference between tax basis and accounting basis of goodwill amortization	(206,770)	(222,278)	(206,770)	(222,278)
Difference between tax depreciation rate and accounting depreciation rate (useful life)	(601,040)	(511,404)	(601,040)	(511,404)
Other temporary differences	686	(6,387)	(55,102)	(36,667)
	(1,554,533)	(1,501,179)	(1,631,909)	(1,607,188)

Total net deferred tax assets	1,248,880	751,932	1,255,976	714,015

Business combination - Dánica and Avex	-	-	(12,474)	(15,633)
Business combination - AFC	-	-	(45,164)	(34,636)
Business combination - AKF	-	-	(5,870)	(4,334)
Business combination - Federal Foods	-	-	(10,228)	(7,751)
Business combination - Invicta	-	-	(50,067)	-
Other - exchange variation	-	-	(64,517)	(27,830)
	-	-	(188,320)	(90,184)
Total deferred tax	1,248,880	751,932	1,067,656	623,831

(1)          The deferred tax asset on the business combination with Sadia is mainly computed on the difference between the goodwill tax basis and goodwill accounting basis identified in the purchase price allocation. Deferred tax liability on business combination with Sadia is substantially represented by the fair value of property, plant and equipment, trademarks and contingent liabilities.

The rollforward of deferred tax is set forth below:

	Parent company		Consolidated
	12.31.15	12.31.14	12.31.15	12.31.14

Beginning balance	751,932	745,875	623,831	645,111
Deferred income and social contribution taxes recognized in the statement of income	372,283	(235,889)	406,587	(235,205)
Deferred income and social contribution taxes - write-off dairy business	(200,617)	200,617	(200,617)	200,617
Deferred income and social contribution taxes recognized in other comprehensive income	327,387	52,783	328,090	52,824
Business combination	-	-	(39,240)	(46,722)
Exchange variation over deferred income and social contribution taxes related to business combination	-	-	(30,266)	(294)
Other	(2,105)	(11,454)	(20,729)	7,500
Ending balance	1,248,880	751,932	1,067,656	623,831

Certain subsidiaries of the Company located in Brazil have tax loss carryforwards and negative basis of social contribution of R$16,365 and R$16,181, respectively, (R$16,474 and R$16,291 as of December 31, 2014), for which no deferred tax asset was recorded. If there was an expectation that such tax credits would be realized the amount recognized in the balance sheet would be R$5,547 (R$5,585 as of December 31, 2014).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

14.2.      Estimated time of realization

Deferred tax arising from temporary differences will be realized as these differences are realized. The period of the settlement or realization of such differences is uncertain and is tied to several factors that are not under control of the Management.

When assessing the likelihood of the realization of deferred tax assets on income tax loss carryforward and negative calculation basis of social contribution tax, Management considers the Company’s budget, strategic plan and projected taxable income. Based on this estimate, Management believes that it is more likely than not that the deferred tax will be realized, as shown below:

	Parent company	Consolidated
2016	85,418	89,570
2017	148,053	161,540
2018	214,693	228,921
2019	256,690	271,610
2020 onwards	703,054	726,104
	1,407,908	1,477,745

14.3.     Income and social contribution taxes reconciliation

	Parent company		Consolidated
	12.31.15	12.31.14	12.31.15	12.31.14

Income before taxes from continued operations	2,529,846	2,448,570	2,558,268	2,487,621
Nominal tax rate	34%	34%	34%	34%
Expected tax expense at nominal tax rate	(860,148)	(832,514)	(869,811)	(845,791)

Reconciling itens:
Equity interest in income of subsidiaries, associates and joint venture	686,160	222,469	(35,293)	8,694
Exchange rate variation on foreign investments	373,964	6,467	460,200	43,087
Difference of tax rates on results of foreign subsidiaries	-	-	641,528	150,394
Interest on shareholders' equity	305,747	250,840	305,747	250,840
Results from foreign subsidiaries	(54,597)	-	(54,597)	-
Stock options	(20,041)	(7,029)	(20,041)	(7,029)
Transfer price	(8,430)	(2,734)	(8,430)	(2,734)
Profit sharing	(10,541)	(8,996)	(10,541)	(8,996)
Penalties	(4,178)	(15,066)	(4,183)	(15,066)
Investment grant	44,767	47,726	44,767	47,726
Other permanent differences	(54,467)	25,481	(59,844)	26,309
	398,236	(313,356)	389,502	(352,566)

Current income tax	25,953	(77,467)	(17,085)	(117,361)
Deferred income tax	372,283	(235,889)	406,587	(235,205)

The taxable income, current and deferred income tax from foreign subsidiaries is presented below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	12.31.15	12.31.14
Taxable income (loss) from foreign subsidiaries	2,064,684	576,048
Current income tax credit (expense) from foreign subsidiaries	(41,012)	(37,559)
Deferred income tax from foreign subsidiaries	5,773	(8,311)

Company determined that the earnings recorded by the holdings of its wholly-owned subsidiaries located abroad will not be redistributed. Such resources will be used for investments in the subsidiaries, and thus no deferred income tax was recognized. The total of undistributed earnings corresponds to R$4,949,957 as of December 31, 2015 (R$1,896,478 as of December 31, 2014).

Brazilian income taxes are subject to review for a five year period, during which the tax authorities might audit and assess the Company for additional taxes and penalties. Subsidiaries located abroad are taxed in their respective jurisdictions, according to local regulations.

15.         JUDICIAL DEPOSITS

The rollforward of the judicial deposits is presented below:

	Parent company
	Tax		Labor		Civil, commercial and other		Total
	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14
Beginning balance	352,274	292,456	228,309	155,938	31,703	24,223	612,286	472,617
Additions	28,112	39,729	126,519	106,933	8,757	7,188	163,388	153,850
Reversals	(31,504)	(9,016)	(14,841)	(13,829)	(183)	(539)	(46,528)	(23,384)
Write-offs	(4,575)	(931)	(59,597)	(31,515)	(63)	(1,754)	(64,235)	(34,200)
Price index update	32,353	30,036	24,552	10,782	3,508	2,585	60,413	43,403
Ending balance	376,660	352,274	304,942	228,309	43,722	31,703	725,324	612,286

	Consolidated
	Tax		Labor		Civil, commercial and other		Total
	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14
Beginning balance	352,184	292,633	231,369	155,979	32,166	30,064	615,719	478,676
Additions	28,176	42,543	131,632	111,809	8,757	7,394	168,565	161,746
Reversals	(31,504)	(9,328)	(15,855)	(13,829)	(248)	(5,255)	(47,607)	(28,412)
Write-offs	(4,575)	(3,731)	(59,597)	(33,574)	(63)	(1,754)	(64,235)	(39,059)
Price index update	32,386	30,080	24,554	10,784	3,508	2,585	60,448	43,449
Exchange rate variation	-	(13)	(784)	200	-	(868)	(784)	(681)
Ending balance	376,667	352,184	311,319	231,369	44,120	32,166	732,106	615,719

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

16.         RESTRICTED CASH

			Average interest rate (p.a.)	Parent company		Consolidated
	Maturity (1)	Currency		12.31.15	12.31.14	12.31.15	12.31.14

Bank deposit certificates (2)	1.49	R$	13.97%	337,041	-	337,041	-
National treasury certificates (3)	4.23	R$	22.54%	142,787	115,179	142,787	115,179
Bank deposit (4)	-	US$	-	-	-	1,346,274	-
				479,828	115,179	1,826,102	115,179

Current				-	-	1,346,274	-
Non-current				479,828	115,179	479,828	115,179

(1)    Weighted average maturity in years.

(2)    The deposit, which matures on 2017, was pledged as collateral in the disposal of the dairy segment to Groupe Lactalis (“Parmalat”).

(3)    The national treasury certificates, which mature on 2020, are pledged as collateral for the loan obtained through the Special Program Asset Restructuring (“PESA”) (note 20).

(4)    Deposit related to the business combination with Golden Foods Siam, which was related to the counterparty at January 26, 2016 (note 40.3).

The national treasury certificates are pledged as collateral for the loan obtained through the Special Program Asset Restructuring (“PESA”) (see note 20).

17.         INVESTMENTS IN SUBSIDIARIES, ASSOCIATES AND JOINT VENTURES

17.1.     Investments breakdown

	Parent company		Consolidated
	12.31.15	12.31.14	12.31.15	12.31.14
Investment in subsidiaries and associates	6,918,123	3,439,320	102,465	137,359
Goodwill Quickfood	290,884	312,177	-	-
Goodwill Minerva	-	247,283	-	247,283
Goodwill AKF	-	-	75,113	52,428
Goodwill SATS BRF	-	-	6,838	-
Advance for future capital increase	-	100	-	-
	7,209,007	3,998,880	184,416	437,070
Other investments	1,107	849	1,476	1,353
	7,210,114	3,999,729	185,892	438,423

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

17.2.     Summary of financial information in associates and joint ventures

	Avipal Centro Oeste S.A.	BRF GmbH	Elebat Alimentos S.A.	Establec. Levino Zaccardi	Perdigão Trading S.A.	PSA Labor. Veter. Ltda.	Quickfood S.A.	Sadia International Ltd.	Sadia Uruguay S.A.	Sadia Overseas S.A.	VIP S.A. Empr. e Particip. Imob.
	12.31.15	12.31.15	12.31.15	12.31.15	12.31.15	12.31.15	12.31.15	12.31.15	12.31.15	12.31.15	12.31.15
Current assets	38	1,983,779	-	694	-	3,627	376,754	1,761	22,563	16,754	53,216
Non-current assets	-	4,985,251	-	105	-	2,497	215,704	264,059	295,004	341,238	1,090
Current liabilities	-	(24,150)	-	(614)	-	(560)	(358,517)	(2,182)	(9,503)	(3,027)	(1,518)
Non-current liabilities	-	(736,469)	-	(22)	-	-	(248,232)	-	-	(440,306)	(25)
Shareholders' equity	(38)	(6,208,411)	-	(163)	-	(5,564)	14,291	(263,638)	(308,064)	85,341	(52,763)

Net revenues	-	15,514	170,579	-	-	-	1,326,887	-	35,658	-	-
Net income (loss)	-	2,094,392	(18,164)	(1,107)	-	550	(43,418)	5,956	85,345	(19,819)	5,907

	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14
Current assets	38	391,669	1	3,921	-	3,698	232,850	1,428	-	39	65,907
Non-current assets	-	2,767,582	-	124	-	2,503	217,735	180,728	-	385,891	22,870
Current liabilities	-	(13,402)	-	(1,729)	-	(637)	(270,110)	(1,737)	-	(2,917)	(2,608)
Non-current liabilities	-	(205,604)	-	(1,235)	-	-	(161,763)	-	-	(424,367)	(26)
Shareholders' equity	(38)	(2,940,245)	(1)	(1,081)	-	(5,564)	(18,712)	(180,419)	-	41,354	(86,143)

Net revenues	-	10,283	-	3,718	-	-	860,071	-	-	-	-
Net income (loss)	(44)	717,782	-	(2,960)	(52)	630	(23,500)	(10,024)	-	(20,030)	10,489

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

17.3.     Rollforward of the interest in subsidiaries and associates - Parent company

	Subsidiaries											Associates
	Avipal Centro Oeste S.A.	BRF GmbH	Elebat Alimentos S.A.	Establec. Levino Zaccardi	PSA Labor. Veter. Ltda	Quickfood S.A.	Sadia Alimentos S.A.	Sadia International Ltd.	Sadia Uruguay S.A.	Sadia Overseas S.A.	VIP S.A. Empr. e Particip. Imob	K&S Alimentos S.A.	Minerva S.A.	Nutrifont Alimentos S.A.	PP-BIO Adm. Bem próprio S.A.	PR-SAD Adm. Bem próprio S.A.	UP! Alimentos Ltda	Total
																		12.31.15	12.31.14
a) Capital share as of December 31, 2015
% of share	100.00%	100.00%	-	98.26%	99.99%	90.05%	43.10%	100.00%	94.90%	100.00%	100.00%	49.00%	15.11%	-	33.33%	33.33%	50.00%
Total number of shares and membership interests	6,963,854	1	-	100	5,463,850	36,469,606	594,576,682	900	2,444,753,091	50,000	14,249,459	27,664,086	191,993,702	-	-	-	1,000
Number of shares and membership interest held	6,963,854	1	-	98	5,463,849	32,841,224	256,253,695	900	2,319,989,778	50,000	14,249,459	13,555,402	29,000,000	-	-	-	500

b) Information as of December 31, 2015
Capital stock	5,972	8,064	-	1,420	5,564	28,117	338,800	3,514	307,286	4	40,061	27,664	-	-	-	-	1
Shareholders' equity	38	6,208,411	-	163	5,564	(14,291)	158,384	263,638	308,064	(85,341)	52,763	44,715	-	-	-	-	1
Fair value adjustments of assets and liabilities acquired	-	-	-	-	-	123,901	-	-	-	-	-	-	-	-	-	-	-
Goodwill based on expectation of future profitability	-	-	-	-	-	166,983	-	-	-	-	-	-	-	-	-	-	-
Income (loss) for the period	-	2,094,392	(18,164)	(1,107)	550	(43,418)	(15,230)	5,956	85,345	(19,819)	5,907	11,729	(830,191)	(2,603)	-	-	51,988

c) Balance of investments as of December 31, 2015
Beginning balance	38	2,940,251	-	1,060	5,561	328,960	78,307	180,418	-	-	86,142	17,528	357,246	-	1,354	2,014	1	3,998,880	3,203,993
Equity pick-up (1)	-	2,094,392	(18,164)	(1,088)	550	(39,098)	(13,747)	5,956	81,183	(19,819)	5,907	5,748	(131,944)	(1,301)	-	-	25,994	1,994,569	659,572
Unrealized profit in inventory	-	5,439	-	166	-	3,002	37	-	-	-	-	-	-	-	-	-	-	8,644	512
Goodwill in the acquisition of non-controlling entities	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	245,941
Exchange rate variation on goodwill in the acquisiton of non-controlling entities	-	(5,016)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,016)	3
Exchange rate variation on goodwill	-	-	-	-	-	(14,087)	-	-	-	-	-	-	-	-	-	-	-	(14,087)	(126,664)
Goodwill	-	-	-	-	-	(7,206)	-	-	-	-	-	-	-	-	-	-	-	(7,206)	(8,033)
Write-off of fair value of property, plant and equipment	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(555)
Exchange rate variation on foreign investments	-	1,040,014	-	-	-	-	-	82,289	1,755	(24,167)	-	-	-	-	-	-	-	1,099,891	19,021
Other comprehensive income	-	281,189	-	22	-	6,676	3,606	(5,026)	(90,555)	-	-	-	24,676	-	-	-	-	220,588	(4,402)
Increase / decrease in capital	-	-	318,453	-	-	-	-	-	299,961	-	-	-	-	-	310	1,414	-	620,138	180,769
Acquisition of non-controlling interest	-	(259,101)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(259,101)	-
Appreciation in exchange of shares	-	111,247	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	111,247	-
Dividends and interests on shareholders' equity	-	-	-	-	(550)	-	-	-	-	-	(39,288)	(1,365)	-	-	-	-	(25,994)	(67,197)	(127,941)
Write-off of investment	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(181,349)
Loss of ownership interest	-	-	-	-	-	-	-	-	-	-	-	-	(2,696)	-	-	-	-	(2,696)	-
Write-off of investment - Minerva (2)	-	-	-	-	-	-	-	-	-	-	-	-	(247,282)	-	-	-	-	(247,282)	-
Acquisition of equity interest	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	127,210
Impairment losses for investments	-	-	-	-	-	12,637	-	-	-	43,986	-	-	-	-	-	-	-	56,623	25,892
Transfer to held for sale and discontinued operations	-	-	(300,289)	-	-	-	-	-	-	-	-	-	-	1,301	-	-	-	(298,988)	(15,089)
	38	6,208,415	-	160	5,561	290,884	68,203	263,637	292,344	-	52,761	21,911	-	-	1,664	3,428	1	7,209,007	3,998,880

(1)       The amount of R$1,301 must be disregarded from the total of equity pick-up as it is related to Nutrifont, investment reclassified to the discontinued operations, and the amount of R$2,696 must be added as is related to gains due to the change of equity interest in Minerva during 2015.

(2)       Reclassification of the investment balance in Minerva S.A. to marketable securities as Minerva ceased to be an associate, as per CPC 18 (R2) in its item 22. The accounting treatment change generated a net gain of R$125,671 (note 34).

The exchange rate variation result on the investments in foreign subsidiaries, whose functional currency is Brazilian Reais, totaling a gain of R$1,353,528 on December 31, 2015 (R$126,726 as of December 31, 2014), was recognized as financial result in the consolidated statement of income.

On December 31, 2015, these associates, affiliates and joint ventures do not have any significant restriction to transfer dividends or repay their loans or advances to the Company.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

17.4.     Summary of financial information in associate

	K&S		Minerva		Nutrifont		PP-BIO		PR-SAD		UP!		Total
	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14
Current assets	54,679	46,133	-	2,648,897	-	40,350	-	-	-	-	79,250	73,105
Non-current assets	13,211	8,916	-	3,566,269	-	123,654	4,992	4,065	10,284	6,045	217	201
Current liabilities	(22,293)	(18,467)	-	(1,357,818)	-	(130,710)	-	-	-	-	(79,466)	(73,305)
Non-current liabilities	(882)	(810)	-	(4,182,311)	-	(3,118)	-	-	-	-	-	-
Shareholder's equity	44,715	35,772	-	675,037	-	30,176	4,992	4,065	10,284	6,045	1	1

% of participation	49.00%	49.00%	15.11%	16.29%	50.00%	50.00%	33.33%	33.33%	33.33%	33.33%	50.00%	50.00%

Book value of investment	21,911	17,528	-	109,963	-	15,089	1,664	1,355	3,428	2,015	1	1
Transfer to held for sale	-	-	-	-	-	(15,089)	-	-	-	-	-	-
Book value of investment	21,911	17,528	-	109,963	-	-	1,664	1,355	3,428	2,015	1	1	27,004	130,862

Dividends declared	1,365	1,221	-	-	-	-	-	-	-	-	25,994	63,700	27,359	64,921

	K&S		Minerva		Nutrifont		PP-BIO		PR-SAD		UP!
	12.31.15	12.31.14	12.31.15 (1)	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14
Net revenues	117,595	105,260	4,049,469	981,025	-	-	-	-	-	-	192,193	212,679
Net income (loss)	11,729	10,491	(830,191)	(104,487)	(2,603)	(5,652)	-	-	-	-	51,988	70,518

Equity pick-up	5,748	5,139	(131,944)	(17,021)	(1,301)	(2,826)	-	-	-	-	25,994	35,259	(101,503)	20,551

(1)     Refers to Minerva S.A. loss until November 30, 2015, date when the investment was reclassified to marketable securities (note 17.3).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

17.5.   Summary of financial information of joint ventures

	AKF		Federal Foods	Rising Star	SATS BRF	Total
	12.31.15	12.31.14	12.31.14	12.31.14	12.31.15	12.31.15	12.31.14
Assets
Current	138,208	73,914	-	-	253,452
Cash and cash equivalents	27,549	8,271	-	-	84,148
Prepaid expenses	1,642	93	-	-	386
Other current assets	109,017	65,550	-	-	168,918
Non-current	9,122	5,667	-	-	14,414
Liabilities
Current	(105,290)	(60,973)	-	-	(145,547)
Trade accounts payable	(4,514)	(7,312)	-	-	(126,931)
Tax payable	(5,989)	(3,632)	-	-	-
Other current liabilities	(94,787)	(50,029)	-	-	(18,616)
Non-current	(3,228)	(2,364)	-	-	-
Loans and financing	-	(165)	-	-	-
Deferred taxes	(3,228)	(2,199)	-	-	-
Shareholder's equity	38,812	16,244	-	-	122,319

% of equity interest	40.00%	40.00%	49.00%	50.00%	49.00%

Book value of investment	15,525	6,497	-	-	59,936	75,461	6,497

	AKF		Federal Foods	Rising Star	SATS BRF	Total
	12.31.15	12.31.14	12.31.14	12.31.14	12.31.15	12.31.15	12.31.14
Net sales	347,800	67,540	173,993	137,416	370,376
Depreciation and amortization	(3,420)	(498)	(25,204)	(5,520)	(145)
Financial expense	(555)	(669)	-	-	(23)
Income before taxes	9,756	115	5,337	(938)	(9,809)
Net income (loss)	9,756	115	5,337	(938)	(9,809)

% of equity interest	40.00%	40.00%	49.00%	50.00%	49.00%

Equity pick-up	3,902	46	2,615	(469)	(4,807)	(905)	2,192

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

18.         PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment rollforward is presented below:

	Parent company
	Weighted average depreciation rate (p.a.)	12.31.14	Additions	Additions from discontinued operations	Disposals	Reversals	Transfers (1)	12.31.15
Cost
Land	-	549,494	667	39	(10,319)	-	53,720	593,601
Buildings and improvements	-	4,854,292	1,067	-	(92,057)	-	321,152	5,084,454
Machinery and equipment	-	5,980,863	54,199	79	(113,576)	-	613,254	6,534,819
Facilities	-	1,644,353	43	-	(39,713)	-	94,330	1,699,013
Furniture	-	87,821	16	50	(3,361)	-	28,421	112,947
Vehicles	-	131,418	383	-	(4,229)	-	(110,771)	16,801
Construction in progress	-	457,777	1,344,739	8,101	-	-	(1,094,785)	715,832
Advances to suppliers	-	3,570	73,542	-	-	-	(72,956)	4,156
		13,709,588	1,474,656	8,269	(263,255)	-	(167,635)	14,761,623

Depreciation
Buildings and improvements	3.04%	(1,348,195)	(143,954)	-	13,621	-	1,148	(1,477,380)
Machinery and equipment	5.85%	(2,310,811)	(349,005)	-	83,657	-	(550)	(2,576,709)
Facilities	3.73%	(475,997)	(67,542)	-	13,352	-	(197)	(530,384)
Furniture	7.99%	(41,371)	(8,241)	-	2,243	-	184	(47,185)
Vehicles	19.74%	(57,921)	(7,589)	-	2,035	-	54,275	(9,200)
		(4,234,295)	(576,331)	-	114,908	-	54,860	(4,640,858)
Provision for losses		(50,684)	(21,757)	-	36,441	16,221	-	(19,779)
		9,424,609	876,568	8,269	(111,906)	16,221	(112,775)	10,100,986

(1)     Refers to the transfer of R$63,117 to intangible assets, R$27,339 to biological assets and R$22,319 to held for sale.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Parent company
	Weighted average depreciation rate (p.a.)	12.31.13	Additions	Additions from discontinued operations	Disposals	Reversals	Transfers (1)	Net transfers between held for sale	12.31.14
Cost
Land	-	567,115	7,497	-	(2,449)	-	16,698	(39,367)	549,494
Buildings and improvements	-	5,250,780	26,527	-	(49,953)	-	64,267	(437,329)	4,854,292
Machinery and equipment	-	6,215,598	66,043	-	(109,642)	-	388,844	(579,980)	5,980,863
Facilities	-	1,538,825	1,893	-	(3,110)	-	107,642	(897)	1,644,353
Furniture	-	94,376	302	-	(4,647)	-	6,963	(9,173)	87,821
Vehicles	-	156,121	1	-	(20,424)	-	(825)	(3,455)	131,418
Construction in progress	-	647,081	675,517	51,161	(187)	-	(879,324)	(36,471)	457,777
Advances to suppliers	-	3,649	23,341	-	-	-	(23,420)	-	3,570
		14,473,545	801,121	51,161	(190,412)	-	(319,155)	(1,106,672)	13,709,588

Depreciation
Buildings and improvements	3.06%	(1,341,344)	(127,558)	(22,523)	29,161	-	16,841	97,228	(1,348,195)
Machinery and equipment	5.86%	(2,261,586)	(340,542)	(41,365)	75,302	-	34,861	222,519	(2,310,811)
Facilities	3.81%	(423,821)	(62,532)	(2,433)	2,448	-	9,637	704	(475,997)
Furniture	7.96%	(41,305)	(6,231)	(758)	2,793	-	417	3,713	(41,371)
Vehicles	18.61%	(47,609)	(21,595)	(426)	9,518	-	483	1,708	(57,921)
		(4,115,665)	(558,458)	(67,505)	119,222	-	62,239	325,872	(4,234,295)
Provision for losses		(18,983)	(50,998)	-	-	19,297	-	-	(50,684)
		10,338,897	191,665	(16,344)	(71,190)	19,297	(256,916)	(780,800)	9,424,609

(1)     Besides the balance presented to intangible assets and biological assets, also was included the value of R$180,319 relating to the capital paid with property, plan and equipment related to division of beef BRF in its wholly-subsidiary Mato Grosso Bovino S.A., as disclosed in note 17.3.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	Weighted average depreciation rate (p.a.)	12.31.14	Additions	Additions from discontinued operations	Business combinations	Disposals	Reversals	Transfers (1)	Exchange rate variation	12.31.15
Cost
Land	-	544,998	667	39	-	(11,759)	-	53,993	(3,217)	584,721
Buildings and improvements	-	5,099,255	8,047	-	4,731	(93,912)	-	350,460	69,356	5,437,937
Machinery and equipment	-	6,303,425	62,696	79	3,153	(127,129)	-	740,751	44,170	7,027,145
Facilities	-	1,757,408	138	-	-	(39,738)	-	110,133	26,526	1,854,467
Furniture	-	100,430	1,622	50	-	(4,782)	-	35,276	5,273	137,869
Vehicles	-	144,048	974	-	1,627	(6,812)	-	(110,624)	(8,896)	20,317
Construction in progress	-	607,709	1,454,360	8,101	-	-	-	(1,285,886)	5,498	789,782
Advances to suppliers	-	20,267	72,891	-	-	(41)	-	(72,956)	(1,401)	18,760
		14,577,540	1,601,395	8,269	9,511	(284,173)	-	(178,853)	137,309	15,870,998

Depreciation
Buildings and improvements	3.05%	(1,359,840)	(154,922)	-	(244)	14,884	-	(18,182)	(7,639)	(1,525,943)
Machinery and equipment	5.82%	(2,486,173)	(381,492)	-	(3,045)	97,910	-	4,765	(17,968)	(2,786,003)
Facilities	3.82%	(507,934)	(73,483)	-	-	13,371	-	17,806	350	(549,890)
Furniture	7.94%	(54,606)	(10,450)	-	-	3,708	-	214	(3,518)	(64,652)
Vehicles	19.97%	(58,954)	(8,577)	-	(772)	3,385	-	54,083	1,856	(8,979)
		(4,467,507)	(628,924)	-	(4,061)	133,258	-	58,686	(26,919)	(4,935,467)
Provision for losses		(50,684)	(21,757)	-	-	36,441	16,221	-	-	(19,779)
		10,059,349	950,714	8,269	5,450	(114,474)	16,221	(120,167)	110,390	10,915,752

(1)     Refers to the transfer of R$70,509 to intangible assets, R$27,339 to biological assets and R$22,319 to held for sale.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	Weighted average depreciation rate (p.a.)	12.31.13	Additions	Additions from discontinued operations	Business combination (1)	Disposals	Reversals	Transfers	Net transfers between held for sale	Exchange rate variation	12.31.14
Cost
Land	-	567,129	7,497	-	-	(3,869)	-	17,754	(39,367)	(4,146)	544,998
Buildings and improvements	-	5,414,069	28,424	-	2,540	(143,333)	-	249,924	(438,494)	(13,875)	5,099,255
Machinery and equipment	-	6,538,245	69,410	-	6,064	(201,553)	-	496,107	(579,980)	(24,868)	6,303,425
Facilities	-	1,573,355	2,757	-	-	(27,112)	-	211,957	(897)	(2,652)	1,757,408
Furniture	-	111,478	1,240	-	1,279	(13,870)	-	4,807	(9,173)	4,669	100,430
Vehicles	-	160,474	561	-	20,772	(32,926)	-	(64)	(3,455)	(1,314)	144,048
Construction in progress	-	798,372	908,443	51,161	4,010	(36,673)	-	(1,090,310)	(36,471)	9,177	607,709
Advances to suppliers	-	13,707	32,653	-	-	-	-	(27,539)	-	1,446	20,267
		15,176,829	1,050,985	51,161	34,665	(459,336)	-	(137,364)	(1,107,837)	(31,563)	14,577,540

Depreciation
Buildings and improvements	3.07%	(1,348,171)	(133,557)	(22,523)	(2,442)	31,336	-	16,641	97,958	918	(1,359,840)
Machinery and equipment	5.86%	(2,427,892)	(362,877)	(41,365)	(5,485)	87,357	-	34,624	222,519	6,946	(2,486,173)
Facilities	3.89%	(459,156)	(64,153)	(2,433)	-	5,599	-	9,716	704	1,789	(507,934)
Furniture	7.94%	(53,389)	(7,582)	(758)	(1,217)	3,908	-	775	3,713	(56)	(54,606)
Vehicles	18.74%	(47,660)	(22,571)	(426)	(17,050)	22,619	-	483	1,708	3,943	(58,954)
		(4,336,268)	(590,740)	(67,505)	(26,194)	150,819	-	62,239	326,602	13,540	(4,467,507)
Provision for losses		(18,983)	(50,998)	-	-	-	19,297	-	-	-	(50,684)
		10,821,578	409,247	(16,344)	8,471	(308,517)	19,297	(75,125)	(781,235)	(18,023)	10,059,349

(1)     On January 16, 2012, the Company through its wholly-owned subsidiary BRF GmbH, acquired control and consequently started to consolidate the financial statement of wholly-owned subsidiary Federal Foods (note 6.1.1).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company has fully depreciated items that are still in operation, which are set forth below:

	Parent company		Consolidated
	12.31.15	12.31.14	12.31.15	12.31.14
Cost
Buildings and improvements	166,614	114,984	169,995	127,168
Machinery and equipment	704,822	633,241	752,458	671,054
Facilities	96,273	71,313	102,017	71,676
Furniture	15,994	14,499	19,338	19,140
Vehicles	3,500	4,494	4,166	4,494
Others	56,185	39,852	56,185	39,852
	1,043,388	878,383	1,104,159	933,384

During year ended December 31, 2015, the Company capitalized interest in the amount of R$24,001 in the parent company and R$24,330 in the consolidated (R$32,744 in the parent company and R$37,686 in the consolidated as of December 31, 2014). The weighted average interest rate utilized to determine the capitalized amount was 5.51% p.a in the parent company and 5.70% in the consolidated (5.43% in the parent company and 5.98% in the consolidated p.a. as of December 31, 2014).

On December 31, 2015, except for the built to suit agreement mentioned in note 23.2, the Company had no commitments assumed related to acquisition or construction of property, plant and equipment items.

The property, plant and equipment items that are pledged as collateral for transactions of different natures are presented below:

		Parent company and Consolidated
		12.31.15	12.31.14
	Type of collateral	Book value of the collateral	Book value of the collateral
Land	Financial/Tax	217,427	320,905
Buildings and improvements	Financial/Tax	1,522,478	1,670,522
Machinery and equipment	Financial/Labor/Tax/Civil	1,774,781	2,053,784
Facilities	Financial/Tax	493,103	640,400
Furniture	Financial/Tax	27,004	18,699
Vehicles	Financial/Tax	2,306	10,835
Others	Financial/Tax	70,083	76,944
		4,107,182	4,792,089

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

19.         INTANGIBLES

Intangible assets are comprised of the following items:

	Parent company
	Weighted average amortization rate (p.a.)	Cost	Accumulated amortization	12.31.15	12.31.14
Goodwill	-	2,096,587	-	2,096,587	2,096,587
Outgrowers relationship	12.50%	14,197	(5,777)	8,420	9,727
Trademarks	-	1,173,000	-	1,173,000	1,173,000
Patents	16.51%	3,720	(2,092)	1,628	2,325
Software	20.00%	404,673	(232,751)	171,922	163,451
		3,692,177	(240,620)	3,451,557	3,445,090

	Consolidated
	Weighted average amortization rate (p.a.)	Cost	Accumulated amortization	12.31.15	12.31.14
Non-compete agreement	2.44%	15,738	(786)	14,952	-
Goodwill	-	2,778,102	-	2,778,102	2,525,343
Import quotas	100.00%	62,233	-	62,233	-
Outgrowers relationship	12.50%	14,197	(5,777)	8,420	9,727
Trademarks	-	1,372,018	-	1,372,018	1,267,888
Patents	17.33%	4,870	(3,025)	1,845	2,557
Customer relationship	7.71%	620,853	(49,788)	571,065	330,012
Supplier relationship	42.00%	9,670	(9,670)	-	2,484
Software	20.00%	462,760	(260,484)	202,276	190,632
		5,340,441	(329,530)	5,010,911	4,328,643

The intangible assets rollforward is set forth below:

	Parent company
	12.31.14	Additions	Disposals	Transfers	12.31.15
Cost
Goodwill	2,096,587	-	-	-	2,096,587
Ava	49,368	-	-	-	49,368
Eleva Alimentos	808,140	-	-	-	808,140
Incubatório Paraíso	656	-	-	-	656
Paraíso Agroindustrial	16,751	-	-	-	16,751
Perdigão Mato Grosso	7,636	-	-	-	7,636
Sadia	1,214,036	-	-	-	1,214,036
Outgrowers relationship	13,682	515	-	-	14,197
Trademarks	1,173,000	-	-	-	1,173,000
Patents	3,722	-	(2)	-	3,720
Software	414,941	35,584	(108,767)	62,915	404,673
	3,701,932	36,099	(108,769)	62,915	3,692,177

Amortization
Outgrowers relationship	(3,955)	(1,822)	-	-	(5,777)
Patents	(1,397)	(697)	2	-	(2,092)
Software	(251,490)	(89,684)	108,221	202	(232,751)
	(256,842)	(92,203)	108,223	202	(240,620)
	3,445,090	(56,104)	(546)	63,117	3,451,557

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Parent company
	12.31.13	Additions	Disposals	Transfers	Transfer to held for sale	12.31.14
Cost:
Goodwill:	2,767,985	-	-	-	(671,398)	2,096,587
Ava	49,368	-	-	-	-	49,368
Batavia	133,163	-	-	-	(133,163)	-
Cotochés	39,590	-	-	-	(39,590)	-
Eleva Alimentos	1,273,324	-	-	-	(465,184)	808,140
Heloísa	33,461	-	-	-	(33,461)	-
Incubatório Paraíso	656	-	-	-	-	656
Paraíso Agroindustrial	16,751	-	-	-	-	16,751
Perdigão Mato Grosso	7,636	-	-	-	-	7,636
Sadia	1,214,036	-	-	-	-	1,214,036
Outgrowers relationship	12,463	1,219	-	-	-	13,682
Trademarks	1,173,000	-	-	-	-	1,173,000
Patents	3,722	-	-	-	-	3,722
Supplier relationship	135,000	-	(135,000)	-	-	-
Software	290,396	46,038	(1,447)	79,954	-	414,941
	4,382,566	47,257	(136,447)	79,954	(671,398)	3,701,932

Amortization:
Outgrowers relationship	(2,313)	(1,642)	-	-	-	(3,955)
Patents	(826)	(571)	-	-	-	(1,397)
Supplier relationship	(135,000)	-	135,000	-	-	-
Software	(160,288)	(91,526)	1,442	(1,118)	-	(251,490)
	(298,427)	(93,739)	136,442	(1,118)	-	(256,842)
	4,084,139	(46,482)	(5)	78,836	(671,398)	3,445,090

	Consolidated
	12.31.14	Additions		Disposals	Business combination	Transfers	Exchange rate variation	12.31.15
Cost
Goodwill	2,525,343	-		-	330,821	(196,199)	118,137	2,778,102
Ava	49,368	-		-	-	-	-	49,368
Avex	28,965	-		-	-	-	(1,415)	27,550
BRF AFC	138,341	-		-	-	-	57,722	196,063
BRF Invicta	-	-		-	330,044	(196,199)	36,931	170,776
Dánica	7,373	-		-	-	-	(360)	7,013
Eleva Alimentos	808,140	-		-	-	-	-	808,140
Federal Foods	57,428	-		-	-	-	26,991	84,419
Incubatório Paraíso	656	-		-	-	-	-	656
Invicta Food Group	-	-		-	777	-	148	925
Paraíso Agroindustrial	16,751	-		-	-	-	-	16,751
Perdigão Mato Grosso	7,636	-		-	-	-	-	7,636
Plusfood	21,087	-		-	-	-	6,699	27,786
Quickfood	175,562	-		-	-	-	(8,579)	166,983
Sadia	1,214,036	-		-	-	-	-	1,214,036
Non-compete agreement	332	21,141		(350)	-	-	(5,385)	15,738
Import quotas	-	-		-	-	48,775	13,458	62,233
Outgrowers relationship	13,682	515		-	-	-	-	14,197
Trademarks	1,267,888	145,995	(1)	-	-	-	(41,865)	1,372,018
Patents	4,823	17		(2)	-	-	32	4,870
Customer relationship	351,449	-		-	-	147,424	121,980	620,853
Supplier relationship	10,064	-		-	-	-	(394)	9,670
Software	453,551	37,748		(108,867)	-	74,133	6,195	462,760
	4,627,132	205,416		(109,219)	330,821	74,133	212,158	5,340,441

Amortization
Non-compete agreement	(332)	(1,054)		350	-	-	250	(786)
Outgrowers relationship	(3,955)	(1,822)		-	-	-	-	(5,777)
Patents	(2,266)	(743)		2	-	-	(18)	(3,025)
Customer relationship	(21,437)	(31,153)		-	-	-	2,802	(49,788)
Supplier relationship	(7,580)	(2,820)		-	-	-	730	(9,670)
Software	(262,919)	(99,559)		108,278	-	(3,624)	(2,660)	(260,484)
	(298,489)	(137,151)		108,630	-	(3,624)	1,104	(329,530)
	4,328,643	68,265		(589)	330,821	70,509	213,262	5,010,911

(1)       Refers to the trademarks acquisition in Argentina (see note 1.5)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	12.31.13	Additions	Disposals	Business combination	Transfers	Transfer to held for sale	Exchange rate variation	12.31.14
Cost:
Goodwill:	3,101,750	-	-	322,276	(167,893)	(671,398)	(59,392)	2,525,343
AKF	-	-	-	-	-	-	-	-
Ava	49,368	-	-	-	-	-	-	49,368
Avex	32,819	-	-	-	-	-	(3,854)	28,965
Batavia	133,163	-	-	-	-	(133,163)	-	-
BRF AFC	-	-	-	274,112	(138,544)	-	2,773	138,341
Cotochés	39,590	-	-	-	-	(39,590)	-	-
Dánica	8,354	-	-	-	-	-	(981)	7,373
Eleva Alimentos	1,273,324	-	-	-	-	(465,184)	-	808,140
Federal Foods	25,249	-	-	48,164	(29,349)	-	13,364	57,428
Heloísa	33,461	-	-	-	-	(33,461)	-	-
Incubatório Paraíso	656	-	-	-	-	-	-	656
Minerva	-	-	-	-	-	-	-	-
Paraíso Agroindustrial	16,751	-	-	-	-	-	-	16,751
Perdigão Mato Grosso	7,636	-	-	-	-	-	-	7,636
Plusfood	21,084	-	-	-	-	-	3	21,087
Quickfood	246,259	-	-	-	-	-	(70,697)	175,562
Sadia	1,214,036	-	-	-	-	-	-	1,214,036
Non-compete agreement	375	-	-	-	-	-	(43)	332
Exclusivity agreement	497	-	(382)	-	-	-	(115)	-
Outgrowers relationship	12,463	1,219	-	-	-	-	-	13,682
Trademarks	1,302,305	-	-	-	-	-	(34,417)	1,267,888
Patents	5,546	50	(774)	-	-	-	1	4,823
Customer relationship	179,561	-	-	-	214,074	-	(42,186)	351,449
Supplier relationship	146,138	-	(135,000)	-	-	-	(1,074)	10,064
Software	329,340	49,141	(1,448)	2,040	78,363	-	(3,885)	453,551
	5,077,975	50,410	(137,604)	324,316	124,544	(671,398)	(141,111)	4,627,132

Amortization:
Non-compete agreement	(251)	(100)	-	-	-	-	19	(332)
Exclusivity agreement	(497)	-	377	-	-	-	120	-
Outgrowers relationship	(2,312)	(1,643)	-	-	-	-	-	(3,955)
Patents	(2,061)	(606)	399	-	-	-	2	(2,266)
Customer relationship	(11,495)	(10,150)	-	-	-	-	208	(21,437)
Supplier relationship	(140,509)	(2,275)	135,000	-	-	-	204	(7,580)
Software	(162,928)	(98,670)	1,442	(1,410)	(1,118)	-	(235)	(262,919)
	(320,053)	(113,444)	137,218	(1,410)	(1,118)	-	318	(298,489)
	4,757,922	(63,034)	(386)	322,906	123,426	(671,398)	(140,793)	4,328,643

Amortization of outgrowers relationship and suppliers relationship are recognized as a cost of sales in the statement of income, the amortization of customer relationship is recognized in selling expenses, while software amortization is recorded according to its use as cost of sales, administrative or sales expenses.

Trademarks in intangible assets contemplate acquired brands as well as brands arising from the business combination with Sadia, Quickfood and Avex and are considered assets with indefinite useful life as they are expected to indefinitely contribute to the Company’s cash flows.

The goodwill is based on expected future profitability supported by valuation reports, after purchase price allocation.

Goodwill and intangible assets with indefinite useful life (trademarks) are allocated to cash-generating units as presented in note 5.

The Company annually performs an impairment test of its assets through the discounted cash flow method. In 2015, BRF used its strategic plan as a basis for the test, which considers the future cash flows until 2018 and perpetuity from 2019, based on historical information and market projections of government agencies and associations, such as the International Monetary Fund (IFM), Brazilian Central Bank (BACEN), among others. In the Management’s opinion, the use of a three-year projection period is adequate as it provides more reliable information.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Management adopted the WACC (14.3% p.a.) as the discount rate for the development of discounted cash flows and also adopted the assumptions shown in the table below:

	2016	2017	2018
PIB Brazil-BACEN	-2.00%	1.50%	2.50%
TJLP	7.87%	8.00%	7.79%
IPCA	6.50%	6.00%	6.00%
SELIC	14.25%	12.00%	12.00%

The rates above do not consider any tax effect (they are before taxes).

Based on Management analyses performed during 2015, no impairment loss was identified.

In addition to the above mentioned recovery analysis, management prepared a sensitivity analysis considering the variations in the EBIT margin and in the nominal WACC as presented below:

		Variations
Apreciation (devaluation)	1.0%	0.0%	-1.0%
WACC	15.3%	14.3%	13.3%
EBIT margin	14.2%	13.2%	12.2%

Based on the above scenarios, the Company determined that there is no need to recognize an impairment loss to the intangible assets with indefinite useful life.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

20.         LOANS AND FINANCING

	Parent company
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	12.31.15	Current	Non-current	12.31.14
Local currency

Working capital	7.24% (6.26% on 12.31.14)	7.24% (6.26% on 12.31.14)	0.5	1,169,635	-	1,169,635	1,239,834	-	1,239,834
							-	-
Certificate of agribusiness receivables	96.90% of CDI	13.67%	2.8	33,078	992,165	1,025,243	-	-	-
							-	-
Development bank credit lines	Fixed rate / Selic / TJLP + 1.00% (Fixed rate / TJLP + 2.50% on 12.31.14)	4.57% (3.89% on 12.31.14)	1.8	217,426	508,928	726,354	277,909	485,839	763,748
							-	-
Bonds	7.75% (7.75% on 12.31.14)	7.75% (7.75% on 12.31.14)	2.4	4,140	497,921	502,061	4,140	497,052	501,192
							-	-
Export credit facility	0.00% (9.63% on 12.31.14)	0.00% (9.63% on 12.31.14)	-	-	-	-	967,748	-	967,748
							-	-
Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.14)	15.44% (8.54% on 12.31.14)	4.2	3,315	231,488	234,803	3,887	209,564	213,451
							-	-
Other secured debts	8.14% (8.14% on 12.31.14)	8.14% (8.14% on 12.31.14)	2.7	32,580	127,077	159,657	45,951	248,675	294,626
							-	-
Fiscal incentives	2.40% (Fixed rate / 10.00% IGPM + 1.00% on 12.31.14)	2.40% (1.52% on 12.31.14)	0.5	1,872	-	1,872	1,892	10,653	12,545
							-	-
				1,462,046	2,357,579	3,819,625	2,541,361	1,451,783	3,993,144

Foreign currency

Bonds	4.08% (4.97% on 12.31.14) + e.r. US$ and EUR	4.08% (4.97% on 12.31.14) + e.r. US$ and EUR	7.5	61,808	7,521,727	7,583,535	25,900	5,175,296	5,201,196

Export credit facility	LIBOR + 2.05% (LIBOR + 2.74% on 12.31.14) + e.r. US$	2.79% (3.07% on 12.31.14) + e.r. US$ and other currencies	1.9	598,109	1,163,574	1,761,683	6,508	787,380	793,888

Advances for foreign exchange rate contracts	1.76% + e.r. US$	1.76% + e.r. US$	0.8	391,053	-	391,053	-	-	-

Development bank credit lines	UMBNDES + 2.26% (UMBNDES + 2.22% on 12.31.14) + e.r. US$ and other currencies	6.34% (6.34% on 12.31.14) + e.r. US$ and other currencies	1.2	12,630	11,575	24,205	27,253	15,140	42,393

				1,063,600	8,696,876	9,760,476	59,661	5,977,816	6,037,477
				2,525,646	11,054,455	13,580,101	2,601,022	7,429,599	10,030,621

(1) Weighted average maturity in years.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	12.31.15	Current	Non-current	12.31.14
Local currency

Working capital	7.24% (6.26% on 12.31.14)	7.24% (6.26% on 12.31.14)	0.5	1,169,635	-	1,169,635	1,239,834	-	1,239,834

Certificate of agribusiness receivables	96.90% of CDI	13.67%	2.8	33,078	992,165	1,025,243	-	-	-

Development bank credit lines	Fixed rate / Selic / TJLP + 1.00% (Fixed rate / TJLP + 2.50% on 12.31.14)	4.57% (3.89% on 12.31.14)	1.8	217,426	508,928	726,354	277,909	485,839	763,748

Bonds	7.75% (7.75% on 12.31.14)	7.75% (7.75% on 12.31.14)	2.4	4,140	497,921	502,061	4,140	497,052	501,192

Export credit facility	0.00% (9.63% on 12.31.14)	0.00% (9.63% on 12.31.14)	-	-	-	-	967,748	-	967,748

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.14)	15.44% (8.54% on 12.31.14)	4.2	3,315	231,488	234,803	3,887	209,564	213,451

Other secured debts	8.14% (8.14% on 12.31.14)	8.14% (8.14% on 12.31.14)	2.7	32,580	127,077	159,657	45,951	248,675	294,626

Fiscal incentives	2.40% (Fixed rate / 10.00% IGPM + 1.00% on 12.31.14)	2.40% (1.52% on 12.31.14)	0.5	1,872	-	1,872	1,892	10,653	12,545

				1,462,046	2,357,579	3,819,625	2,541,361	1,451,783	3,993,144

Foreign currency

Bonds	5.23% (5.87% on 12.31.14) + e.r. US$, EUR and ARS	5.23% (5.87% on 12.31.14) + e.r. US$, EUR and ARS	6.9	159,445	8,628,430	8,787,875	89,902	6,324,090	6,413,992

Export credit facility	LIBOR + 2.15% (LIBOR + 2.71% on 12.31.14) + e.r. US$	2.85% (3.01% on 12.31.14) + e.r. US$	2.0	598,811	1,553,520	2,152,331	6,948	1,052,485	1,059,433

Advances for foreign exchange rate contracts	1.76% + e.r. US$	1.76% + e.r. US$	0.8	391,053	-	391,053	-	-	-

Development bank credit lines	UMBNDES + 2.26% (UMBNDES + 2.22% on 12.31.14) + e.r. US$ and other currencies	6.34% (6.34% on 12.31.14) + e.r. US$ and other currencies	1.2	12,630	11,575	24,205	27,253	15,142	42,395

Other secured debts	15.09% (15.08% on 12.31.14) + e.r. ARS	15.09% (15.08% on 12.31.14) + e.r. ARS	0.5	3,535	-	3,535	7,965	3,589	11,554

Working capital	22.00% (Fixed rate + LIBOR + 2.71% on 12.31.14) + e.r. US$ and ARS	22.00% (22.97% on 12.31.14) + e.r. US$ and ARS	-	659	-	659	65,474	3,343	68,817

				1,166,133	10,193,525	11,359,658	197,542	7,398,649	7,596,191
				2,628,179	12,551,104	15,179,283	2,738,903	8,850,432	11,589,335

(1) Weighted average maturity in years.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

20.1.     Working capital

Rural credit: The Company and its subsidiaries entered into rural credit loans with several commercial banks, under a Brazilian Federal government program that offers an incentive to investments in rural activities.

20.2.     CRA

Certificate of Agribusiness Receivables (“CRA”): On September 29, 2015, BRF completed the CRA issuance related to the public distribution offering of the 1st series of the 3rd Issue by Octante Securitizadora S.A. (“Securitization Company”) in the amount of R$1,000,000 net of interest, which will mature on October 01, 2018, and were issued with a coupon of 96.90% p.a. of the DI rate, payable every each 9 months. The CRAs arise from the Company’s exports contracted with BRF Global GmbH and were assigned to the Securitization Company.

20.3.     Development bank credit lines

The Company and its subsidiaries have several outstanding obligations with National Bank for Economic and Social Development (“BNDES”). The loans were obtained for the acquisition of equipment and expansion of productive facilities.

FINEM: Credit lines of Financing for Enterprises ("FINEM") which are subject to the variations of UMBNDES, TJLP and SELIC currency basket. The values of principal and interest are paid in monthly installments, with maturities between 2016 and 2020 and are secured by pledge of equipment, facilities and mortgage on properties owned by the Company.

FINEP: Credit lines of Financial of Studies and Projects (“FINEP”) obtained with reduced charges for projects of research, development and innovation, with maturities dates between 2016 and 2019.

20.4.     Bonds

Sadia Overseas Bonds 2017: In the total value of US$250,000, such bonds are guaranteed by BRF, with an interest rate of 6.88% p.a. and maturing on May 24, 2017. On June 20, 2013, the amount of US$29,282 of these senior notes was exchanged by Senior Notes BRF 2023 and on May 15, 2014, the amount of US$60,953 was repurchased with part of the proceeds obtained from Senior Notes BRF in 2024. On May 28, 2015, the Company concluded a Tender Offer, in amount of US$47,005, such that the outstanding balance amounted to US $ 112,760 and the premium paid, net of interest, was  US$4,701 (equivalent of R$14,584).

BFF Notes 2020: On January 28, 2010, BFF International Limited issued senior notes in the total value of US$750,000, whose notes are guaranteed by BRF, with a nominal interest rate of 7.25% p.a. and effective rate of 7.54% p.a. maturing on January 28, 2020. On June 20, 2013, the amount of US$120,718 of these senior notes was exchanged by Senior Notes BRF 2023 and on May 15, 2014, the amount of US$409,640 was repurchased with part of the proceeds obtained from the Senior Notes BRF 2024. On May 28, 2015, the Company concluded a Tender Offer, in amount of US$101,359, such that the outstanding balance amounted to US$118,283 and the premium paid, net of interest, was US$15,964 (equivalent of R$49,530).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Senior Notes BRF2022: On June 6, 2012, BRF issued senior notes of US$500,000, with nominal interest rate of 5.88% p.a. and an effective rate of 6.00% p.a. maturing on June 6, 2022. On June 26, 2012 the Company reopened this transaction for an additional amount of R$ 250,000, with nominal interest rate of 5.88% p.a. and effective rate of 5.50% p.a. On May 28,2015, the Company concluded a Tender Offer, in amount of US$577,130, such that the outstanding balance amounted to US$172,870 and the premium paid, net of interest, was US$79,355 (equivalent of R$246,208).

Senior Notes BRF 2023: On May 15, 2013, BRF completed international offerings of (i) 10 year bonds in the aggregate amount of US$500,000 (the “USD Bonds”), which will mature on May 22, 2023 (“Senior Notes BRF 2023”), issued with a coupon (interest) of 3.95% per year (yield to maturity 4.135%), payable semi-annually beginning on November 2013.

Senior Notes BRF 2018:On May 15, 2013, BRF completed international offering of (i) 5 year bonds in the aggregate amount of R$500,000 (the “BRL Bonds”) which will mature on May 22, 2018 (“Senior Notes BRF 2018”), issued with a coupon (interest) of 7.75% p.a. (yield to maturity 7.75%), payable semi-annually beginning as from November 22, 2013.

Senior Notes BRF 2024: On May 15, 2014, BRF completed international offerings of 10 year bonds in the aggregate amount of US$750,000 (the “USD Bonds”), which will mature on May 22, 2024 (“Senior Notes BRF 2024”), issued with a coupon (interest) of 4.75% p.a. (yield to maturity 4.952%), payable semi-annually beginning on November 22, 2014.

Senior Notes BRF 2022 (“Green Bonds”): On May 29, 2014, BRF concluded a Senior Notes offer of 7 (seven) year in the total amount of EUR500,000, which will mature on May 03, 2022 (“Senior Notes BRF 2022”), issued with a coupon (interest) of 2.75% p.a. (yield to maturity 2.822%), payable annually beginning on June 03, 2016.

20.5.     Export credit facilities

Pre-export facilities: Generally are denominated in U.S. Dollars, maturing between 2016 and 2019. Under the terms of each of these credit facilities, the Company entered into loans which must be evidenced subsequently by accounts receivable related to the exports of its products.

Commercial credit lines: Denominated in U.S. Dollars with quarterly payments of interest

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

and principal maturing in 2018 and are utilized for purchases of imported raw materials and other working capital needs.

20.6.     Special Program Asset Recovery (“PESA”)

The Company has a loan facility obtained through the Special Program for Asset Recovery (“Programa Especial de Saneamento de Ativos”) promoted by the federal government and securitized by commercial financial institutions. Such loan facility is subject to the variations of the General Market Price Index (“IGPM”) plus interest of 4.90% p.a. The principal is payable in a single installment and the maturity date is 2020, being secured by endorsements and pledges of public debt securities (see note 16).

20.7.     Other secured debts

Industrial credit notes: The Company issue industrial credit notes, receiving from official funds, such as Fund for Worker Support (“FAT”), Constitutional Fund for Financing the Midwest (“FCO”) and Constitutional Fund for Financing the Northwest (“FNE”). The notes are paid on a monthly basis and have maturity dates between 2016 and 2021. These notes are secured by a pledge of machinery and equipment and real estate mortgages.

20.8.     Rotative credit line (“Revolver Credit Facility”)

With the purpose of improving its financial liquidity, the Company and its wholly-owned subsidiary BRF Global GmbH obtained a credit line Revolver Credit Facility ("Revolver Credit Facility") in the amount of US$1,000,000, with a maturity date in May 2019, from a syndicate comprised of 28 banks. The transaction was structured to allow the Company to utilize the credit line at any time, during the contracted period. Until December 31, 2015, the Company did not use this credit facility.

20.9.     Loans and financing maturity schedule

The maturity schedule of the loans and financing balances is as follow:

	Parent company	Consolidated
	12.31.15	12.31.15
2016	2,525,646	2,628,175
2017	633,766	1,132,491
2018	2,337,826	2,761,960
2019	267,635	291,275
2020 onwards	7,815,228	8,365,382
	13,580,101	15,179,283

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

20.10.  Guarantees

	Parent company		Consolidated
	12.31.15	12.31.14	12.31.15	12.31.14
Total of loans and financing	13,580,101	10,030,621	15,179,283	11,589,335
Mortgage guarantees	911,996	1,102,742	911,996	1,102,742
Related to FINEM-BNDES	583,411	594,915	583,411	594,915
Related to FNE-BNB	159,564	293,529	159,564	293,529
Related to tax incentives and other	169,021	214,298	169,021	214,298

Statutory lien on assets acquired with financing	93	1,045	93	1,045
Related to FINEM-BNDES	93	648	93	648
Related to financial lease	-	397	-	397

The Company is the guarantor of a loan obtained by Instituto Sadia de Sustentabilidade from the BNDES. The loan was obtained with the purpose of allowing the implementation of biodigesters in the farms of the outgrowers which take part in the Company´s integration system, targeting the reduction of the emission of Greenhouse Gases. The value of these guarantees on December 31, 2015 totaled R$39,098 (R$53,305 as of December 31, 2014).

The Company is the guarantor of loans related to a special program, which aimed the local development of outgrowers in the central region of Brazil. The proceeds of such loans are utilized by the outgrowers to improve farm conditions and will be paid by them in 10 years, taking as collateral the land and equipment acquired by the outgrowers through this program. The guarantee as of December 31, 2015 totaled R$208,774 (R$280,136 as of December 31, 2014).

On December 31, 2015, the Company contracted bank guarantees in the amount of R$2,086,589 (R$2,048,340 as of December 31, 2014). The variation occurred in this period is related to bank guarantees offered mainly in litigations involving the Company´s use of tax credits. These guarantees have an average cost of 0.91% p.a. (0.90% p.a. as of December 31, 2014).

20.11.  Commitments

In the normal course of the business, the Company enters into agreements with third parties which are mainly related to the purchase of raw materials, such as corn and soymeal, in which the agreed prices can be predetermined or post determined. The Company enters into other agreements, such as electricity, packaging supplies and manufacturing activities.

The amounts of the agreements on the date of these financial statements are set forth below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Parent company and Consolidated
12.31.15
2016	4,560,939
2017	1,274,316
2018	236,994
2019	229,052
2020 onwards	452,222
6,753,523

21.         TRADE ACCOUNTS PAYABLE

	Parent company		Consolidated
	12.31.15	12.31.14	12.31.15	12.31.14
Domestic suppliers
Third parties	3,263,197	2,736,646	3,263,201	2,736,963
Related parties	23,375	18,795	23,375	18,795
	3,286,572	2,755,441	3,286,576	2,755,758

Foreign suppliers
Third parties	774,106	409,194	1,496,833	794,832
Related parties	2,463	608	-	-
	776,569	409,802	1,496,833	794,832

(-) Adjustment to present value	(38,416)	(28,383)	(38,416)	(28,383)
	4,024,725	3,136,860	4,744,993	3,522,207

In the year ended on December 31, 2015, the average payment period is 96 days (70 days on December 31, 2014).

On the suppliers balance as of December 31, 2015, R$1,070,583 in the parent company and consolidated (R$659,942 in the parent company and consolidated as of December 31, 2014) corresponds to the supply chain finance transactions on which there were no changes in the payment terms and prices negotiated with the suppliers.

The information on accounts payable involving related parties is presented in note 30. The trade accounts payable to related parties refer to transactions with associates UP! and K&S in Brazil.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

22.         OTHER FINANCIAL ASSETS AND LIABILITIES

	Parent company		Consolidated
	12.31.15	12.31.14	12.31.15	12.31.14

Derivatives designated as cash flow hedges
Assets
Non-deliverable forward (NDF)	2,253	9,749	2,253	9,749
Currency option contracts	96,153	3,160	96,153	3,160
Deliverable forwards contracts	-	933	-	933
	98,406	13,842	98,406	13,842

Liabilities
Non-deliverable forward of currency (NDF)	(66,703)	(77,122)	(66,703)	(77,122)
Currency option contracts	(217,122)	(7,155)	(217,122)	(7,155)
Deliverable forwards contracts	(33,765)	(3,482)	(33,765)	(3,482)
Non-deliverable forward of commodities (NDF)	(11,729)	-	(11,729)	-
Exchange rate contracts currency (Swap)	(280,285)	(119,388)	(326,650)	(157,975)
	(609,604)	(207,147)	(655,969)	(245,734)

Non derivatives designated as cash flow hedges
Assets
Non-deliverable forward of currency (NDF)	-	1,125	10,707	1,304
Live cattle forward contracts (note 13)	-	27,955	-	27,955
Non-deliverable forward of commodities (NDF)	2,183	-	2,183	-
Exchange rate contracts currency (Swap)	3,450	-	3,450	-
Dollar future contracts - BM&F Bovespa	14,641	-	14,641	-
	20,274	29,080	30,981	29,259

Liabilities
Non-deliverable forward of currency (NDF)	(3,502)	-	(3,865)	(2,794)
Exchange rate contracts currency (Swap)	(6,768)	(3,216)	(6,768)	(3,216)
Dollar future contracts - BM&FBovespa	-	(5,694)	-	(5,694)
	(10,270)	(8,910)	(10,633)	(11,704)

Current assets	118,680	42,922	129,387	43,101
Current liabilities	(619,874)	(216,057)	(666,602)	(257,438)

The collateral given in the transactions presented above are disclosed in note 8.

23.         LEASES

The Company is lessee in several contracts, which can be classified as operating or finance lease.

23.1.     Operating lease

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The minimum future payments of non-cancellable operating lease are presented below:

	Parent company	Consolidated
	12.31.15	12.31.15
2016	461,475	463,641
2017	99,430	101,596
2018	35,408	37,574
2019	16,893	19,175
2020 onwards	74,063	76,345
	687,269	698,331

The payments of operating lease agreements recognized as expense in the year ended December 31, 2015 amounted to R$211,657 in the parent company and R$295,971 in the consolidated (R$194,078 in the parent company and R$247,699 in the consolidated as of December 31, 2014).

23.2.     Finance lease

The Company enters into finance leases mainly for the acquisitions of machinery, equipment, vehicles, software and buildings, presented below:

		Parent company		Consolidated
	Weighted average interest rate (p.a.) (1)	12.31.15	12.31.14	12.31.15	12.31.14
Cost
Machinery and equipment		29,160	23,666	37,096	32,010
Software		72,972	72,961	72,972	72,961
Vehicles		-	28,204	-	28,204
Buildings		128,938	128,659	128,938	128,659
		231,070	253,490	239,006	261,834

Accumulated depreciation
Machinery and equipment	14.79%	(5,311)	(8,306)	(13,247)	(16,613)
Software	50.00%	(50,988)	(48,298)	(50,988)	(48,298)
Vehicles	-	-	(8,831)	-	(8,831)
Buildings	6.94%	(32,091)	(20,248)	(32,091)	(20,248)
		(88,390)	(85,683)	(96,326)	(93,990)
		142,680	167,807	142,680	167,844

(1)     The period of depreciation of leased assets corresponds to the lowest of term of the contract and the useful life of the asset, as determined by CVM Deliberation Nº 645/10.

The minimum future payments required for these finance leases are segregated as follows, and were recorded in current and non-current liabilities:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Parent company and Consolidated
	12.31.15
	Present value of minimum payments	Interest	Minimum future payments
2016	45,579	13,530	59,109
2017	25,079	10,743	35,822
2018	19,123	8,090	27,213
2019	16,734	7,211	23,945
2020 onwards	80,103	48,906	129,009
	186,618	88,480	275,098

The contract terms for both modalities, with respect to renewal, adjustment and purchase option, are according to market practices. In addition, there are no clauses of contingent payments or restrictions on dividends distribution, payments of interest on shareholders’ equity or obtaining debt.

The Company also has commitments regarding financial leases, related to a “built to suit” agreement for the construction of office facilities will be build by third parties. The agreements terms will be 15 years from the signing date as well as the charge of rent expenses. If the Company defaults on its obligations, it will be subject to fines and/or acceleration of rent outstanding installments falling due, according to the term of each contract.

The estimated schedule of future payments related to these this agreement is set forth below:

Parent company and Consolidated
12.31.15
2016	7,886
2017	8,359
2018	8,861
2019	9,393
2020 onwards	149,062
183,561

24.         SHARE BASED PAYMENT

The Company grants stock options to its employees eligible by the Board of Directors, which are determined in stock options plans that were approved by a Ordinary and a Special Meeting of Shareholders on March 31, 2010 (Plan I) and April 08, 2015 (Plan II).

Plan I comprises two instruments: (i) annual stock option grant, and (ii) an additional stock option grant, which the employee might adhere using part of its profit sharing bonus. Plan II comprises only the annual grant.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The vesting conditions are based on attainment of results and in the value of the Company businesses.

The plans include shares issued by the Company up to the limit of 2% of the total stock, and its purpose is to: (i) attract, retain and motivate the beneficiaries, (ii) add value for shareholders, and (iii) encourage the view of entrepreneur of the business.

The plan is managed by the Board of Directors, within the limits established by the general guidelines of the plan and applicable legislation.

The quantity of granted options is determined by the Board of Directors, with an exercise price equivalent to the average amount of the closing price of the share at the last twenty trading sessions of the BM&FBOVESPA, prior to the grant date. The exercise price is updated monthly by the variation of the Amplified Consumer Price Index (“IPCA”) between the grant date and the month prior to the option exercise notice by the beneficiary.

The vesting period ranges from 1 to 4 years (according to the plan) and will observe the following deadlines from the grant date of the option:

	Plan I		Plan II
Quantity	Deadline	Quantity	Deadline

1/3	1 year	1/4	1 year
2/3	2 years	2/4	2 years
3/3	3 years	3/4	3 years
-	-	4/4	4 years

After the vesting period and within no more than five years for Plan I and six years for Plan II from the grant date, the beneficiary is no longer entitled to the right to the unexercised options. To satisfy the exercise of the options, the Company may issue new shares or use shares held in treasury.

The breakdown of the outstanding granted options is presented as follows:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Date			Quantity		Grant (1)	Price of converted share (1)
Grant date	Beginning of the year	End of the year	Options granted	Outstanding options	Fair value of the option	Granting date	Updated IPCA

Plan I
05.02.11	05.01.12	05.01.16	2,463,525	158,990	11.36	30.85	41.62
05.02.12	05.01.13	05.01.17	3,708,071	331,198	7.82	34.95	44.86
05.02.13	05.01.14	05.01.18	3,490,201	822,333	11.88	46.86	56.48
04.04.14	04.03.15	04.03.19	1,552,564	841,644	12.56	44.48	50.44
05.02.14	05.01.15	05.01.19	1,610,450	1,001,528	14.11	47.98	54.41
12.18.14	12.17.15	12.17.19	5,702,714	5,447,954	14.58	63.49	68.51
			18,527,525	8,603,647

Plan II
10.01.15	10.01.16	10.01.21	37,570	32,490	20.64	70.09	71.38
12.07.15	12.06.16	12.06.21	8,724,733	8,724,733	17.31	56.00	56.00
			8,762,303	8,757,223
			27,289,828	17,360,870

(1)     Values expressed in Brazilian Reais

The rollforward of the outstanding granted options for the year ended December 31, 2015 is presented as follows:

Consolidated

Outstanding options as of December 31, 2014	11,390,846
Issued - grant of 2015	8,762,303
Exercised:
Grant of 2014	(531,930)
Grant of 2013	(497,212)
Grant of 2012	(582,370)
Grant of 2011	(242,951)
Grant of 2010	(80,833)
Cancelled:
Grant of 2015	(5,080)
Grant of 2014	(638,092)
Grant of 2013	(168,320)
Grant of 2012	(45,491)
Outstanding options as of December 31, 2015	17,360,870

The weighted average exercise prices of the outstanding options conditioned to services is R$59.27 (fifty nine Brazilian Reais and twenty seven cents), and the weighted average of the remaining contractual term is 58 months.

The Company records as capital reserve in shareholders’ equity the fair value of the options in the amount of R$160,323 (R$92,898 as of December 31, 2014). In the statement of income in the year ended December 31, 2015 the amount recognized as expense was R$67,425 (R$20,673 as of December 31, 2014).

During the year ended December 31, 2015 the Company’s executives exercised 1,935,296 (2,596,610 as of December 31, 2014) shares, with an average price of R$42.60 (forty two Brazilian Reais and sixty cents) (R$38.42 as of December 31, 2014) totaling R$82,437 (R$99,765 as of December 31, 2104). In order to comply with this commitment, the Company utilized treasury shares with an acquisition cost of R$63.40 (sixty three Brazilian Reais and forty cents) (R$47.54 as of December 31, 2014), totaling R$122,694 (R$123,447 as of December 2014), recording a loss in the amount of R$40,257 (R$23,682 as of December 31, 2014) as capital reserve.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

24.1.     Fair Value Measurement

The weighted average fair value of options outstanding as of December 31, 2015 was R$15.55 (fifteen Brazilian Reais and fifty five cents) (R$13.20 as of December 31, 2014). The fair value of the stock options was measured using the Black-Scholes pricing model, based on the following assumptions:

	12.31.15
	Plan I	Plan II
Expected maturity of the option:
Exercise in the 1st year	3.0 years	3.0 years
Exercise in the 2nd year	3.5 years	3.5 years
Exercise in the 3rd year	4.0 years	4.0 years
Exercise in the 4th year	-	5.0 years
Risk-free interest rate	5.06%	7.34%
Volatility	28.48%	25.97%
Expected dividends over shares	1.27%	1.42%
Expected inflation rate	6.70%	5.32%

24.2.     Expected period

The expected period is that in which it is believed that the options will be exercised and was determined under the assumption that the beneficiaries will exercise their options at the limit of the maturity period.

24.3.     Risk-free interest rate

The Company uses as risk-free interest rate the National Treasury Bond (“NTN-B”) available on the date of calculation and with maturity equivalent to the terms of the option.

24.4.     Volatility

The estimated volatility took into account the weighting of the trading history of the Company’s shares.

24.5.     Expected dividends

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The percentage of dividends used is based on the average payment of dividends per share in relation to the market value of the shares for the past four years.

24.6.     Expected inflation rate

The expected average inflation rate is based on estimated IPCA by Central Bank of Brazil, considering the remaining average terms of the option.

25.         PENSION AND OTHER POST-EMPLOYMENT PLANS

25.1.     Pension plans

The Company sponsors pension plans for its employees and executives as presented below:

Plan	Modality	Adhesions

Plan I	Variable Contribution	Closed
Plan II	Variable Contribution	Closed
Plan III	Defined Contribution	Open
FAF	Defined Benefit	Closed

These plans are managed by BRF Previdência a pension fund entity of non-economic nature and non-profit, through its Deliberative Board which is responsible for defining pension premises and policies, as well as establishing fundamentals guidelines and organization, operation and management rules. The Deliberative Board is composed of representatives from the sponsor and participants, the proportion of 2/3 and 1/3 respectively.

a.            Defined benefit plans

Plan I and II are variable contribution plans, structured as defined contribution during the accumulation of mathematics provisions with option to change the account balance to be applicable in lifetime monthly income on the grant date benefit. The main actuarial risks are (i) survival time over the ones set out in the mortality tables and (ii) actual return on equity below the actual discount rate.

The main purpose of FAF plan is to supplement the benefit paid by the Brazilian Social Security (“INSS – Instituto Nacional de Securidade Social”), calculated proportionally according to the length of service performed and in line with the type of retirement. The main actuarial risks are (i) survival time over the ones set out in the mortality tables (ii) turnover lower than expected, (iii) salary growth higher than expected, (iv) actual return on assets below the actual discount rate, (v) amendment of the rules of social security and actual family composition of the retired employee or executive different from the established assumption.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

In plans I and II, the contributions are made on a 1 to 1 basis (the contributions of the sponsor are equal to the basic contributions of the participants). In the Plan FAF, the contribution is made through a percentage actuarially defined for the participant and the sponsor. The actuarial calculations of the plans managed by BRF Previdência are made by independent actuaries, on an annual basis, according to the rules in force.

In case of a deficit result in plans, it must be supported by the sponsor, participants and beneficiaries, in the proportion of their contributions.

b.            Defined contribution plan

Plan III is a defined contribution plan, where contributions are known and the benefit amount depends directly on the contributions made by participants and sponsors, time of contribution and of the result obtained through investment of contributions. The contributions are made on a 1 to 1 basis (the contributions of the sponsor are equal to the basic contributions of the participants) and that may vary from 0.7% to 7.0% according to the salary range of the participant. The contributions made by the Company in the years ended December 31, 2015 and December 31, 2014 are amounted R$7,487 and R$5,087 respectively. On December 31, 2015, the plans has 24,981 participants (13,362 participants as of December 31, 2014).

If participants of the plans I, II and III end the employment relationship with the sponsor, the balance formed by the contributions of the sponsor not used for the payment of benefits, will form a fund of overage of contributions that may be used to compensate the future contributions of the sponsor.

c.            Rollforward of defined benefit plans

The assets and actuarial liabilities are presented below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	FAF		Plano I e II
	12.31.15	12.31.14	12.31.15	12.31.14
Assets and liabilities composition
Present value of actuarial liabilities	1,675,374	1,644,567	12,853	13,283
Fair value of assets	(2,418,996)	(2,385,220)	(21,916)	(21,971)
(Surplus) Deficit	(743,622)	(740,653)	(9,063)	(8,688)
Irrecoverable (surplus) deficit - impact on asset limit	743,622	740,653	4,407	3,164
Net (Assets) Liabilities	-	-	(4,656)	(5,524)

Rollforward of irrecoverable surplus
Beginning balance of irrecoverable surplus	740,653	811,355	3,164	2,959
Interest on irrecoverable surplus	84,805	101,338	361	369
Changes in irrecoverable surplus during the period	(81,836)	(172,040)	882	(164)
Ending balance of irrecoverable surplus	743,622	740,653	4,407	3,164

Changes in actuarial obligation
Beginning balance of the present value of the actuarial obligation	1,644,567	1,407,960	13,283	11,046
Interest on actuarial obligations	183,195	169,862	1,459	1,320
Current service cost	27,850	16,782	-	-
Benefit paid	(90,444)	(80,399)	(1,069)	(1,077)
Contributions of the sponsor	890	-	-	-
Actuarial gains - experience	107,841	11,334	755	1,073
Actuarial gains (losses) - hypothesis	(198,525)	119,028	(1,575)	921
Ending balance of actuarial obligation	1,675,374	1,644,567	12,853	13,283

Rollforward of assets fair value
Beginning balance of the fair value of plan assets	(2,385,220)	(2,219,315)	(21,971)	(18,477)
Interest income on assets plan	(268,023)	(271,200)	(2,453)	(2,245)
Benefit paid	90,444	80,399	1,069	1,077
Contributions paid by the Company	(404)	(407)	-	-
Contributions paid by the employee	(890)	-	-	-
Return on assets higher (lower) than projection	145,097	25,303	1,439	(2,326)
Ending balance of assets fair value	(2,418,996)	(2,385,220)	(21,916)	(21,971)

Rollforward of comprehensive income
Beginning balance	16,375	42,560	496	7,688
Reversion to statement of income	(16,375)	(42,560)	(496)	(7,688)
Actuarial gains (losses)	90,684	(130,362)	820	(1,994)
Return on assets higher (lower) than projection	(145,097)	(25,303)	(1,439)	2,326
Changes on irrecoverable surplus	81,836	172,040	(882)	164
Ending balance of comprehensive income	27,423	16,375	(1,501)	496

Costs recognized in statement of income
Current service costs	(27,850)	(16,782)	-	-
Interest on actuarial obligations	(183,195)	(169,862)	(1,459)	(1,320)
Projected return on assets	268,023	271,200	2,453	2,245
Interest on irrecoverable surplus	(84,805)	(101,338)	(361)	(369)
Costs recognized in statement of income	(27,827)	(16,782)	633	556

Estimated costs for the next period
Costs of defined benefit	(23,396)	(27,827)	569	633
Estimated costs for the next period	(23,396)	(27,827)	569	633

d.            Actuarial assumptions and demographic data

The main actuarial assumptions and demographic data used in the actuarial calculations are summarized below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	FAF		Plan I e II
	12.31.15	12.31.14	12.31.15	12.31.14
Actuarial assumptions
Economic hypothesis
Discount rate	12.14%	11.45%	12.22%	11.45%
Projected return on assets	12.14%	11.45%	12.22%	11.45%
Inflation rate	5.00%	5.20%	5.20%	5.20%
Wage growth rate	5.68%	6.25%	N/A	N/A

Demographic hypothesis
Schedule of mortality	AT-2000	AT-2000	AT-2000	AT-2000
Schedule of disabled mortality	IAPC	IAPC	IAPC	IAPC

Demographic data
Number of active participants	8,838	9,431	-	-
Number of participants in direct proportional benefit	-	22	-	-
Number of assisted beneficiary participants	5,707	5,502	52	53

e.            The composition of the investment portfolios

The composition of the investment portfolios are presented below:

	FAF				Plans I and II
	12.31.15		12.31.14		12.31.15		12.31.14
Composition of the fund's portfolio:
Fixed income	1,782,800	73.7%	1,717,359	72.0%	19,014	86.8%	18,676	85.0%
Variable income	331,402	13.7%	360,168	15.1%	2,547	11.6%	3,066	14.0%
Real estate	176,587	7.3%	179,369	7.5%	-	-	-	-
Structured investments	113,693	4.7%	113,536	4.8%	337	1.6%	229	1.0%
Transactions with participants	14,514	0.6%	14,788	0.6%	18	-	-	-
	2,418,996	100.0%	2,385,220	100.0%	21,916	100.0%	21,971	100.0%

% of nominal return on assets	11.63%		11.63%		11.66%		11.66%

f.             Forecast and average term of payments of obligations

The following amounts represent the expected benefit payments for future years (10 years) and the average duration of the plan obligations:

	FAF	Plans I and II
Payments in:

2016	104,245	1,114
2017	111,079	1,165
2018	119,419	1,219
2019	129,498	1,274
2020	139,248	1,330
2021 to 2025	881,363	7,513

Weighted average duration - in years	15.10	11.40

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

g.            Sensitivity analysis of defined benefit plan - FAF

The quantitative sensitivity analysis regarding the relevant assumptions of defined benefit plan – FAF on December 31, 2015 is presented below:

	Assumptions	Variation of 1%		Variation of actuarial liabilities
Significant hypothesis	utilized	Increase	Decrease	Increase	Decrease

Benefit plan - FAF
Discount rate	12.14%	13.19%	11.09%	(171,095)	207,540
Wage growth rate	5.68%	6.73%	5.00%	62,583	(31,608)

25.2.     Post-employment plans: description and characteristics of benefits and associated risks

	Parent company and Consolidated
	Liabilities
	12.31.15	12.31.14
Medical assistance	130,028	115,666
F.G.T.S. Penalty (1)	105,139	124,461
Award for length of service	41,462	48,288
Other	22,415	25,655
	299,044	314,070

Current	67,264	56,096
Non-current	231,780	257,974

(1)     FGTS – Government Severance Indemnity  Fund for Employees

The Company offers the following post-employment plans in addition to the pension plans, which are measured by actuarial calculation and recognized in the financial statement.

a.            F.G.T.S. penalty

As settled by the Regional Labor Court (“TRT”) on April 20, 2007, retirement does not affect the employment contract between the Company and its employees. The benefit paid is equivalent to 50% of F.G.T.S being 40% corresponding to a penalty and 10% of social contribution. Main actuarial risks related are (i) survival time over the ones set out in the mortality tables (ii) turnover lower than expected and (iii) salary growth higher than expected.

b.            Medical Plan

The Company offers to the retired employee according to the Law No. 9,656/98 a medical plan with fixed contribution, which guarantees to the retired employee that contributed to the health plan by reason of employment relationship, for at least 10 years, the right of maintenance as beneficiary, on the same conditions of coverage enjoyed when the employment contract was in force. Main actuarial risks related are (i) survival time over the ones set out in the mortality tables (ii) turnover lower than expected and (iii) medical costs growth higher than expected.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

c.            Award for length of service

The Company usually rewards employees that attain at least 10 years of services rendered and subsequently every 5 years, with an additional remuneration ranges from 1 to 5 current salaries at the date of the event. Main actuarial risks related are (i) survival time over the ones set out in the mortality tables (ii) turnover lower than expected and (iii) salary growth higher than expected.

d.            Retirement compensation

On retirement, employees with over 10 years of service to the Company are eligible for additional compensation of 1 to 2 current wages in force at the time of retirement. Main actuarial risks related are (i) survival time higher than the ones set out in the mortality tables (ii) turnover lower than expected and (iii) salary growth higher than expected.

e.            Life insurance

The Company offers life insurance benefit to the employees who, at the time of their termination, are retired and during the employment contract opted for the insurance. For the employees with 10-20 years of service, the maintenance period of insurance is 2 years, from 21 years of service, the period is 3 years. Main actuarial risks related are (i) survival time higher than the ones set out in the mortality tables (ii) turnover lower than expected and (iii) salary growth higher than expected.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

f.             Rollforward of post-employment plans

The rollforward of actuarial liabilities related to other benefits, prepared based on an actuarial report, are as follow:

	Consolidated
	Medical plan		F.G.T.S. penalty		Award for length of service		Others (1)
	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14
Composition of actuarial liabilities
Present value of actuarial liabilities	130,028	115,666	105,139	124,461	41,462	48,288	22,415	25,655
Net liabilities	130,028	115,666	105,139	124,461	41,462	48,288	22,415	25,655

Rollforward of present value of actuarial liabilities
Beginning balance of net liabilities	115,666	115,478	124,461	112,023	48,288	41,421	25,655	22,341
Interest on actuarial liabilities	11,582	14,128	12,244	11,760	4,698	4,497	2,636	2,481
Early settlement of obligations	(271)	-	(8,000)	-	(2,090)	-	(1,325)	-
Current service costs	281	505	6,268	6,023	1,941	1,931	1,021	1,040
Past service costs - changes in plan	-	-	-	-	-	-	-	(37)
Past service costs - decrease of plan	-	-	-	(1,009)	-	(66)	-	(127)
Benefits paid directly by the Company	(1,253)	(4,062)	(8,782)	(7,579)	(9,682)	(10,079)	(4,583)	(3,747)
Actuarial (gains) losses	20,908	(22,406)	9,451	1,931	8,318	10,952	4,839	3,157
Actuarial losses - demographic hypotesis	-	(103)	(23,291)	(3,108)	(6,763)	(1,333)	(3,818)	(547)
Actuarial (gains) losses - economic hypothesis	(16,885)	12,126	(7,212)	4,420	(3,248)	965	(2,010)	1,094
Ending balance of net liabilities	130,028	115,666	105,139	124,461	41,462	48,288	22,415	25,655

Rollforward of assets plan
Benefits paid directly by the Company	1,253	4,062	8,782	7,579	9,682	10,079	4,583	3,747
Contributions of the sponsor	(1,253)	(4,062)	(8,782)	(7,579)	(9,682)	(10,079)	(4,583)	(3,747)
Ending balance of fair value of assets plan	-	-	-	-	-	-	-	-

Rollforward of comprehensive income
Beginning balance	(55,015)	(65,398)	68,782	72,025	(24,361)	(13,777)	(7,933)	(4,229)
Actuarial gains (losses)	(4,023)	10,383	21,052	(3,243)	1,693	(10,584)	989	(3,704)
Ending balance of comprehensive income	(59,038)	(55,015)	89,834	68,782	(22,668)	(24,361)	(6,944)	(7,933)

Costs recognized in statement of income
Interest on actuarial liabilities	(11,582)	(14,128)	(12,244)	(11,760)	(4,698)	(4,497)	(2,636)	(2,481)
Current service costs	(281)	(505)	(6,268)	(6,023)	(1,941)	(1,931)	(1,021)	(1,040)
Past service costs	-	-	-	1,009	-	66	-	164
Gains on early settlement	271	-	8,000	-	2,090	-	1,325	-
Cost recognizzed in statement of income	(11,592)	(14,633)	(10,512)	(16,774)	(4,549)	(6,362)	(2,332)	(3,357)

Estimated costs for the next period
Current service costs	(182)	(320)	(4,272)	(6,424)	(1,434)	(1,991)	(635)	(1,055)
Interest on actuarial liabilities	(15,417)	(13,027)	(10,683)	(12,121)	(4,239)	(4,722)	(2,408)	(2,629)
Estimated costs for the next period	(15,599)	(13,347)	(14,955)	(18,545)	(5,673)	(6,713)	(3,043)	(3,684)

(1)     Considers the sums of the retirement compensation and life insurance benefits.

g.            Actuarial assumptions and demographic data

The main actuarial assumptions and demographic data used in the actuarial calculations are summarized below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	Medical plan		F.G.T.S. penalty		Award for length of service		Others (1)
Actuarial premises	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14

Economic hypothesis
Discount rate	12.14%	11.49%	12.56%	11.27%	12.49%	11.27%	12.48%	11.44%
Inflation rate	5.00%	5.20%	5.00%	5.20%	5.00%	5.20%	5.00%	5.20%
Medical inflation	8.15%	8.36%	N/A	N/A	N/A	N/A	N/A	N/A
Wage growth rate	N/A	N/A	6.05%	6.78%	6.05%	6.78%	6.05%	6.78%

	Medical plan		Other benefits
Actuarial premises	12.31.15	12.31.14	12.31.15	12.31.14

Demographic hypothesis
Schedule of mortality	AT-2000	AT-2000	AT-2000	AT-2000
Schedule of disabled	RRB-1944	RRB-1944	RRB-1944	RRB-1944
Schedule of disabled mortality	IAPC	IAPC	IAPC	IAPC
Schedule of turnover - BRF's historical	2015	2014	2015	2014
Demoraphic data
Number of active participants	1,423	1,558	95,460	102,534
Number of assisted beneficiary participants	963	847	-	-

(1)     Includes retirement compensation and life insurance benefits.

h.            Forecast and average duration of payments of obligations

The following amounts represent the expected benefit payments for future years (10 years), from the obligation of benefits granted and the average duration of the plan obligations:

Payments	Medical plan	F.G.T.S. penalty	Award for length of service	Others	Total

2016	6,079	40,171	15,052	5,962	67,264
2017	6,341	10,517	7,102	2,386	26,346
2018	6,839	13,353	4,755	2,983	27,930
2019	7,539	12,475	4,851	2,348	27,213
2020	8,249	14,404	6,189	2,687	31,529
2021 to 2025	53,927	70,608	23,360	14,162	162,057

Weighted average duration - in years	16.94	5.83	5.03	7.30	8.71

i.              Sensitivity analysis of post-employment plans

The Company made the sensitivity analysis regarding the relevant assumptions of the plans on December 31, 2015, is presented below:

	Assumptions	Variation of 1%		Variation of actuarial liabilities
Significant hypothesis	utilized	Increase	Decrease	Increase	%	Decrease	%

Medical plan
Discount rate	12.14%	13.14%	11.14%	(16,750)	-12.90%	21,765	16.70%
Medical inflation	8.15%	9.15%	7.15%	21,605	16.60%	(17,163)	-13.20%
Turnover	Historical	+3,00%	-3,00%	(190)	0.10%	689	0.50%

F.G.T.S. penalty
Discount rate	12.56%	13.56%	11.56%	(2,931)	-2.30%	3,181	2.40%
Wage growth rate	6.05%	7.05%	5.05%	482	0.40%	(454)	-0.30%
Turnover	Historical	+3,00%	-3,00%	(10,725)	-8.20%	13,927	10.70%

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

26.         PROVISION FOR TAX, CIVIL AND LABOR RISKS

The Company and its subsidiaries are involved in certain legal proceedings arising from the normal course of business, which include civil, administrative, tax, social security and labor claims.

The Company classifies the risk of unfavorable decisions in the legal proceedings as “probable”, “possible” or “remote”. The provisions recorded relating to such proceedings is determined by the Company’s management, based on legal advice and reasonably reflect the estimated probable losses.

The Company’s management believes that its provision for tax, civil and labor risks, accounted for according to CVM Deliberation Nº 594/09 is sufficient to cover estimated losses related to its legal proceedings, as presented below:

26.1.     Contingencies for probable losses

The rollforward of the provisions for tax, civil and labor risks is summarized below:

	Parent company
		Tax		Labor	Civil, commercial and other		Contingent liabilities			Total
	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14
Beginning balance	244,383	137,098	315,257	261,784	57,336	45,980	536,106	543,205	1,153,082	988,067
Additions	21,662	124,586	211,323	267,866	33,695	77,164	-	-	266,680	469,616
Reversals	(28,172)	(36,509)	(93,166)	(99,211)	(20,156)	(24,781)	(19,164)	(7,099)	(160,658)	(167,600)
Payments	(31,648)	(48,272)	(145,067)	(161,871)	(17,635)	(49,302)	-	-	(194,350)	(259,445)
Exchange rate variation	32,606	67,480	71,121	46,689	12,434	8,275	-	-	116,161	122,444
Ending balance	238,831	244,383	359,468	315,257	65,674	57,336	516,942	536,106	1,180,915	1,153,082

Current									223,766	233,636
Non-current									957,149	919,446

	Consolidated
	Tax		Labor		Civil, commercial and other		Contingent liabilities		Total
	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14
Beginning balance	252,377	141,478	330,424	276,128	57,359	48,257	545,573	553,435	1,185,733	1,019,298
Additions	24,471	130,169	217,813	272,257	33,695	77,164	-	-	275,979	479,590
Reversals	(37,823)	(37,978)	(96,134)	(101,198)	(20,156)	(26,683)	(22,919)	(7,099)	(177,032)	(172,958)
Payments	(31,648)	(48,272)	(145,067)	(161,871)	(17,635)	(49,302)	-	-	(194,350)	(259,445)
Price index update	32,606	67,480	71,125	46,692	12,438	8,278	-	-	116,169	122,450
Exchange rate variation	513	(500)	(1,138)	(1,584)	-	(355)	(25)	(763)	(650)	(3,202)
Ending balance	240,496	252,377	377,023	330,424	65,701	57,359	522,629	545,573	1,205,849	1,185,733

Current									231,389	242,974
Non-current									974,460	942,759

26.1.1.         Tax

The tax contingencies consolidated and classified as probable losses relate to the following main legal proceedings:

ICMS: The Company is involved in administrative and judicial tax disputes associated to the register and/or maintenance of ICMS tax credits on certain transactions, such as exports, acquisition of consumption materials and monetary correction. The provision amounts to R$107.709 (R$96,326 as of December 31, 2014).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

PIS and COFINS: The Company discusses the use of certain tax credits arising from the acquisition of raw materials to offset federal taxes, which amount is R$77,538 (R$78,894 as of December 31, 2014).

Other tax contingencies: The Company recorded other provisions for tax claims related to payment of social security contributions (SAT, INCRA, FUNRURAL, Education Salary), as well as tax debts arising from differences of accessory obligations, duties, including legal fees and others, totaling a provision of R$52,028 (R$54,290 as of December 31, 2014).

26.1.2.         Labor

The Company is defendant in several labor claims individual or with the Public Minister, mainly related to overtime, time spent by the workers for changing uniforms, in-commuting hours, rest breaks, occupational accidents, among others. None of these labor claims is individually significant. The Company recorded a provision based on past history of payments and loss prognosis.

26.1.3.        Civil, commercial and others

Civil contingencies are mainly related to claims relating to traffic accidents, moral and property damage, physical casualties, consumer relations, contractual breaches, and other.

26.2.     Contingencies classified as a risk of possible loss

The Company is involved in other tax, civil, labor and social security contingencies, for which losses have been assessed as possible by management with the support from legal counsel and therefore no provision was recorded. On December 31, 2015 the total amount of the possible contingencies was R$11,707,258 (R$9,268,519 as of December 31, 2014), of which R$522,629 (R$545,573 as of December 31, 2014) was recorded at fair value as a result of business combinations with Sadia, Avex and Dánica group, according to the requirements of paragraph 23 of CVM Deliberation Nº 665/11.

26.2.1.        Tax

Tax contingencies amounted to R$10,569,885 (R$8,514,288 as of December 31, 2014), from which R$511,359 (R$530,106 as of December 31, 2014) was recorded at fair value as a result of business combination with Sadia, Avex and Dánica group, according to the requirements of paragraph 23 of CVM Deliberation Nº 665/11.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The most relevant tax cases are set forth below:

Profits earned abroad: The Company was assessed by the Brazilian Internal Revenue Service for alleged underpayment of income tax and social contribution on profits earned by its subsidiaries located abroad, in a total amount of R$636,525 (R$588,105 as of December 31, 2014). The Company’s legal defense is based on the facts that the subsidiaries located abroad are subject exclusively to the full taxation in the countries in which they are based as a result of the treaties signed to avoid double taxation. The total profits earned abroad are disclosed in note 14.3.

Income Tax and Social Contribution: The Company is involved in administrative disputes associated to the use of tax losses, refunds and offset of income and social contribution tax credits against other federal tax debts, including credits arising from the Plano Verão legal dispute. Also, on February 05, 2015 BRF received a tax assessment notice, related to the compensation of tax loss carryforwards and negative calculation basis up to limit of 30%  when it have incorporated one of the groups entity during calendar year 2012, which sum up the amount of R$574,699 as of December 31, 2015. The contingent liabilities relative to the subjects discussed totaled R$1,127,724 (R$482,873 as of December 31, 2014).

ICMS: The Company is involved in the following disputes associated to the ICMS tax: (i) alleged undue ICMS tax credits generated by tax incentives granted by certain States local rules (“guerra fiscal”) in a total amount of R$2,267,732 (R$1,963,122 as of December 31, 2014). On December 14, 2015 BRF received a tax assessment notice from the State of Paraná, demanding a partial rebate of ICMS credits in a total amount of R$ 339,573 (“guerra fiscal”, undue credit related to materials consumed in production and undue credits over imports); (ii) maintenance of ICMS tax credits on the acquisition of certain products with a reduced tax burden (“cesta básica”) in a total amount of R$547,641 (R$522,000 as of December 31, 2014);  (iii) absence of evidence to prove the balances of exports in the amount of R$324,791 (R$45,577 as of December 31, 2014); and (iv) R$1,416,921 (R$1,007,465 as of December 31, 2014) related to other ICMS claims.

Related to the “ICMS cesta básica” (item ii above), in a meeting held on October 16, 2014 the Federal Supreme Court ("STF") was favorable to Tax Authority of State of Rio Grande do Sul, in the judgment of the extraordinary appeal No.635,688 submitted by company Santa Lúcia, understanding as improper the integral maintenance of ICMS tax credits on the reduced tax basis of food products that composes the basic food basket.

The decision has a wide reflection effect (applicable to all taxpayers). However there is still a claim for clarification waiting to be judged, requesting more details related to the timing of such decision (previously or only after), which suggests the need to wait for this final decision to recognize the effects on our financial statements.

IPI: The Company discusses administratively the non-ratification of compensation of IPI credits resulting from purchases of exempted goods, sales to Manaus Free Zone and purchases of supplies of non-taxpayers with PIS and COFINS in the amount of R$453,196 (R$546,225 as of December, 2014).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

IPI Premium Credits: The Company is involved in a judicial dispute related to the alleged undue offsetting of IPI Premium Credits against other federal taxes in a total amount of R$464,686 (R$420,548 as of December 31, 2014). The Company recorded and used the credits based on a final judicial decision.

PIS and COFINS: The Company is involved in administrative proceedings regarding the offsetting of credits against other federal tax debts, Decrees 2.445 and 2.449 (“semestralidade”) and others in the amount of R$3,097,214 (R$2,572,291 as of December 31, 2014).

Social Security Taxes: The Company is involved in disputes related to social security taxes allegedly due on payments to service providers as well as joint responsibility with civil construction service providers and others in a total amount of R$194,419 (R$113,307 as of December 31, 2014).

Other Contingencies: The Company is involved in other tax contingencies including rural activity, transfer price, social contribution tax and others, totaling R$39,035 (R$197,991 as of December 31, 2014).

Additionally, the Company’s management judged disclose information about the processes below:

HUAINE: the Company was included as co-responsible in a debt from Huaine Participações Ltda (former holding of Perdigão). In this lawsuit it is being discussed the inclusion of the Company in the liability from the tax execution in the amount of R$625,474 (R$609,329 as of December 31, 2014). BRF presented a guarantee to the debt, which was duly accepted by the judge and filed a motion to stay execution, which is awaiting judgment. The Company’s legal advisors classified the risk of losses as remote.

Normative Instruction 86: The Company discusses administratively the imposition of separate fine due to absence of delivery magnetic file to the Brazilian Internal Revenue Service for the periods 2003 to 2005, for a total amount of R$237,398 (R$219,355 as of December 31, 2014).  In the year ended December 31, 2014, the Company obtained a favorable decision issued by CARF, such legal proceedings was reclassified by our legal advices as remote risk of loss. The Company is waiting for the judgement of the final appeal in the administrative court.

26.2.2.        Labor

On December 31, 2015 the contingencies assessed as possible loss totaled R$ 39,220 (R$40,063 as of December 31, 2014).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

IPCA-E: On August 2015, the Superior Labor Court (“TST”) declared unconstitutional the monetary adjustment of the labor debts by the Referential Rate (“TR”), which was substituted by the IPCA-E (National Index of Price to the Ample Consumer - Special), which will be applicable to all litigations in progress as of June 30, 2009 and from that date on

On October 14, 2015, the Federal Supreme Court (“STF”) granted an injunction to suspend the decision from TST. The Company estimates that the result of the monetary adjustment derived from this decision on the Financial Statements, in the case the injunction is suspended, would be approximately of R$44,500.

26.2.3.        Civil

The civil contingencies for which losses were assessed as possible totaled R$1,098,153 (R$714,168 as of December 31, 2014) and were mainly related to indemnification for material and moral damages.

27.         SHAREHOLDERS’ EQUITY

27.1.     Capital stock

On December 31, 2015, the capital subscribed and paid by the Company is R$12,553,418, which is composed of 872,473,246 book-entry shares of common stock without par value. The value of the capital stock is net of the public offering expenses of R$92,947.

The Company is authorized to increase the capital stock, irrespective of amendment to the bylaws, up to the limit of 1,000,000,000 common shares, in book-entry form without par value.

27.2.     Interest on shareholders’ equity and dividends

On February 13, 2015 the payment of R$463,254 was made related to the interest on shareholders’ equity approved by the Management on December 18, 2014 and ratified in the Shareholders Ordinary Meeting on April 8, 2015.

On June 18, 2015, the Board of Directors approved the payment of R$425,859 related to interest on shareholder’s equity settled on August 14, 2015.

On December 17, 2015, the Board of Directors approved the payment of R$473,398 related to interest on shareholder’s equity and R$91,443 related to dividends, settled on February 12, 2016.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

27.3.     Breakdown of capital stock by nature

	Consolidated
	12.31.15	12.31.14
Common shares	872,473,246	872,473,246
Treasury shares	(62,501,001)	(5,188,897)
Outstanding shares	809,972,245	867,284,349

27.4.     Rollforward of outstanding shares

	Consolidated
	Quantity of outstanding of shares
	12.31.15	12.31.14
Shares at the beggining of the period	867,284,349	870,687,739
Purchase of treasury shares	(59,247,400)	(6,000,000)
Sale of treasury shares	1,935,296	2,596,610
Shares at the end of the period	809,972,245	867,284,349

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

27.5.     Shareholders’ remuneration

	Parent company
	12.31.15	12.31.14
Net profit	3,111,170	2,225,036
Legal reserve (5.00%)	(155,558)	(111,252)
Dividends calculation base	2,955,612	2,113,784
Minimum mandatory dividend (25.00%)	738,903	528,446
Remuneration of shareholders' exceeding the mandatory minimum	251,797	295,808
Total remuneration of shareholders' in the year, as interest on shareholders' equity and dividends (R$91,443 in 2015) and (R$86,489 in 2014)	990,700	824,254
Withholding income tax on interest on shareholders' equity	(88,861)	(64,176)
Remuneration of shareholders', net of withholding income tax	901,839	760,078

Percentage of calculation base	33.52%	38.99%
Earnings paid per share	1.19979	0.94836

Payment of interest on shareholders' equity, paid in the year - gross of withholding income tax of R$40,543 in 2015 (R$30,272 in 2014)	(425,859)	(361,000)
Paid in the previous period - interest on shareholders' equity - gross withholding income tax of R$33,934 in 2014 (R$30,019 in 2013)	(376,765)	(365,013)
Paid in the previous period - Dividends	(86,489)	-
Payments maid during in the year	(889,113)	(726,013)

Total remuneration of shareholders' outstanding	564,841	463,254
Withholding income tax on interest on shareholders' equity	(48,318)	(33,904)
Remaining amounts outstanding	1,927	1,559
Interest on shareholders' equity outstanding	518,450	430,909

27.6.     Profit distribution

		Income appropriation		Reserve balances
	Limit on
	capital %	12.31.15	12.31.14	12.31.15	12.31.14
Actuarial gain FAF	-	(10,480)	(33,163)	-	-
Dividends	-	91,443	86,489	-	-
Interest on shareholdes' equity	-	899,257	737,765	-	-
Legal reserve	20	155,558	111,252	540,177	384,619
Capital increase reserve	20	624,330	451,640	1,898,581	1,274,251
Reserve for expansion	80	1,219,394	730,684	3,120,827	1,901,433
Reserve for tax incentives	-	131,668	140,369	517,190	385,522
		3,111,170	2,225,036	6,076,775	3,945,825

Legal reserve: It is computed based on five percent (5%) of net profit of each fiscal year as specified in article 193 of Law No. 6,404/76, modified by Law No. 11,638/07, which shall not exceed twenty percent (20%) of the capital stock. On December 31, 2015, this reserve corresponds to 4.34% of capital stock (3.09% as of December 31, 2014).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Reserve for capital increase: it is calculated based on twenty percent (20%) towards the establishment of reserves for capital increase, which shall not exceed twenty percent (20%) of the capital stock. On December 31, 2015 this reserve corresponds to 15.24% of capital stock (10.23% as of December 31, 2014).

Reserve for expansion: Up to 50% (fifty per cent) for the constitution of the reserve for expansion. This reserve should not exceed 80% (eighty per cent) of the capital stock. On December 31, 2015 the balance of this reserve correspond to 25.05% of the capital stock (15.26% as of December 31, 2014).

Reserve for tax incentives: Constituted as specified in article 195-A of the Law No. 6,404/1976, modified by Law No. 11,638/07, based on the amounts of government grants for investment.

27.7.     Capital reserve

27.7.1.  Capital reserve

	Capital Reserves
	12.31.15	12.31.14
Gain on disposal of shares	(39,059)	1,198
Goodwill on the shares issuance	174,014	62,767
Granted options	160,323	92,898
Goodwill on acquisition of non-controlling entities	(47,417)	(47,417)
Acquisition of non-controlling entities	(240,883)	-
	6,978	109,446

27.7.2.  Treasury shares

The Company has 62,501,001 shares in treasury, with an average cost of R$63.17 (sixty three Brazilian Reais and seventeen cents) per share, with a market value corresponding to R$3,455,680.

During the year ended December 31, 2015, the Company sold 1,935,296 treasury shares due the exercise of stock options by the Company’s executives.

During the year ended December 31, 2015, as authorized by the Board of Directors, the Company acquired 59,247,400 shares of its own shares at a cost of R$3,765,753, with the objective of maintenance of treasury shares for possible compliance with the provisions in the plans of options and additional stock option, both approved by the special meeting of Board of Directors held on April 28, August 27, October 29, 2015 and a special meeting of the Board of Directors on November 09, 2015.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

27.8.     Breakdown of the capital by owner

The shareholding position of the largest shareholders, management and members of the Board of Directors is presented below (unaudited):

	12.31.15		12.31.14
Shareholders	Quantity	%	Quantity	%
Major shareholders
Fundação Petrobras de Seguridade Social - Petros (1)	94,549,299	10.84	108,933,497	12.49
Tarpon	91,529,085	10.49	91,529,085	10.49
Caixa de Previd. dos Func. Do Banco do Brasil (1)	87,573,052	10.04	100,282,352	11.49
Management
Board of Directors	35,818,939	4.11	35,117,782	4.03
Executives	73,297	0.01	85,221	0.01
Treasury shares	62,501,001	7.16	5,188,897	0.59
Other	500,428,573	57.35	531,336,412	60.90
	872,473,246	100.00	872,473,246	100.00

(1)     The pension funds are controlled by employees that participate in the respective entities.

The shareholding position of the shareholders holding more than 5% of the voting capital is presented below (unaudited):

	12.31.15		12.31.14
Shareholders	Quantity	%	Quantity	%
Fundação Petrobras de Seguridade Social - Petros (1)	94,549,299	10.84	108,933,497	12.49
Tarpon	91,529,085	10.49	91,529,085	10.49
Caixa de Previd. dos Func. Do Banco do Brasil (1)	87,573,052	10.04	100,282,352	11.49
	273,651,436	31.37	300,744,934	34.47
Other	598,821,810	68.63	571,728,312	65.53
	872,473,246	100.00	872,473,246	100.00

(1)     The pension funds are controlled by employees that participate in the respective entities.

The Company is bound to arbitration in the Market Arbitration Chamber, as established by the arbitration clause in its bylaws.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

28.         EARNINGS PER SHARE

	Parent company
	12.31.15	12.31.14
Basic numerator
Net profit for the period attributable to controlling shareholders	3,111,170	2,225,036

Basic denominator
Common shares	872,473,246	872,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	842,000,012	870,412,068
Net earnings per share basic - R$	3.69498	2.55630

Diluted numerator
Net profit for the period attributable to controlling shareholders	3,111,170	2,225,036

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	842,000,012	870,412,068
Number of potential shares (stock options)	401,809	411,708
Weighted average number of outstanding shares - diluted	842,401,821	870,823,776
Net earnings per share diluted - R$	3.69321	2.55509

	Parent company
Continued operations	12.31.15	12.31.14
Basic numerator
Net profit for the period from continued operations attributable to controlling shareholders	2,928,082	2,135,214

Basic denominator
Common shares	872,473,246	872,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	842,000,012	870,412,068
Net earnings per share basic - R$	3.47753	2.45311

Diluted numerator
Net profit for the period from continued operations attributable to controlling shareholders	2,928,082	2,135,214

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	842,000,012	870,412,068
Number of potential shares (stock options)	401,809	411,708
Weighted average number of outstanding shares - diluted	842,401,821	870,823,776
Net earnings per share diluted - R$	3.47587	2.45195

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Parent company
Discontinued operations	12.31.15	12.31.14
Basic numerator
Net profit for the period from discontinued operations attributable to controlling shareholders	183,088	89,822

Basic denominator
Common shares	872,473,246	872,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	842,000,012	870,412,068
Net earnings per share basic - R$	0.21744	0.10319

Diluted numerator
Net profit for the period from discontinued operations attributable to controlling shareholders	183,088	89,822

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	842,000,012	870,412,068
Number of potential shares (stock options)	401,809	411,708
Weighted average number of outstanding shares - diluted	842,401,821	870,823,776
Net earnings per share diluted - R$	0.21734	0.10315

On December 31, 2015, from the total of 17,360,870 stock options outstanding (11,390,864 as of December 31, 2014) granted to executives of the Company, 14,205,177 options (8,616,900 as of December 31, 2014) were not considered in the calculation of the diluted earnings per share due to the fact that the exercise price until the vesting period was higher than the average market price of the common shares during the period, so that they did not cause any dilution effect.

29.         GOVERNMENT GRANTS

The Company has tax benefits related to ICMS for investments granted by the governments of states of Goiás, Pernambuco, Mato Grosso and Bahia.  Such incentives are directly associated to the manufacturing facilities operations, job generation and to the economic and social development in the respective states.

On December 31, 2015, this incentive totaled R$131,668 (R$140,369 as of December 31, 2014) composing so, the Reserve for Tax Incentives.

30.         RELATED PARTIES – PARENT COMPANY

As part of the Company’s operations, rights and obligations arise between related parties, resulting from transactions of purchase and sale of products, loans agreed on normal conditions of market for similar transactions, based on contracts.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

All the relationships between the Company and its subsidiaries were disclosed irrespective of the existence or not of transactions between these parties.

All the transactions and balances among the companies were eliminated in the consolidation and refer to commercial and/or financial transactions.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

30.1.     Transactions and balances

The balances of the transactions with the related parties are as follow:

	Accounts receivable		Dividends and interest on the shareholders' equity receivable		Loan contracts		Trade accounts payable		Advance for future capital increase		Other rights		Other obligations
	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15		12.31.14

Al-Wafi Food Products Factory LLC	-	-	-	-	-	-	-	-	-	-	89	-	-		-
Avex S.A.	19,485	9,269	-	-	-	-	(134)	(608)	-	-	25,468	25,468	-		-
Avipal Centro Oeste S.A.	-	-	-	-	-	-	-	-	-	-	-	-	(38)		(38)
BFF International Ltd.	-	-	-	-	-	-	-	-	-	-	2,129	1,448	-		-
BRF Foods LLC	-	-	-	-	-	-	-	-	-	-	487	323	-		-
BRF Foods GmbH	119,280	8,484	-	-	-	-	-	-	-	-	418	-	-		-
BRF Global GmbH	2,780,457	2,773,388	-	-	-	-	(1,596)	-	-	-	-	-	-		-
BRF GmbH	-	-	-	-	-	-	(16)	-	-	-	-	-	(1,471)		(571)
Highline International Ltd.	-	-	-	-	(7,121)	(4,844)	-	-	-	-	-	-	-		-
K&S Alimentos S.A.	-	-	1,365	1,221	-	-	(8,148)	(4,011)	-	-	2,954	2,643	(29)		-
Minerva S.A.	-	-	-	-	-	-	-	-	-	-	-	-	-		(5,413)
Nutrifont Alimentos S.A.	-	-	-	-	-	-	-	-	-	-	-	428	-		-
Perdigão Europe Ltd.	-	38,475	-	-	-	-	-	-	-	-	-	-	-		-
Perdigão International Ltd.	-	-	-	-	(29,446)	(14,894)	-	-	-	-	4,551	9,735	(1,186,841)	(1)	(806,660)
PSA Laboratório Veterinário Ltda.	-	-	550	630	-	-	-	-	-	100	-	-	-		-
Quickfood S.A.	47,446	20,226	-	-	-	-	(717)	-	-	-	-	-	(553)		(581)
Sadia Alimentos S.A.	12,366	12,366	-	-	-	-	-	-	-	-	-	-	-		-
Sadia Chile S.A.	42,467	22,550	-	-	-	-	-	-	-	-	-	-	-		-
Sadia Uruguay S.A.	8,720	4,728	-	-	-	-	-	-	-	-	-	-	-		-
UP! Alimentos Ltda.	645	1,622	19,820	9,027	-	-	(15,227)	(14,784)	-	-	3,757	4,328	-		-
VIP S.A. Empreendimentos e Partic. Imob.	-	-	1,403	2,491	-	-	-	-	-	-	-	-	-		-
Wellax Foods Logistics C.P.A.S.U. Lda.	-	-	-	-	-	-	-	-	-	-	344	225	-		-
Instituto de Desenvolvimento Gerencial S.A.	-	-	-	-	-	-	-	-	-	-	-	-	2,088		406
Total	3,030,866	2,891,108	23,138	13,369	(36,567)	(19,738)	(25,838)	(19,403)	-	100	40,197	44,598	(1,186,844)		(812,857)

(1)     The amount corresponds to advances for export pre-payment.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Revenue		Financial results, net		Purchases
	12.31.15	12.31.14	12.31.15	12.31.14	12.31.15	12.31.14

Avex S.A.	10,456	5,220	-	-	(6,439)	(9,022)
BRF Foods GmbH	63,057	8,018	-	-	-	-
BRF Global GmbH	10,028,360	9,280,147	(893)	(19,841)	-	-
Establecimiento Levino Zaccardi y Cia. S.A.	-	-	-	-	-	(1,517)
K&S Alimentos Ltda.	-	-	-	-	(134,916)	(117,174)
Nutrifont Alimentos S.A.	-	-	-	484	-	-
Perdigão International Ltd.	-	18,046	(58,402)	(50,304)	-	-
Quickfood S.A.	27,394	16,985	-	-	(7,186)	(12,905)
Sadia Alimentos S.A.	-	2,339	-	-	-	-
Sadia Chile S.A.	116,416	50,810	-	-	-	-
Al-Wafi Foods	47,020	-	-	-	-	-
Sadia Uruguay S.A.	20,442	12,185	-	-	-	(181)
UP! Alimentos Ltda.	13,858	14,735	-	-	(197,818)	(191,750)
Wellax Foods Logistics C.P.A.S.U. Lda.	-	-	-	(5,305)	-	-
Galeazzi e Associados Consult Serv Ltda.	-	-	-	-	-	(11,565)
Instituto de Desenvolvimento Gerencial S.A. (1)	-	-	-	-	(11,273)	(2,912)
Elebat S.A.	11,556	-	38	-	(38,246)	-
Total	10,338,559	9,408,485	(59,257)	(74,966)	(395,878)	(347,026)

(1) Entity on which BRF has no equity interest, but has relationship with the Board of Directors, which has provided advisory services related to strategic management and organizational restructure.

All companies presented in note 1.1 are controlled by BRF, except for UP! Alimentos, K&S, PP-BIO, PR-SAD, AKF and SATS BRF which are associates or joint ventures.

The Company also recorded a liability in the amount of 8,470 (R$10,833 as of December 31, 2014) related to the fair value of the guarantees offered to BNDES concerning a loan made by Instituto Sadia de Sustentabilidade.

Due to the acquisition of biodigesters from Instituto Sadia de Sustentabilidade, as of December 31, 2015 the Company recorded a payable to this entity of R$30,628 included in other liabilities (R$39,173 as of December 31, 2014).

The Company entered into loans agreement with its subsidiaries. Below is a summary of the balances and rates charged for the transactions at the balance sheet date:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Counterparty			Balance	Interest rate (p.a.)
Creditor	Debtor	Currency	12.31.15

Sadia Overseas Ltd.	BRF Global GmbH	US$	341,237	7.0%
BRF Global GmbH	BFF International Ltd.	US$	275,686	1.5%
BRF GmbH	BRF Foods GmbH	US$	232,671	1.2%
Sadia International Ltd.	Wellax Food Logistics	US$	221,644	1.5%
Perdigão International Ltd.	BRF Global GmbH	US$	146,956	0.9%
BRF GmbH	BRF Holland B.V.	EUR	96,813	3.0%
BRF GmbH	BRF Foods LLC	US$	74,655	2.5%
BRF Holland B.V.	BRF B.V. (NL)	EUR	49,637	3.0%
Wellax Food Logistics	BRF GmbH	EUR	34,531	1.5%
Perdigão International Ltd.	BRF S.A	US$	29,446	0.8%
BRF Holland B.V.	BRF GmbH	EUR	17,247	1.5%
BRF GmbH	AL Wafi	US$	11,430	1.2%
BRF GmbH	BRF Global GmbH	EUR	9,186	1.5%
BRF GmbH	BRF Singapore	SGD	5,558	1.5%
Perdigão International Ltd.	BRF Foods LLC	US$	4,736	1.0%
BRF Holland B.V.	BRF Wrexam	GBP	3,188	3.0%
BRF GmbH	BRF Foods LLC	US$	2,739	1.6%
Wellax Food Logistics	BRF Foods LLC	US$	2,307	7.0%
BRF Holland B.V.	BRF Iberia	EUR	1,921	3.0%

30.2.     Other Related Parties

The Company leased properties owned by FAF. For the year ended December 31, 2015, the total amount paid as rent was R$10,118 (R$6,166 as of December 31, 2014). The rent value was set based on market conditions.

30.3.     Granted guarantees

All granted guarantees on behalf of related parties were disclosed in note 20.10.

30.4.     Management remuneration

The management key personnel include the directors and officers, members of the executive committee and the head of internal audit. On December 31, 2015, there were 27 professionals (24 professionals as of December 31, 2014).

The total remuneration and benefits paid to these professionals are demonstrated below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	12.31.15	12.31.14
Salary and profit sharing	41,948	48,093
Short term benefits	692	917
Private pension	720	387
Post-employment benefits	163	168
Termination benefits	23,634	28,411
Share based payment	13,195	8,665
	80,352	86,641

(1)     Comprises:  Medical assistance, educational expenses and others.

31.         SUPPLY CHAIN FINANCE

Parent Company and Consolidated
	12.31.15	12.31.14
Supply chain finance - Domestic market	685,597	292,751
Supply chain finance - Foreign market	488,997	162,369
	1,174,594	455,120

The Company entered into supply chain finance transactions with first-class financial institutions in order to extend the payment period in purchases of raw material, machinery and equipment, and other inputs with internal and external market suppliers. As such, these transactions are presented in the operational cash flows for the year ended 2015.

On December 31, 2015, the discount rates applied to the supply chain finance transactions agreed between our suppliers and the financial institutions  in the internal market were set between 1.10% to 1.34% p.m. (1.00% to 1.09% p.m. on December 31, 2014).

On December 31, 2015, the discount rates applied to the supply chain finance transactions agreed between our suppliers and the financial institutions  in the external market were set between 1.5% to 2.51% p.a. (1.01% to 1.96% p.a. on December 31, 2014).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

32.         NET SALES

	Parent company		Consolidated
	12.31.15	12.31.14	12.31.15	12.31.14
Gross sales
Brazil	19,880,282	18,751,037	19,866,958	18,742,038
Europe	2,420,791	2,431,835	3,853,299	3,307,527
MEA	5,414,414	4,778,412	7,643,089	5,909,163
Asia	2,537,034	2,812,221	3,432,379	3,109,676
LATAM	429,983	590,894	2,438,814	1,878,233
	30,682,504	29,364,399	37,234,539	32,946,637

Sales deductions
Brazil	(3,831,913)	(3,320,079)	(3,829,451)	(3,317,591)
Europe	(36,184)	(42,249)	(213,684)	(214,891)
MEA	(40,454)	(34,287)	(545,616)	(199,343)
Asia	(44,548)	(19,713)	(142,785)	(36,732)
LATAM	(3,614)	(13,936)	(306,402)	(171,237)
	(3,956,713)	(3,430,264)	(5,037,938)	(3,939,794)

Net sales
Brazil	16,048,369	15,430,958	16,037,507	15,424,447
Europe	2,384,607	2,389,586	3,639,615	3,092,636
MEA	5,373,960	4,744,125	7,097,473	5,709,820
Asia	2,492,486	2,792,508	3,289,594	3,072,944
LATAM	426,369	576,958	2,132,412	1,706,996
	26,725,791	25,934,135	32,196,601	29,006,843

33.         RESEARCH AND DEVELOPMENT COSTS

Consist of expenditures on internal research and development of new products which are recognized when incurred. The expenditures amounted to R$227,280 for year ended December 31, 2015 in the parent company and the consolidated (R$192,786 as of December 31, 2014 in the parent company and the consolidated).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

34.         OTHER OPERATING INCOME (EXPENSES), NET

	Parent company		Consolidated
	12.31.15	12.31.14	12.31.15	12.31.14
Income
Recovery of expenses (1)	228,945	44,364	241,140	63,773
Provision reversal (2)	141,684	6,317	141,684	6,317
Net income on exchange of Minerva stock (3)	125,671	179,268	125,671	179,268
Net income from the disposal of property, plant and equipment	-	103,291	-	111,410
Gain on business combination	-	-	-	24,963
Other	40,870	76,395	58,198	96,613
	537,170	409,635	566,693	482,344

Expenses
Employees profit sharing	(246,255)	(324,002)	(302,795)	(356,495)
Allowance for doubtful accounts (4)	(196,697)	(12,377)	(196,731)	(12,410)
Restructuring charges	(82,932)	(119,735)	(93,074)	(214,737)
Idleness costs (5)	(52,878)	(31,883)	(86,110)	(54,116)
Stock options plan	(58,946)	(20,673)	(58,946)	(20,673)
Other employees benefits	(52,485)	(33,439)	(52,485)	(33,439)
Provision for civil, labor and tax risks	(43,508)	(162,763)	(44,811)	(163,573)
Management profit sharing	(20,072)	(13,863)	(24,857)	(14,159)
Net loss on the disposals of property, plant and equipment	(19,795)	-	(16,402)	-
Insurance claims costs	(14,924)	-	(15,053)	-
Other (6)	(110,173)	(29,643)	(120,096)	(50,852)
	(898,665)	(748,378)	(1,011,360)	(920,454)
	(361,495)	(338,743)	(444,667)	(438,110)

(1)     The accumulated balance in 2015 refers mainly to extemporaneous tax credits in the amount of R$136,873 and success in a lawsuit regarding the Eletrobras compulsory loan in the amount of R$62,163.

(2)     The accumulated balance in 2015 refers mainly to reversal of allowance for losses with the ICMS tax in amount of R$111,419.

(3)     The accumulated balance in 2015 refers to the gain recognized in the change of accounting treatment of the investments in Minerva, which is being accounted as marketable securities available for sale, based on the fair value of the Minerva stocks as of the transfer date (note 17.3).

(4)     Refers mainly to doubtful accounts in foreign markets.

(5)     Idleness cost includes depreciation expense in the amount of R$17,622 (R$22,734 as of December 31, 2014) in the parent company and R$18,331(R$23,431 as of December 31, 2014) in the consolidated balances.

(6)     Includes tax notification regarding ICMS in the state of Amazonas in the amount of R$27,157.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

35.         FINANCIAL INCOME (EXPENSES), NET

	Parent company		Consolidated
	12.31.15	12.31.14	12.31.15	12.31.14
Financial income
Exchange rate variation of foreign on net assets (1)	-	-	1,353,528	126,726
Exchange rate variation on other assets	928,102	369,733	1,081,022	694,353
Exchange rate variation on marketable securities	57,862	25,358	381,275	287,232
Interest on assets	227,323	243,862	235,027	251,015
Interest on cash and cash equivalents	112,221	76,686	164,229	97,280
Interests on financial assets classified as
Held to maturity	53,943	22,069	55,077	22,069
Held for trading	29,985	27,802	47,392	27,902
Available for sale	7,250	391	16,584	10,314
Gains from derivative transactions, net (2)	-	-	14,782	46,260
Others	3,480	14,465	6,397	17,605
	1,420,166	780,366	3,355,313	1,580,756

Financial expenses
Exchange rate variation on loans and financing	(2,085,747)	(645,879)	(2,085,761)	(648,022)
Exchange rate variation on other liabilities	(673,872)	(123,869)	(1,080,482)	(582,844)
Interest on loans and financing	(645,512)	(482,266)	(819,172)	(645,052)
Premium paid for the repurchase of bonds (Tender Offer)	(246,208)	-	(310,322)	(198,514)
Adjustment to present value	(242,030)	(157,918)	(240,075)	(154,359)
Interest on liabilities	(161,388)	(172,626)	(165,423)	(179,863)
Financial expenses on accounts payable	(45,507)	(24,655)	(45,507)	(24,655)
Interest expenses on loans to related parties	(59,257)	(74,694)	-	-
Losses on derivative transactions, net (2)	(36,041)	(8,046)	-	-
Others	(209,602)	(65,054)	(278,713)	(138,145)
	(4,405,164)	(1,755,007)	(5,025,455)	(2,571,454)
	(2,984,998)	(974,641)	(1,670,142)	(990,698)

(1)          Refers to investments in subsidiaries whose functional currency is Real.

(2)          Includes a gain of R$166,196 (R$ 27,955 in 2014) in the fair value  of the embedded derivative in the sale of the discontinued operation of dairy segment.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

36.         STATEMENT OF INCOME BY NATURE

The Company has chosen to disclose its statement of income by function and thus presents below the details by nature:

	Parent company		Consolidated
	12.31.15	12.31.14	12.31.15	12.31.14
Costs of sales
Costs of goods	13,588,537	13,400,201	15,338,966	14,632,935
Depreciation	1,040,871	999,659	1,080,910	1,019,374
Amortization	3,472	2,517	4,520	2,721
Salaries and employees benefits	3,056,979	2,624,640	3,394,443	2,844,547
Others	2,050,491	1,874,422	2,288,853	1,997,853
	19,740,350	18,901,439	22,107,692	20,497,430

Sales expenses
Depreciation	52,011	54,881	55,260	58,438
Amortization	5,935	4,883	12,909	5,964
Salaries and employees benefits	849,414	840,980	1,081,766	985,574
Indirect and direct logistics expenses	1,908,793	1,912,657	2,211,011	2,127,448
Others	1,096,136	841,296	1,444,985	1,039,076
	3,912,289	3,654,697	4,805,931	4,216,500

Administrative expenses
Depreciation	9,433	7,111	20,026	15,731
Amortization	82,795	86,339	124,724	104,759
Salaries and employees benefits	204,708	187,938	301,289	245,358
Fees	25,933	25,874	26,186	26,124
Others	(9,764)	(17,874)	33,872	10,082
	313,105	289,388	506,097	402,054

Other operating expenses (1)
Depreciation	17,622	22,734	18,331	23,431
Others	881,043	725,644	993,029	897,023
	898,665	748,378	1,011,360	920,454

(1)     The composition of other operating expenses is disclosed in note 34.

37.         INSURANCE COVERAGE

The Company´s insurance policy considers the concentration and relevance of the risks identified in its risk management program. Thus, the contracted insurance coverage are adequate to the entity´s size, activities and for amounts considered reasonable for Management to cover any damages. The Company also follows the orientations provided by its advisors.

		12.31.15
Assets covered	Coverage	Amount of coverage

Operational risks	Coverage against damage to buildings, facilities, inventory, machinery and equipment, loss of profits	2,812,323
Carriage of goods	Coverage of goods in transit and in inventories	128,858
Civil responsability	Third party complaints	241,649

Each entity has its own coverages, which are not complimentary.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

38.         NEW ACCOUNTING PRONOUNCEMENTS RECENTLY ADOPTED

IAS 32 – Offsetting Financial Assets and Financial Liabilities – Amendment

In December 2011, IASB issued an amendment to clarify the meaning of “currently has a legally enforceable right to offset the recognized amounts" and the criteria that would cause the not simultaneous settlement mechanisms of clearing houses to qualify for offsetting. The Company analyzed the content of this standard and there was no impact on its financial statements for the year ended December 31, 2015.

IFRS 10, IFRS 12 and IAS 27 – Investment Entities – Amendment

In October 2012, IASB issued an amendment to introduce a definition for “Investment Entity” and an exception to consolidation, specific for Investment Entity, which requires that such entity measures its investment in a subsidiary at fair value through profit or loss in accordance with Technical Pronouncement CPC 38 – Financial Instruments: Recognition and Measurement in its consolidated and separated financial statements. On December 12, 2014, CVM issued the Deliberation No. 733/14, correspondent to these IFRS/IAS. The Company analyzed the content of this standard and there was no impact on its financial statements for the year ended December 31, 2015.

IFRIC 21 – Levies

In May 2013, the IASB issued IFRIC 21, which provides guidance on when an entity should recognize a liability for a levy in accordance with laws and/or regulations, except for income taxes, in its financial statements. The obligation should only be recognized when the event that triggers such obligation occurs. IFRIC 21 is an interpretation of IAS 37 – Provisions, Contingent Liabilities and Contingent Assets. IAS 37 establishes criteria for the recognition of a liability, one of which is the requirement that the Company has a present obligation as a result of a past event, known as the obligating event. On November 27, 2014, CVM issued the Deliberation No. 730/14, correspondent to this IFRIC. The Company analyzed the content of this standard and there was no impact on its financial statements for the year ended December 31, 2014.

IAS 36 – Recoverable Amount Disclosures for Non-Financial Assets – Amendment

On May 2013, IASB issued an amendment to introduce the disclosure of fair value hierarchy level for each impairment loss or reversal recognized during the period for individual asset, including goodwill or cash generate unit, as well as improvement of wording, aiming a better application of standard in accordance with international accounting practices and do not change the meaning of the original text issued. On August 14, 2014, CVM issued the Deliberation No. 724/14, correspondent to this IAS. The Company analyzed the content of this standard and there was no impact on its financial statements for the year ended December 31, 2015.

IAS 39 – Novation of Derivatives and Continuation of Hedge Accounting – Amendment

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

On June 2013, IASB issued an amendment to eases the discontinuation of hedge accounting when the novation of a derivative designated as a hedge meets certain criteria and retrospective application is mandatory. On August 14, 2014, CVM issued CVM Deliberation No. 724/14, correspondent to this IAS. The Company analyzed the content of this standard and there was no impact on its financial statements for the year ended December 31, 2015.

39.         NEW ACCOUNTING PRONOUNCEMENTS NOT ADOPTED

IFRS 9 – Financial Instruments

On July 2014, IASB issued the final version of IFRS 9 – Financial Instruments, which reflects all phases of financial instruments project and replaces IAS 39 – Financial Instruments: Recognizing and Measurement and all previous versions of IFRS 9. The standard introduces new guidance about classification and measurement, impairment loss and hedge accounting. Early adoption is not permitted and is effective from periods beginning on January 1, 2018. Retrospective adoption is mandatory, however, is not required the presentation of comparative information. Early adoption of previous versions of IFRS 9, issued in 2009, 2010 and 2013, is permitted if the initial adoption date is prior to February 1, 2015. The effects related to the adoption of this standard affects only the classification and measurement of financial assets, financial liabilities are exempt. The Company is evaluating the impact of adopting this standard in its consolidated financial statements.

IFRS 15 – Revenue from Contracts with Customers

On May 2014, IASB issued IFRS 15 that establishing a 5 steps model that will be applied to revenue obtained from a contract with customer. In accordance with this standard, revenues are recognized based on an amount that reflects the consideration which an entity expects to be entitled for the transfer of goods or services to a customer. The guidelines of IFRS 15 consider a more structured approach to measure and recognize revenue.

This standard is applicable to all entities and will replace all current requirements related to revenue recognition. Retrospective adoption, total or modified, is mandatory to periods beginning on January 1, 2017 or after. Earlier adoption is permitted, but it is under analysis for regulatory entities in Brazil. The Company is evaluating the impact of adopting this standard in its consolidated financial statements.

IFRS 11 – Accounting for Acquisition of Interests in Joint Operations – Amendment

On May 2014, IASB issued amendments to IFRS 11, which demands that a joint operator that is accounting an acquisition of equity interest in which the joint operation activity constitutes a business, applied the guidelines according to IFRS 3 for business combination accounting. The amendments also clarify that an equity interest previously held in a joint operation is not remeasured on an additional acquisition of interest in the same joint operation while the joint control is held. Additionally, the amendments are not applied when the parties sharing the control, including the reporting entity, are under common control of the parent company.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The amendments are applicable to both the acquisition of the final equity interest in a joint operation and on the acquisition of any additional equity interest in the same joint operation. This standard will be in force prospectively to periods beginning on January 1, 2017 or after. Early adoption in Brazil is not permitted by regulatory entities. The Company is evaluating the impact of adopting this standard in its consolidated financial statements.

IAS 16 and IAS 38 – Clarification of Accountable Methods of Depreciation and Amortization – Amendment

On May 2014, IASB issued amendments to clarify guidelines of IAS 16 and IAS 38, that revenue reflects a model of economic benefits generated from operation of business (of which the asset is a part), instead of economic benefits generated from the use of the asset. As a result, a method based on revenue cannot be used for property, plant and equipment depreciation purposes and may be used only under very limited circumstances to amortize intangible assets. The amendments will be in force prospectively to amortize intangible assets fiscal years beginning on January 01, 2016 or after. The Company does not expect impact on its consolidated financial statements, since the Company does not use a method based on revenue to depreciate non-current assets.

IFRS 16 - Leases

On January 2016, the IASB issued the final verison of IFRS 16 – Leases, which superseds IAS 17 – Leases, wich will be applicable to periods beggining on January 01, 2019. Early adoption will be permited for entities which also apply IFRS 15 – Revenue from Contracts with Customers. The adoption of this standard will affect mainly property, plant and equipment and financial liabilities, as the treatment between financial and operational lease will no longer exists, being the leases treated in a similar way of the financial lease as per IAS 17. The Company is evaluating the impact of adopting this standard in its consolidated financial statements

40.         SUBSEQUENT EVENTS

40.1.     Acquisition of the frozen distribution business of Qatar National Import and Export Co. (“QNIE”)

On October 05, 2015, BRF announced to the market that it has signed a MOU with QNIE for the acquisition of a part of QNIE’s frozen distribution business in the State of Qatar (the “Business”), which is one of BRF products distributor in Qatar for more than 40 years.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The transaction totaled US$146,162 (equivalent to R$589,135) paid in cash. This amount was subjected to certain conditions precedent related to the business, which were satisfied and the business is controlled by BRF since January 01, 2016.

The transaction consists in the acquisition of certain assets from QNIE by Federal Foods Qatar Ltd., which is an indirectly subsidiary controlled by BRF. The acquired assets comprises mainly the client relationship, finished goods, non-compete agreement and other agreements, which constitute the acquisition of the frozen distribution business in the State of Qatar.

In order to attend the requirements of CVM Deliberation 665/11, BRF will prepare a fair value report of the acquired assets and assumed liabilities in order to allocate the purchase price. Management expects to complete this report in 2016, when the final purchase price allocation will be determined as well as its accounting impacts.

40.2.     Renegotiation of the joint venture with Mondelez Lacta e Mondelez

On January 18, 2016, BRF announced to the Market that it has renewed its agreement for the joint venture with Mondelez Lacta Alimentos Ltda. and Mondelez Brasil Ltda. (together “Mondelez”), which were subjected to the approval of the competent regulatory authorities (obtained on February 02, 2016) and provides that: i) Mondelez will be the entity reponsible for producing the Philadelphia cream cheese; ii) BRF will continue to distribute and sell the Philadelphia cream cheese; and iii) BRF will be the only shareholder of K&S Alimentos S.A).

40.3.     Business combination with Golden Foods Siam (“GFS”)

On December 01, 2015, BRF announced to the market that, through its fully-owned subsidiary BRF Gmbh, has signed an agreement to acquire control of GFS (“transaction”). The transaction comprised the acquisition of 100% of equity interest in Golden Foods Sales Ltd. and Golden Foods Siam Europa, both located in the United Kingdom, 48,2% of equity interest in Golden Foods Poultry Ltd. and 73,31% of indirect equity interest in Golden Poultry Siam Ltd., both located in Thailand.

On January 26, 2016 the conditions precedent were satisfied and BRF concluded the transaction in the amount of US$348,704 (equivalent to R$1,411,828), which should be further adjusted according to certain conditions set out in the agreement.

GFS is one of the production poultry Market leader in Thailand, with an integrated operation and present in more than 15 global markets.

In order to attend the requirements of CVM Deliberation 665/11, BRF will prepare a fair value report of the acquired assets and assumed liabilities in order to allocate the purchase price. Management expects to complete this report in 2016, when the final purchase price allocation will be determined as well as its accounting impacts.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

40.4.     Business combination with Universal Meats (UK) Ltd. (“Universal”)

On December 01, 2015, BRF announced to the Market that, through its subsidiary BRF Invicta Limited (“BRF Invicta”), it has signed a binding Memorandum of Understanding (“MOU”) to the acquisition of the total shares issued by Universal (“transaction”). Universal is a food distributor in the United Kingdom with focus in the food service segment.

On February 01, 2016 the conditions precedent set out in the MOU were satisfied and BRF concluded the transaction in the amount of GBP31,802 (equivalent to R$182,284), which should be further adjusted according to certain conditions set out in the agreement.

In order to attend the requirements of CVM Deliberation 665/11, BRF will prepare a fair value report of the acquired assets and assumed liabilities in order to allocate the purchase price. Management expects to complete this report in 2016, when the final purchase price allocation will be determined as well as its accounting impacts.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

41.         APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements were approved by the Board of Directors on February 25, 2016.

BOARD OF DIRECTORS

Chairman (Independent)	Abilio dos Santos Diniz
Vice-Chairman (Independent)	Renato Proença Lopes

Independent Member	Henri Philippe Rechstul
Board Member	José Carlos Reis de Magalhães Neto
Independent Member	Luiz Fernando Furlan
Independent Member	Manoel Cordeiro Silva Filho
Independent Member	Paulo Guilherme Farah Correa
Independent Member	Walter Fontana Filho
Board Member	Vicente Falconi Campos

FISCAL COUNCIL

Independent Member	Attilio Guaspari
Members	Marcus Vinicius Dias Severini
Independent Members	Reginaldo Ferreira Alexandre
AUDIT COMITTEE
Comittee Coordinator	Sérgio Ricardo Silva Rosa
Independent Members	Walter Fontana Filho
External Member and Financial Specialist	Fernando Maida Dall Acqua
Independent Members	Paulo Guilherme Farah Correa

BOARD OF EXECUTIVE OFFICERS

Chief Executive Officer Global	Pedro de Andrade Faria
Vice President of Finance, and Investor Relations	Augusto Ribeiro Junior
Vice President of Quality and Management	Gilberto Antônio Orsato
Vice President of Supply Chain	Hélio Rubens Mendes dos Santos
Vice President of Legal and Relationships	José Roberto Pernomian Rodrigues
Vice President of People	Rodrigo Reghini Vieira
Vice President of Business (General Manager Brazil)	Flavia Moyses Faugeres
Vice President of Business (General Manager LATAM)	José Alexandre Carneiro Borges
Vice President of Business (General Manager Middle East and Africa)	Patricio Santiago Rohner
Vice President of Business (General Manager Europe)	Roberto Banfi
Vice President of Business (General Manager Asia)	Simon Cheng

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2015 and 2014

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Marcos Roberto Badollato Controller	Joloir Nieblas Cavichini Accountant – CRC 1SP257406/O-5

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) FINANCIAL STATEMENTS Year ended December 31, 2015 and 2014

OPINION OF THE FISCAL COUNCIL

The Fiscal Council of BRF S.A., in fulfilling its statutory and legal duties, reviewed:

(i)     the financial statements (parent company and consolidated) for the fiscal year ended on December 31, 2015.

(ii)    the Management Report; and

(iii)  the report issued without qualification by Ernst&Young Auditores Independentes S.S.on February 25, 2016;

Based on the documents reviewed and on the explanations provided, the members of the Fiscal Council, undersigned, issued an opinion that the financial statements and the management report appropriately are presented in a position to be considered by the Annual General Meeting.

São Paulo, February 25, 2016.

Attílio Guaspari

Independent Member

Marcus Vinicius Dias Severini

Fiscal Council Member

Reginaldo Ferreira Alexandre

Fiscal Council Member

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) FINANCIAL STATEMENTS Year ended December 31, 2015 and 2014

Summarized Annual Report of the Audit Committee

Activities of the Audit Committee

The committee was elected on April 3, 2014, pursuant to the meeting of the Board of Directors, subsequently meeting ordinarily on a monthly basis as well as holding a further nine extraordinary meetings. The principal topics of discussion are described in the following paragraph. The Audit Committee also met privately on two occasions with the independent auditors and discusses the principal issues monitored during the year on a monthly basis with the Board of Directors.

Issues discussed by the Audit Committee

The Audit Committee met with the vice chairman, directors of the company, the area for prevention of fraud, the internal and independent auditors in order to gain an understanding of the processes, internal controls, possible deficiencies and eventual plans for improvement as well as issuing its recommendations to the Board of Directors and Executive Board. The principal issues discussed at these meetings were: Discussion and approval of the annual internal audit plan; Monitoring the points identified by the auditors during the course of their work, justification and eventual action plans of those responsible in the more important cases in onsite meetings; Decision on the schedule for the Internal Audit Work Plan; Analysis of the Related Parties Policy; Evaluation and discussion of the  internal audit’s performance;  Understanding the planning of the outside audit and principal conclusions in the reports which review the quarterly and annual information; Discussion of the recommendations listed in the internal controls letter; Discussion and recommendations for approval of the quarterly and annual financial statements; Monitoring of the conditions of independence of the external audit in executing the work; Approval for contracting the work of the External Auditor for auditing the subsidiary companies and due diligence in the Company’s M&A and New Businesses processes; Recommendations and achieving consensus on the constitution of the Company’s Area for Prevention of Fraud; Monitoring the investigative processes and recommendation of Action Plans; Discussion of internal controls processes; Analysis and recommendation for mapping the Company’s risks; Recommendation for improvements in the Whistle Blowing Channel process; Verification of the policy and compliance with the anticorruption law in the Company; Analysis of BRF’s quarterly and annual financial statements and respective information for disclosure to the market:  Analysis and discussion of the provisions, contingent liabilities and assets in accordance with the pertinent regulation.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) FINANCIAL STATEMENTS Year ended December 31, 2015 and 2014

Audit Committee’s Opinion

In the exercising of its legal and statutory duties, BRF’s Audit Committee has examined the financial statements (parent company and consolidated) for the fiscal year ending December 31, 2015; the Management Report; and the report issued without qualification by Ernst & Young Auditores Independentes S.S.

There were no instances of significant divergences between the Company’s management, the independent auditors and the Audit Committee with respect to the Company’s Financial Statements.

Based on the examined documents and the clarifications rendered, the undersigned members of the Audit Committee are of the opinion that the financial statements in all material respects are fairly presented and should be approved.

São Paulo, February 25, 2016.

Sérgio Ricardo Silva Rosa

Audit Committee Coordinator

Walter Fontana Filho

Independent Member

Fernando Maida Dall Acqua

External Member and Financial Specialist

Paulo Guilherme Farah Correa

Independent Member

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) FINANCIAL STATEMENTS Year ended December 31, 2015 and 2014

OPINION OF EXECUTIVE BOARD ON THE CONSOLIDATED

FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR’S REPORT

In compliance with the dispositions of sections V and VI of article 25 of CVM Instruction No. 480/09, the executive board of BRF S.A., states:

(i)     reviewed, discussed and agreed with the Company's consolidated financial statements for the fiscal year ended on December 31, 2015; and

(ii)    reviewed, discussed and agreed with opinions expressed in the Ernst&Young Auditores Independentes S.S. reported on the Company's consolidated financial statements for the fiscal year ended on December 31, 2015.

São Paulo, February 25, 2016.

Pedro de Andrade Faria

Chief Executive Officer Global

Augusto Ribeiro Junior

Vice President of Finance, and Investor Relations

Gilberto Antônio Orsatto

Vice President of Administration and Human Resources

Hélio Rubens Mendes dos Santos

Vice President of Supply Chain

José Roerto Pernomian Rodrigues

Vice President of Legal and Corporate Relationships

Flávia Moyses Faugeres

Vice President of Business (General Manager Brazil)

José Alexandre Carneiro Borges

Vice President of Business (General Manager LATAM)

Patrício Santiago Rohner

Vice President of Business (General Manager Middle East and Africa)

Roberto Banfi

Vice President of Business (General Manager Europe)

Rodrigo Reghini Vieira

Vice President of People

Simon Cheng

Vice President of Business (General Manager Asia)